                            SCHEDULE 14A INFORMATION

           Supplement to Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      / /        Definitive Proxy Statement
      /X/        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section 240.14a-11(c) or
                 Section 240.14a-12

          ILLINOIS SUPERCONDUCTOR CORPORATION
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
                    (Name of Person(s) Filing Proxy Statement,
                           if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                                                                       George Calhoun
                                                              Chief Executive Officer

                                                                    June 8, 2000

Dear Stockholder:

    Our annual stockholders' meeting has been rescheduled to June 30, 2000. Further, we have changed the record date for shareholders entitled to vote at the meeting to the close of business on June 6, 2000. I am writing to explain why we made these scheduling changes and also to invite you to a conference call we will be holding on June 13 (details below).

    We previously adjourned the annual meeting from its original May 15 date for two reasons. First, we were required to update our original proxy statement to give you a description of our proposed acquisition of Spectral Solutions, Inc. ("SSI"), a superconducting filter company with expertise in thin film and tower-mounted applications. Second, we needed more time to reach a number of stockholders and former stockholders from whom we had not heard. This is because with two of the proposals, brokers do not have the discretion to vote shares without receiving specific instructions from their customers. These two proposals -- authorizing the issuance of more stock, and amending the stock option plan -- are vital to the Company's ability to execute its business plan. The SSI transaction provides the latest example of this, since we will be acquiring SSI by issuing 3.5 million shares of our common stock.

    Nearly two months have passed since the original record date, April 10, and we have seen unusually heavy trading activity in the interim. Many stockholders as of that date no longer hold an interest in the Company, so they do not have an incentive to vote. And investors who have come into our stock after April 10 could not vote on the important proposals requiring stockholder attention. As a result, while the proxies submitted to date have been solidly supportive of the proposals, the process of attracting proxies representing a majority of the outstanding shares has been unusually time-consuming and expensive. WE FELT THAT THE SENSIBLE AND FAIR SOLUTION WAS TO RESET THE RECORD DATE TO JUNE 6, 2000, SO THAT A MORE-CURRENT STOCKHOLDER LIST COULD BE USED TO SOLICIT VOTES.

    Because of the new record date, we are re-circulating our proxy statement as well as a new proxy card and a supplement to the proxy statement. PLEASE PROMPTLY SUBMIT THIS PROXY CARD AND VOTE YOUR SHARES FOR ALL FOUR PROPOSALS. (Although any previously submitted and unrevoked proxy card should still be effective for stockholders who have not changed their share ownership or brokerage accounts, we encourage everyone to use the new proxy card as an extra precaution to make sure that your vote is counted.) We apologize for any inconvenience to those of you who may be receiving this solicitation for a second time.

    Since your support for these proposals is so important to the Company, I want to invite you to a conference call I will conduct on Tuesday, June 13, at 10:00 a.m. Eastern time. The call-in numbers will be 800-260-0719 (calling from the U.S.) or 612-332-0226 (calling from outside the U.S.); ask for the "ISC Conference Call." The call will also be simultaneously broadcast via the internet, accessible from isc.com. A recording of the conference call will be available for replay for 30 days at 800-475-6701 (calling from the U.S.) and 320-365-3844 (calling from outside the U.S.), access code 522312.

    To raise questions about the annual meeting or request additional copies of the solicitation materials or the proxy card, please contact our proxy solicitor:

                            MACKENZIE PARTNERS, INC.
                                156 Fifth Avenue
                            New York, New York 10010
                        (800) 322-2885 (call toll-free)
                         (212) 929-5500 (call collect)
                           (212) 929-0308 (facsimile)
                    www.proxy@mackenziepartners.com (e-mail)

    We continue to be excited about the Company's potential, and we believe that approval of the proposals at the annual meeting and the closing of the SSI transaction will be important steps to help us realize that potential. We appreciate your continued interest and support.

                                           Sincerely,

                                           [SIGNATURE]

                                           George C. Calhoun
                                           Chief Executive Officer

                                     [LOGO]

                            ------------------------

            NOTICE OF RESCHEDULING OF ANNUAL MEETING OF STOCKHOLDERS
                                TO JUNE 30, 2000

                             ---------------------

To the Stockholders of
Illinois Superconductor Corporation:

    Notice is hereby given that the Annual Meeting of Stockholders of Illinois Superconductor Corporation (the "Company"), a Delaware corporation, has been rescheduled and will now be held at the offices of Sonnenschein Nath & Rosenthal, located at 8000 Sears Tower, Chicago, Illinois 60606, on June 30, 2000, beginning at 10:00 a.m. local time. The rescheduled meeting will be for the same purposes as the originally scheduled meeting, which are:

    (1) To elect two Class I directors to the Company's board of directors;

    (2) To approve the amendment and restatement of the Company's Certificate of Incorporation, as amended, to increase the Company's authorized capital stock to 250,300,000 shares, consisting of 250,000,000 shares of Common Stock and 300,000 shares of Preferred Stock;

    (3) To approve the amendment and restatement of the Company's Amended and Restated 1993 Stock Option Plan, as amended;

    (4) To ratify the appointment by the board of directors of Ernst & Young LLP as the independent auditors of the Company's financial statements for the fiscal year ending December 31, 2000; and

    (5) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The board of directors has fixed the close of business on June 6, 2000 as the new record date for determining stockholders entitled to notice of, and to vote at, the rescheduled meeting. Only stockholders of record of the Company as of the close of business on June 6, 2000 will be entitled to vote at the meeting.

    If you have questions about the annual meeting or would like additional copies of the Proxy Statement or the proxy card, you should contact our proxy solicitor:

                            MACKENZIE PARTNERS, INC.
                                156 Fifth Avenue
                            New York, New York 10010
                        (800) 322-2885 (call toll free)
                         (212) 929-5500 (call collect)
                           (212) 929-0308 (facsimile)
                    www.proxy@mackenziepartners.com (e-mail)

                                                       By Order of the Board of Directors,

                                                       /s/ CYNTHIA QUIGLEY
                                                       ---------------------------------
                                                       CYNTHIA QUIGLEY
                                                       Secretary

                      ILLINOIS SUPERCONDUCTOR CORPORATION
                               451 KINGSTON COURT
                          MT. PROSPECT, ILLINOIS 60056

                            ------------------------

            SUPPLEMENT TO PROXY STATEMENT FOR THE ANNUAL MEETING OF
                   SHAREHOLDERS RESCHEDULED FOR JUNE 30, 2000
                                  JUNE 8, 2000

    The following information supplements the proxy statement, dated April 13, 2000 (the "Proxy Statement"), of Illinois Superconductor Corporation (the "Company") furnished to shareholders of the Company in connection with the solicitation of proxies on behalf of the board of directors of the Company for use at the Company's 2000 Annual Meeting of Shareholders. The meeting was commenced at the Renaissance Chicago Hotel, One West Wacker, Chicago, Illinois 60601, on May 17, 2000 at 1:00 P.M. and was adjourned to the offices of Sonnenschein Nath & Rosenthal, 8000 Sears Tower, Chicago, Illinois 60606, on June 15, 2000 at 1:00 P.M. The Company has rescheduled the meeting to June 30, 2000. The June 30 meeting will also be held at Sonnenschein's offices at 10:00 A.M. Proxies are being solicited for the June 30 meeting and at any adjournments or postponements thereof. The purposes of the annual meeting are as stated in the notice of annual meeting of shareholders, dated April 13, 2000, which accompanied the Proxy Statement. This supplement should be read in conjunction with the Proxy Statement.

    In connection with rescheduling the meeting, the Company also fixed June 6, 2000 as the new record date for that meeting. Only holders of record of shares of the Company's common stock as of the close of business on June 6, 2000, are entitled to receive notice of and to vote at the rescheduled annual meeting.

    As of the new record date, the Company had outstanding 30,843,916 shares of Common Stock, par value $.001 per share, including attached preferred stock purchase rights (the "Common Stock"). Each of the outstanding shares of Common Stock is entitled to one vote on all matters to come before the Annual Meeting. As of the new record date, none of the Company's Preferred Stock, par value $.001 per share (the "Preferred Stock"), was outstanding.

    Stockholder List. A list of stockholders entitled to vote at the rescheduled Annual Meeting, arranged in alphabetical order, showing the address and number of shares registered in the name of each stockholder, will be open to the examination of any stockholder for any purpose germane to the Annual Meeting during ordinary business hours commencing on the date hereof and continuing through the date of the Annual Meeting at the principal offices of the Company, 451 Kingston Court, Mt. Prospect, Illinois 60056.

    If you were not a stockholder as of April 10, 2000, it is very important that you return a properly executed and completed proxy card. Alternatively, if you were a stockholder as of April 10, 2000, continue to be a stockholder as of June 6, 2000, have not changed your share ownership or brokerage accounts and you previously returned a fully competed and duly executed proxy card in connection with the annual meeting, that proxy remains and will remain effective unless you have revoked or subsequently revoke that proxy. IN ANY EVENT, BECAUSE OF THE SIGNIFICANCE OF THE MATTERS TO BE VOTED UPON AT THE ANNUAL MEETING, AND IN ORDER TO AVOID ANY POTENTIAL CONFUSION, WE ENCOURAGE ALL STOCKHOLDERS TO RETURN A FULLY COMPLETED AND PROPERLY EXECUTED PROXY CARD IN THE ATTACHED ENVELOPE.

    THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED THEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED ON THE PROXY, "FOR" THE PROPOSAL TO APPROVE THE CHARTER AMENDMENT, "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S 1993 STOCK

OPTION PLAN, AND "FOR" RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY'S FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

    THE COMPANY BELIEVES THAT APPROVAL OF EACH OF THE PROPOSALS TO BE CONSIDERED AT THE ANNUAL MEETING ARE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS, AND ACCORDINGLY REITERATES ITS RECOMMENDATION THAT THE STOCKHOLDERS VOTE IN FAVOR OF THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK AND EACH OF THE OTHER PROPOSALS, AND FOR EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS.

    To raise questions about the annual meeting or request additional copies of the Proxy Statement, this supplement or the proxy card, please contact our proxy solicitor:

                            MACKENZIE PARTNERS, INC.
                                156 Fifth Avenue
                            New York, New York 10010
                        (800) 322-2885 (call toll free)
                         (212) 929-5500 (call collect)
                           (212) 929-0308 (facsimile)
                    www.proxy@mackenziepartners.com (e-mail)

                     RECENT DEVELOPMENTS -- THE SSI MERGER

    One of the matters that will be voted on at the annual meeting is the proposal to amend and restate the Company's Certificate of Incorporation, as amended, to increase the Company's authorized capital stock to 250,300,000 shares, consisting of 250,000,000 shares of Common Stock and 300,000 shares of Preferred Stock (the "Charter Amendment"). As noted in the Proxy Statement, increasing the Company's authorized capital stock will facilitate the Company's pursuit of strategic business opportunities. One such strategic business opportunity that the Company has been pursuing is the proposed merger (the "Merger") of SSI Acquisition Corp., a Colorado corporation and a wholly-owned subsidiary of the Company ("Sub"), with and into Spectral Solutions, Inc., a Colorado corporation ("SSI"). Although approval by the Company's stockholders is not required to approve the Merger, a vote "for" the Charter Amendment to increase the number of authorized shares of the Company's common stock will enable the Company to consummate the Merger.

         SUMMARY TERM SHEET FOR ACQUISITION OF SPECTRAL SOLUTIONS, INC.

    On May 17, 2000, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with Sub, SSI, and certain stockholders of SSI. Under the Merger Agreement, the Company will acquire SSI through a merger of Sub with and into SSI. Following the Merger SSI, as the surviving corporation, will become a wholly-owned subsidiary of the Company. The following are the most material terms of the proposed Merger:

-- In the Merger, a total of 3,500,000 shares of the Company's Common Stock are to be issued to stockholders of SSI (including shares reserved for issuance upon SSI Stock Options and 111,111 shares issuable to Falkenberg Capital Corporation for its services as SSI's financial advisor in connection with the Merger). These shares of the Company's Common Stock have a value of approximately $20,671,700, based on the $5.9062 per share closing price of the Company's Common Stock on the date that the Merger Agreement was executed (May 17, 2000). Each share of SSI's non-voting common stock and each share of SSI voting preferred stock will be converted into approximately 0.17476 shares of the Company's Common Stock (subject to reduction in the event of certain permitted issuances of SSI capital stock). See "Proposal to Approve Charter Amendment to Increase Capital Stock of the Company and the Merger of SSI Acquisition Corp. with and into Spectral Solutions, Inc. -- Material Terms of the Merger; the Merger Agreement -- Merger Consideration; Conversion of Securities" in this Supplement to Proxy Statement.

-- Before the closing of the Merger can occur, the Company must increase the number of authorized but unreserved and unissued shares of Common Stock so that it can validly issue shares of its Common Stock in the Merger. See "Proposal to Approve Charter Amendment to Increase Capital Stock of the Company and the Merger of SSI Acquisition Corp. with and into Spectral Solutions, Inc. -- Vote Required for Approval of the Merger" in this Supplement to Proxy Statement.

-- The Company and the other parties to the Merger Agreement have agreed to customary representations, warranties, covenants and conditions in the Merger Agreement. 5% of the shares issuable to SSI's stockholders will be held in escrow until March 31, 2001 (or, if earlier, thirty days after the Company receives its audited financial statements for fiscal 2000) to fund indemnification claims. Furthermore, SSI's principal stockholders (holding in excess of 85% of the outstanding SSI stock) have also agreed to indemnify the Company for their pro rata share of any such claims to the extent that damages exceed the escrowed amount. See "Proposal to Approve Charter Amendment to Increase Capital Stock of the Company and the Merger of SSI Acquisition Corp. with and into Spectral Solutions, Inc. -- Material Terms of the Merger; the Merger Agreement" in this Supplement to Proxy Statement.

-- In connection with the Merger Agreement, certain stockholders of SSI (holding in excess of 85% of the outstanding capital stock of SSI) have entered into Option and Exclusive Dealing Agreements (the "Option Agreement") with the Company. Under these agreements, these SSI stockholders have:

    -- Agreed to vote in favor of the Merger and against certain other prospective proposals which would impede or prevent the Merger;

    -- Granted the Company a proxy to vote their SSI capital stock in accordance with the Merger Agreement; and

    -- Granted the Company an option to purchase their SSI capital stock for the same price which would be payable for such shares if the Merger was consummated (the "Option"). The Option is exercisable on or after June 30, 2000 (or earlier in the event the Merger Agreement is terminated under certain circumstances).

    THIS SUMMARY TERM SHEET IS A SUMMARY OF A FEW OF THE MOST MATERIAL TERMS OF THE MERGER. YOU SHOULD READ THE INFORMATION UNDER "PROPOSAL TO APPROVE CHARTER AMENDMENT TO INCREASE CAPITAL STOCK OF THE COMPANY AND THE MERGER OF SSI ACQUISITION CORP. WITH AND INTO SPECTRAL SOLUTIONS, INC." IN THIS SUPPLEMENT TO PROXY STATEMENT FOR A MORE COMPLETE DISCUSSION OF THE MERGER.

PROPOSAL TO APPROVE CHARTER AMENDMENT TO INCREASE CAPITAL STOCK OF THE COMPANY AND THE MERGER OF SSI ACQUISITION CORP. WITH AND INTO SPECTRAL SOLUTIONS, INC.

    Pursuant to the Merger Agreement, the Company will acquire SSI through the merger of Sub with and into SSI. The Merger shall become effective upon the satisfaction or waiver of the conditions set forth in Article VII of the Merger Agreement and the filing of articles of merger with the Secretary of State of the State of Colorado (the "Effective Time"). At the Effective Time, Sub will cease to exist and SSI will continue to exist as a wholly-owned subsidiary of the Company.

    The parties to the Merger Agreement agreed that the consideration to be exchanged for all of the outstanding shares of capital stock and stock options of SSI would consist of 3,500,000 shares of Company Common Stock (including 111,111 shares issuable to Falkenberg Capital, SSI's financial advisor in connection with the Merger), having a value of $20,671,700 based on the $5.9062 per share closing price of the Company's Common Stock on May 17, 2000 (the date on which the Merger Agreement was executed) as reported on the National Association of Securities Dealers' electronic bulletin board.

PARTIES TO THE MERGER AGREEMENT

    The Merger Agreement was entered into on May 17, 2000 by and among the Company, SSI Acquisition Corp., a wholly-owned subsidiary of the Company, SSI, Russell Scott III, and certain other stockholders of SSI (who collectively own in excess of 85% of the outstanding capital stock of SSI).

    THE COMPANY. The Company is headquartered at 451 Kingston Court, Mt. Prospect, Illinois 66056, (847) 391-9400. The Company is a leader in the commercialization of high performance filter technology for the wireless telecommunications industry. The Company manufactures and markets radio frequency products which enhance the quality and coverage of cellular telephone, PCS and other wireless telecommunications services. The Company maintains a website at http://www.ilsc.com. Further information regarding the Company can be found in the Company's Form 10-K, which was mailed to the Company's stockholders with the Proxy Statement, and in Annex C to this Supplement (which includes a copy of the Company's Quarterly Report on Form 10-Q for the period ended
March 31, 2000).

    SSI. The address of SSI's executive offices is 740 South Pierce Avenue, Louisville, Colorado 80027, (303) 664-6060. SSI is privately-held company that develops cryogenic superconducting radio frequency ("RF") front-end systems for the wireless industry. SSI has recently introduced the industry's first commercial tower-mounted superconducting system incorporating a superconducting receiver filter and a cryogenic low-noise amplifier ("LNA"). SSI has pioneered the development of a super-cooled receive enhancer that can significantly expand a wireless network's coverage and call quality. Combining the latest in advanced filtering and low noise amplifier technologies, SSI offers the first self-contained, high volume manufacturable, tower-top unit that operates in all weather conditions. SSI maintains a website at http://www.spectralsolutions.com.

    SSI is the successor to the business of Superconducting Core
Technologies, Inc. ("SCT"). SCT was founded in the late 1980s at about the time high temperature superconducting was first discovered. SCT in February 1998 ceased commercial operation, and filed for bankruptcy protection in September 1998. SSI purchased all of SCT's assets out of bankruptcy and succeeded to its businesses in April 1999.

    OTHER PARTIES. Other parties to the Merger include (i) Sub, (ii) Russell Scott III and (iii) certain of the other stockholders of SSI (collectively with Scott, the "Principal Stockholders"). The Principal Stockholders hold more than 85% of the capital stock of SSI and have each agreed to vote in favor of the Merger and have granted ISC a proxy to vote the Principal Stockholders' shares in favor of the Merger.

SSI'S CAPITAL STOCK

    The authorized capital stock of SSI consists of 20,000,000 shares of voting preferred stock, par value $0.001 per share, and 10,000,000 shares of non-voting common stock, par value $0.001 per share. There are issued and outstanding 14,284,147.65 shares of SSI preferred stock owned of record and beneficially by 22 persons, and there are issued and outstanding, assuming full dilution, 4,747,233.35 shares of SSI common stock owned of record and beneficially by 17 persons. SSI also has outstanding stock options to purchase an aggregate of 360,000 shares of SSI's non-voting common stock which are owned by 6 option holders. Pursuant to the Merger Agreement, SSI has the right, under certain circumstances, to issue additional shares of its capital stock, however, the issuance of such additional shares will not increase the aggregate consideration issuable by the Company in the Merger.

BACKGROUND OF THE MERGER

    The Company had a series of preliminary discussions with SCT, SSI's predecessor, in late 1997 through early 1998, to explore a potential merger of the two companies. Although the Boards of Directors of each of the two companies were apprised of these discussions, the discussions never resulted in a formal agreement or proposal and these discussions were abandoned in early 1998. The parties continued to have some informal contact thereafter, but none of these contacts resulted in any formal discussions, proposals or agreements between the parties, and the Company did not participate in SCT's bankruptcy proceedings.

    In December, 1999, Mark Brodsky, Chairman of the Company, was approached by SSI regarding a potential transaction, by Robert Paige, a member of SSI's Board of Directors. In January 2000, Mr. Paige followed up his conversations with Mr. Brodsky with a brief discussion regarding a potential transaction with George Calhoun, Chief Executive Officer of the Company. A follow-up conversation was had shortly thereafter between Mr. Calhoun, on behalf of the Company, and Mr. Paige and Richard Herring (SSI's Chief Executive Officer), on behalf of SSI, and the parties agreed to begin preliminary due diligence.

    On January 19-20, 2000, Mr. Calhoun, accompanied by other Company technical experts, traveled to SSI's headquarters in Louisville, Colorado for business due diligence sessions, strategic planning and a plant tour. On January 27, 2000, Mr. Herring, Michael Cromar (SSI's chief technical officer) and Shawn Doyle (SSI's officer in charge of marketing and sales) traveled to the Company's executive offices to discuss the Company with its management and for a plant tour.

    On February 2 through February 3, 2000, Messrs. Herring and Paige, accompanied by other SSI personnel, met with Messrs. Brodsky and Calhoun, as well as Samuel Perlman, a director of the Company, and Cynthia Quigley, the Company's Chief Financial Officer, to discuss substantive terms of a proposed transaction between SSI and the Company. This meeting did not result in an agreement as to the definitive terms of a transaction, and the parties continued to discuss terms. During this period, the Company performed further business due diligence of SSI, including further on-sight due diligence on February 25-26.

    On February 26, 2000, the parties reached a preliminary agreement on the terms of the transaction, and on March 3, 2000, the Company circulated its first draft of the Merger Agreement. Drafts of the additional documents were circulated shortly thereafter. During the months of March, April and May, the Company (assisted by the law firm of Sonnenschein Nath & Rosenthal) and SSI (assisted by its financial advisor, Falkenberg Capital, and the law firms of Gould & Ratner and Gelt, Paddison & Zinn, P.C.) negotiated the provisions of the applicable agreements. The parties also continued to perform business, financial and legal due diligence. During late April and early May, drafts of the documents were distributed to certain key outside stockholders of SSI who the Company had determined were required signatories.

    On April 28, 2000, the Board of Directors of the Company held a telephonic meeting at which the terms of the proposed transaction were extensively discussed. Mr. Calhoun discussed the merits of the transaction and management's views regarding the advantages of pursuing the transaction. Mr. Brodsky then informed the Board regarding the status of the negotiations, and discussed the open issues, which included the scope and terms of the indemnity obligations of the SSI Stockholders and the willingness of certain SSI stockholders to sign the agreement. After an extensive discussion, the Board approved the Company's entry into the transaction, subject to the resolution of the open issues in a manner acceptable to Messrs. Brodsky and Calhoun. Following several more weeks of negotiations regarding these issues with SSI and certain of its shareholders, the final terms of the Merger Agreement were agreed upon on May 17, 2000 and the parties executed the Merger Agreement as well as the Option and Exclusive Dealing Agreements. The Company issued a press release announcing its entry into the Merger Agreement on May 17, 2000.

REASONS FOR ENGAGING IN THE MERGER

    The Company is proposing to acquire SSI because the Company believes:

-- SSI's products will enhance the Company's current product portfolio for the wireless industry, particularly through its tower-mounted configurations;

-- SSI offers a strong patent portfolio which will enhance the Company's patent position, particularly with respect to tower-mount configurations;

-- SSI brings strong management and highly regarded technical talent, which will help build the Company's organization and address its strategic opportunities more efficiently. Among SSI's key personnel are:

    -- Dr. Richard Herring, President of SSI, who has nearly 40 years of technical and management experience in cryogenics, superconducting applications and aerospace, including a number of years at Ball Aerospace;

    -- Michael Cromar, the chief technical officer of SSI, who is one of the leading technologists in the field of superconducting applications for wireless networks and leads a technical team that has been working together for several years developing wireless superconducting RF front-end products; and

    -- Shawn Doyle, SSI's Vice President of Sales and Marketing, who previously was Vice-President of Sales for Wireless Networks at Nortel, and later held the same position at Trition Network Systems, a broadband wireless start-up company; and

-- The acquisition will make the Company the only superconducting company in the world with both thick-film and thin-film technology, allowing it to better serve the diverse needs of the wireless industry as it moves from Second Generation (2G) to Third Generation (3G) wireless technology.

    The Company's Board of Directors approved the Merger Agreement after concluding that the Merger was in the best interests of the Company and its stockholders and determining that the terms and conditions in the Merger Agreement are fair. In reaching this conclusion, the Board considered various factors, including the following:

--  The terms and conditions of the Merger Agreement;

-- SSI's assets, obligations, operations, and prospects and those of the industry in which SSI and the Company compete;

-- SSI's management and technical strengths and the management and technical needs of the Company;

--  Emerging trends in the superconductor market;

--  An analysis of the wireless telecommunications equipment industry generally;

-- A determination that certain of the technology employed by SSI in its core business would be helpful in developing the technology employed in the Company's core business;

-- The potential difficulties in integrating the operations of the two companies; and

-- The added cash needs associated with acquiring SSI and operating a larger organization.

    In light of the variety of factors considered by the Board, the Board did not quantify or otherwise attempt to assign relative weights to the specific factors considered in making its determination to approve the Merger Agreement. However, in the view of the Board, the potentially negative factors considered by it were not sufficient, either individually or collectively, to outweigh the positive factors related to the Merger. The Board has not contracted with a financial advisor or other consultant for the purpose of securing a fairness opinion regarding the transactions contemplated in the Merger Agreement.

VOTE REQUIRED FOR APPROVAL OF THE MERGER

    Under Delaware law, the vote of the Company's stockholders is not required to approve the Merger. Nevertheless, it is a condition to the Closing of the Merger that the Company adopt an amendment to its Certificate of Incorporation to increase the number of authorized shares of capital stock, and that there be sufficient authorized but unreserved and unissued shares of Company Common Stock to permit the valid issuance of shares in the Merger. That amendment, which is more thoroughly discussed in the Proxy Statement, does require stockholder approval. The affirmative vote of a majority of the outstanding shares of Common Stock of the Company entitled to vote as of June 6, 2000 is required to approve the Charter Amendment and Merger. FAILURE TO VOTE ON THE PROPOSAL, EITHER BY FAILING TO COMPLETE AND RETURN THE ENCLOSED PROXY CARD OR FAILING TO VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS, WILL COUNT AS A VOTE AGAINST THE CHARTER AMENDMENT AND MERGER. The consummation of the Merger also requires the approval of the Board of Directors and a two-thirds vote of the issued and outstanding shares of SSI. The SSI Board has approved the Merger, the Merger Agreement, and the transactions contemplated thereby and at a meeting on May 31, 2000 SSI's stockholders also approved the Merger and the Merger Agreement.

DIFFERENCES IN RIGHT OF THE COMPANY'S SECURITY HOLDERS AS A RESULT OF THE MERGER

    The issuance of shares of the Company's Common Stock to SSI stockholders as consideration for the Merger will result in a dilution of the voting power of the shares of Common Stock held by the Company's current stockholders, in that there will be approximately 11.35% greater number of shares outstanding after the Merger (as compared to the shares outstanding on the record date), or 3.54% on a fully diluted basis (assuming conversion of all outstanding Convertible Notes and exercise of all outstanding options and warrants).

ACCOUNTING TREATMENT

    The Merger will be treated as a purchase for accounting and financial reporting purposes, in accordance with United States generally accepted accounting principles. Under this method of accounting, the assets and liabilities of SSI will be recorded on the Company's books at their estimated fair market value.

FEDERAL INCOME TAX TREATMENT

    Neither the Company nor the Company's stockholders will recognize gain or loss for federal income tax purposes as a result of the Merger.

MATERIAL TERMS OF THE MERGER; THE MERGER AGREEMENT

    The summary of the Merger Agreement set forth below highlights the material terms of the Merger Agreement and the Merger. A copy of the Merger Agreement is attached to this Supplement to Proxy Statement as Annex A. This description may not include all the information that interests you. We urge you to read the Merger Agreement carefully and in its entirety.

    GENERAL. Under the Merger Agreement, the Company will acquire SSI through the merger of Sub with and into SSI. SSI will survive the Merger as a wholly-owned subsidiary of the Company.

    The closing of the Merger will occur on the first business day immediately following the day upon which all conditions to the Merger have been satisfied or waived, or at such other time as the Company and SSI agree. Both SSI and Sub are Colorado corporations. The parties will file articles of merger, together with any other documents required by law to give effect to the Merger, with the Secretary of State of the State of Colorado. The Merger will become effective upon the filing of these documents (the "Effective Time"). We currently expect that the closing of the Merger will take place shortly after the Company's annual meeting, to the extent the proposed amendment of the Company's Certificate of Incorporation is approved, at that meeting.

    MERGER CONSIDERATION. In the Merger Agreement, the parties agreed that the consideration to be exchanged for all of the outstanding capital stock of SSI would consist of 3,500,000 shares of Common Stock of the Company (including shares reserved for SSI Stock Options and 111,111 shares issuable to Falkenberg Capital, SSI's financial advisor).

    CORPORATE GOVERNANCE MATTERS. The Articles of Incorporation of SSI, as in effect immediately prior to the Effective Time of the Merger, shall be amended as of the Effective Time without any further action on the part of SSI or Sub to read in its entirety as the Articles of Incorporation of Sub (except that the name of the surviving corporation shall be Spectral Solutions, Inc.), and, as so amended, such Articles of Incorporation shall be the Articles of Incorporation of the surviving corporation until thereafter changed or amended as provided therein or by applicable law. At the Effective Time and without any further action on the part of SSI or Sub, the Bylaws of Sub shall be the Bylaws of the surviving corporation. Upon the effectiveness of the Merger, Mark Brodsky will become the sole director of the surviving corporation and the officers of the surviving corporation will be as follows:

President                          George Calhoun
Secretary and Treasurer:           Cynthia Quigley
Assistant Secretary:               Samuel Perlman

    CONVERSION OF SECURITIES. Each holder of SSI common stock and preferred stock will receive for each share of such stock owned 0.17476 shares of Company Common Stock (subject to reduction in the event of certain permitted issuances of SSI Securities), plus cash for any fractional shares of Company Common Stock to which such holder is entitled. Notwithstanding the foregoing, the Company shall deposit into an escrow established pursuant to an escrow agreement among the Company, Russell Scott III, as Shareholder Representative, and an escrow agent 5% of the aggregate number of shares of Company Common Stock otherwise payable to holders of SSI securities. The escrowed shares will secure a portion of SSI's stockholders' indemnity obligations under the Merger Agreement. Furthermore, notwithstanding the foregoing, the number of shares of Company Common Stock to be issued to holders of SSI securities shall be equitably adjusted to the extent such adjustment is necessary to preserve the economic value of such shares as determined by an independent accounting firm selected by the Company in the event of a change in the number of outstanding shares of the Company's capital stock resulting from a stock dividend, stock split, reverse stock split, share combination, recapitalization, merger, consolidation, acquisition of property or shares, asset spin-off, split-off, reorganization, stock rights offering, liquidation or similar event, of or by the Company between May 17, 2000, and the date such shares are distributed.

    FRACTIONAL SHARES. The Company will not issue any fractional shares of its stock in the Merger. In lieu of issuing any fractional shares, the Company will pay cash to each holder of fractional shares, or will deposit cash into the escrow, as the case may be, in an amount equal to such fraction multiplied by the average closing price of the Company Common Stock for the ten consecutive trading days immediately preceding the second business day prior to the Effective Time as reported on the principal national stock exchange or automated quotation system of a national securities association on which the Company Common Stock is then listed or qualified for trading, or if the Company Common Stock is not then so listed, as reported on the National Association of Securities Dealers' electronic bulletin board.

    STOCK OPTIONS AND OTHER STOCK RIGHTS. All of SSI's obligations with respect to each outstanding option to purchase shares of SSI Common Stock, whether vested or unvested, shall be assumed by the Company under its Amended and Restated 1993 Stock Option Plan or another parallel plan adopted by the Company for this purpose. Each option assumed by the Company shall continue to have, and be subject to, similar terms and conditions set forth therein immediately prior to the Merger, except that such option shall be governed by the applicable Company Stock Option Plan, and such option will be exercisable for shares of the Company Common Stock. The number of shares of the Company Common Stock to be received upon exercise of an option and the option exercise price shall be appropriately adjusted in a manner similar to the method of conversion of currently outstanding shares of SSI Common Stock into shares of the Company Common Stock so that holders of options to purchase SSI Common Stock shall preserve the economic value of such options. For purposes of such adjustment in the number of shares of the Company Common Stock to be received and the exercise price of the options, the fair market value of the Company Common Stock shall be based on the closing price per share on the trading date immediately following the Effective Time, as reported on the National Association of Securities Dealers' electronic bulletin board (or in the Wall Street Journal if such closing price is reported therein), and the fair market value of the SSI Common Stock is based on the fair market value of the number of shares of the Company Common Stock issuable in exchange for each outstanding share of SSI Common Stock pursuant to the Merger Agreement.

    REPRESENTATIONS AND WARRANTIES. In the Merger Agreement, SSI, its principal stockholders, and the Company make representations and warranties about themselves and their businesses, including, but not limited to, the following:

    (i) By SSI and the principal stockholders of SSI as to:

-- SSI's proper organization and existence, and SSI's good standing and qualification to do business in various states;

--  SSI's capital structure;

-- the lawful ownership of SSI shares by its shareholders, including the number of shares each owns;

--  SSI's subsidiaries;

-- SSI's power and authority to enter into the Merger Agreement and, subject to the approval of SSI's shareholders, consummate the Merger;

-- SSI's due execution and delivery of the Merger Agreement and the validity and enforceability of the Merger Agreement;

-- conflicts with, breaches of or defaults under corporate documents of SSI, applicable laws, certain contracts of SSI or applicable government orders, permits, licenses or decrees;

--  SSI's financial statements and certain liabilities;

--  the absence of certain adverse changes or events;

-- the required governmental and third-party approvals, filings, consents and permits and SSI's compliance with applicable laws;

--  SSI's real and personal property;

--  accounts and notes receivable and payable;

--  SSI's insurance, bonds and bank accounts;

--  litigation;

--  tax matters;

--  employee benefit plans and other employee and labor matters;

--  SSI's material contracts and major customers and vendors;

--  environmental matters;

--  assets necessary for the operation of SSI's business;

--  broker's fees;

--  non-compete agreements;

--  inventory;

--  Year 2000 compliance;

-- no misstatements or omissions by SSI in its representations and warranties in the Merger Agreement, and the accuracy of information provided by SSI and its stockholders and representatives for inclusion in this supplement;

--  investment representation;

--  regulatory status of SSI; and

--  execution and enforceability of certain other agreements.

    (ii) By the Company as to:

-- the Company's and Sub's proper organization, existence and good standing and qualification to do business in various states;

-- the Company's and Sub's power and authority to enter into the Merger Agreement and consummate the Merger;

-- the Company's and Sub's due execution and delivery of the Merger Agreement and the validity and enforceability of the Merger Agreement;

-- conflicts with, breaches of or defaults under corporate documents of the Company and Sub, applicable laws, certain contracts of the Company or Sub or applicable government orders, permits, licenses or decrees;

--  the Company's capital structure;

--  the Company's filings with the Securities and Exchange Commission.

    CONDUCT OF SSI'S BUSINESS PENDING CLOSING. SSI has agreed that, during the period from the date of the Merger Agreement until the closing of the Merger, except as otherwise permitted or contemplated in the Merger Agreement, or unless the Company consents or approves in writing, that SSI shall carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted. SSI, however, is permitted to sell additional securities to accredited investors under certain limited circumstances for the purposes of funding its transaction expenses and its ongoing operations prior to Closing.

    NO SOLICITATION. SSI and the stockholders have agreed not to solicit or participate in negotiations with, or provide any information to, any person (other than the parties to the Merger Agreement) in connection with any exchange offer, merger, consolidation, sale of substantial or material assets, sale of securities, acquisition of beneficial ownership of or the right to vote securities, liquidation, dissolution or similar transaction involving SSI.

    ACCESS TO INFORMATION. Upon reasonable notice and at reasonable times until the closing of the Merger or the termination of the Merger Agreement, SSI has agreed to provide the Company reasonable access to all of its operations, offices, properties, books and records.

    ALL REASONABLE EFFORTS. Each of the parties to the Merger Agreement has agreed to use all reasonable efforts to do all things necessary, proper and advisable under applicable laws and regulations to consummate the transactions contemplated by the Merger Agreement.

    OBTAINING CONSENTS AND APPROVALS. SSI and the principal stockholders have agreed to use commercially reasonable efforts to obtain all necessary consents and approvals necessary to the consummation of the transactions contemplated by the Merger Agreement, to diligently assist the Company in preparing any of the same, and to keep the Company apprised of any inquiries made of SSI by any governmental authority with respect to the transactions contemplated by the Merger Agreement.

    SHAREHOLDER APPROVAL. SSI has agreed to take all action necessary to convene a meeting of its stockholders to act on the Merger Agreement and the Merger, to recommend approval thereof to the SSI stockholders and solicit proxies or consents therefor, and to use commercially reasonable efforts to secure the vote or consent of such stockholders to approve the Merger Agreement and the Merger. Each SSI stockholder who is a signatory to the Merger Agreement waives any and all dissenter's rights or appraisal rights in connection with the Merger and any other transactions contemplated thereby.

    REGISTRATION RIGHTS. The Company has agreed to, subject to certain restrictions, by the later of 30 days after the Effective Time or 45 days after SSI delivers to the Company audited financial statements as of March 31, 2000, file a registration statement with respect to the shares of the Company's Common Stock to be issued to SSI security holders, and to use commercially reasonable efforts to cause such registration statement to be promptly declared effective. Each of the Company and the SSI security holders whose shares are included in a registration statement under the Merger Agreement, will, with limitations, indemnify and hold the other harmless against any damages to which it becomes liable under federal or state securities laws as a result of the other's acts or omissions. If, more than one year after the Effective Time, the Company proposes to register any of its securities under the Securities Act, and the registration form to be used may be used for the registration of the Company's common stock for resale, the Company will promptly notify all SSI stockholders receiving Company common stock in the Merger of its intention to effect such a registration and, subject to certain limitations, will include in the registration the Company common stock issued to SSI stockholders pursuant to the Merger Agreement which may not be resold by the holder thereof under Rule 144.

    RESTRICTIVE COVENANTS. Each of the principal stockholders of SSI (subject to certain exceptions) has agreed to restrictive covenants regarding, among others, the revelation of confidential information to competitors of the Company, the engagement in a business that competes with the Company's businesses, and the solicitation of current and former customers and employees of SSI.

    CONDITIONS

    CERTAIN MUTUAL CONDITIONS. The obligations of each party to the Merger Agreement to complete the Merger are subject to satisfaction or waiver of the following conditions:

-- no order of any governmental authority preventing the consummation of the Merger shall be in effect, and no proceeding brought by any governmental authority shall be pending or threatened which seeks to prevent the consummation of the Merger or would materially impair the ability of the Company to operate the business of SSI;

-- the Escrow Agreement shall have been executed and delivered by the Company, Russell Scott III, as Shareholder Representative, and the Escrow Agent (as defined therein);

--  SSI's stockholders shall have approved the Merger Agreement and the Merger;
    and

-- the Company shall have sufficient unreserved and unissued shares of authorized Common Stock to deliver duly authorized, validly issued and fully paid and nonassessable shares of Company Common Stock to SSI security holders.

    CERTAIN ADDITIONAL CONDITIONS TO OBLIGATIONS OF THE COMPANY AND SUB. The obligations of the Company and Sub to consummate the transactions contemplated by the Merger Agreement are contingent upon the satisfaction or waiver of the following additional conditions:

-- the representations and warranties of SSI and the principal stockholders set forth in the Merger Agreement shall be true and correct in all material respects as of the closing date as though such representations and warranties were made on and as of the closing date; each of the obligations of SSI and the principal stockholders shall have been satisfied; and the Company shall have received certificates executed by SSI and the principal stockholders to that effect.

-- all action necessary to be taken by SSI's Board of Directors and stockholders to authorize the Merger Agreement and the transactions contemplated thereby shall have been taken, and all consents, approvals and authorizations required to be obtained by SSI pursuant to the Merger Agreement shall have been obtained.

-- certain employees of SSI shall have entered into an employment agreement with the surviving company and/or the Company, and no key employees of SSI shall have terminated their employment with SSI since the date of the Merger Agreement other than as a result of death, disability or bona fide retirement; and each employee of SSI as of the Effective Time shall have entered into the Company's standard form of confidentiality and inventions agreement;

-- each of the holders of options to purchase SSI securities shall have consented, in writing in a form reasonably acceptable to the Company and its counsel, to the Company's assumption of such options pursuant to the Merger Agreement;

-- the Company shall have received all consents and approvals of all governmental authorities and other persons required to be obtained by SSI and its principal stockholders in connection with the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby;

-- the Company shall have received such certificates of SSI's officers and the principal stockholders and such other documents or agreements, in each case in form and substance satisfactory to counsel to the Company, as may reasonably be requested by the Company;

-- SSI shall have delivered to the Company the opinions of Gelt, Paddison & Zinn, P.C. and Gould & Ratner, each counsel to SSI and the Principal Stockholders, addressed to the Company and dated as of the Effective Time;

-- the Company's stockholders shall have duly adopted and approved an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of Company Common Stock to not less than 250,000,000 shares, and the Company shall have duly filed an amendment to its Certificate of Incorporation with the Secretary of State of Delaware to effect such increase in the number of authorized shares of Company Common Stock;

-- any SSI stockholder who has purchased SSI securities in a Permitted Company Issuance (as defined in the Merger Agreement) shall have executed and delivered a Letter of Representation (as defined in the Merger Agreement);

-- each SSI stockholder who has not executed a Letter of Representation shall have executed and delivered a certificate making certain representations for securities law purposes, as well as appointing Russell Scott III as their representative under the Escrow Agreement;

-- all of SSI's indebtedness to any of its affiliates shall have been forgiven or converted into SSI stock;

-- the time period in which notices or other actions required for SSI stockholders to assert dissenters' or appraisal rights shall have terminated and the holders of not more than 1% of the SSI securities shall have asserted such rights; and

-- SSI shall have delivered to the Company audited financial statements in a form that could be filed by the Company as part of a Report on Form 8-K under the Securities Act.

    CERTAIN ADDITIONAL CONDITIONS TO OBLIGATIONS OF SSI AND THE PRINCIPAL STOCKHOLDERS. The obligations of SSI and the principal stockholders to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver of the following additional conditions:

-- the representations and warranties of the Company and Sub set forth in the Merger Agreement shall be true and correct as of the closing date;

-- the Company and Sub shall have performed and complied with all covenants, obligations and conditions required by the Merger Agreement to be performed or complied with by any of them on or prior to the closing date; and

-- the Company shall have delivered to SSI an opinion of Sonnenschein Nath & Rosenthal;

-- all required action to be taken by the Company and Sub's boards of directors and stockholders to authorize the Merger shall have been duly and validly taken;

-- all other documents reasonably requested by SSI or Principal Stockholders shall have been obtained; and

-- the nominee of the Principal Stockholders to serve a director of the Company for a two-year term, which shall either be Richard Herring or another person chosen by the Principal Stockholders and approved in writing by the Company, shall have been duly elected to such a term.

    TERMINATION AND ABANDONMENT.

-- TERMINATION. The Merger Agreement may be terminated at any time before the Effective Time by mutual written consent of the Company and SSI; by either the Company or SSI if there has been a material breach of any representation, warranty, covenant or agreement by any party, which breach shall not have been cured within 14 days, or a governmental authority shall have issued an order permanently prohibiting the transactions contemplated by the Merger Agreement; by the Company if the Company has not received audited financial statements from SSI on or before May 31, 2000, or if the parties have not completed the Merger by July 15, 2000; or by SSI if the Effective Time shall not have occurred by August 3, 2000 (which is the date which is sixty days after delivery of the SSI audited financials to the Company).

-- EFFECT OF TERMINATION. If the Merger Agreement is terminated, no party will be liable to any other party to the Merger Agreement, subject to certain exceptions.

    INDEMNIFICATION.

-- INDEMNIFICATION BY SSI AND THE PRINCIPAL STOCKHOLDERS. SSI and the Principal Stockholders have agreed to indemnify the Company, its subsidiaries and certain related parties for certain liabilities arising out of any breach by SSI and the Principal Stockholders of any representation, warranty or covenant of SSI or Principal Stockholder in the Merger Agreement or any other document delivered by SSI or a Principal Stockholder(s) pursuant to the Merger Agreement

-- INDEMNIFICATION BY THE COMPANY. The Company has agreed to indemnify SSI, the Principal Stockholders and certain related parties for certain liabilities arising out of the Company's breach of any representation, warranty or covenant of the Company or Sub in the Merger Agreement or any other document delivered by the Company or Sub pursuant to the Merger Agreement.

-- LIMITATIONS ON INDEMNIFICATION. With certain exceptions relating to taxes, employment matters, organization, ownership, and certain other matters, the right of any party to indemnity under the Merger Agreement will expire upon the earlier of March 31, 2001, or 30 days after delivery to the Company by its auditors of audited financial statements of the Surviving Corporation for calendar year 2000. No indemnity claims will be permitted until the aggregate amount of claims exceed $650,000, but then the applicable party shall be entitled to recover the full amount of damages. Furthermore, each of the Principal Stockholders will generally not be required to make any payments for indemnification in an aggregate amount in excess of the fair market value of the Company's Common Stock (as of the date such damages are paid) received by such Principal Stockholder pursuant to the Merger Agreement plus the proceeds of any sale of the Company's Common Stock received pursuant to the Merger.

THE OPTION AGREEMENT

    Simultaneously with the execution and delivery of the Merger Agreement, the Principal Stockholders and certain other SSI stockholders entered into the Option Agreements. These stockholders own in excess of 85% of the outstanding capital stock of SSI (constituting in excess of 80% of the outstanding Common

Stock and 95% of the outstanding Preferred Stock). The form of the Option Agreement is included to Annex B hereto, and incorporated herein by reference. The terms of the Option Agreement are summarized below (although the summary is qualified in its entirety by the text of the Option Agreement):

    AGREEMENT TO VOTE; PROXY. Each SSI stockholder who is a party to an Option Agreement has agreed that it will vote in favor of the Merger, against any action that would breach the Merger Agreement, and against any of the following proposals:

--  a sale of all or substantially all of SSI's assets;

-- a sale or exchange of SSI's capital stock or any recapitalization or reorganization of SSI;

-- any change in the capitalization of SSI which could dilute the voting power of their shares;

--  any change in SSI's Board;

-- any other extraordinary corporate event intended or reasonably expected to impede or adversely affect the Merger.

    Each of these SSI shareholders also granted the Company a proxy to vote such shareholder's SSI stock in accordance with the Merger Agreement.

    NO SOLICITATION. Each of the SSI stockholders who is a party to an Option Agreement agreed not to solicit proposals for a change of control of SSI, and to inform the Company should it receive any proposal to that effect.

    THE OPTION. Each of the SSI Stockholders who is a party to an Option Agreement also granted the Company an option to purchase his, her or its shares (now owned or hereafter acquired) in SSI for the same consideration that would be paid for those shares under the Merger Agreement. The Option is exercisable at any time after June 30, 2000 or within sixty days following the termination of the Merger Agreement because of a failure of a condition to closing under the Merger Agreement which is principally in the control of SSI, its stockholders and/or its employees and consultants (the "SSI Controlled Conditions"). Upon exercise of these options, SSI would become a partially-owned subsidiary of the Company unless and until it acquired the shares of SSI capital stock owned by the SSI stockholders who were not parties to Option Agreements. There can be no assurance that the Company would be able to acquire such shares. Because of this, it is the Company's preference to close the transaction by closing the Merger Agreement, but it reserves the right to use the Option Agreements to consummate the proposed transaction. The option portion of the Option Agreement, like the Merger, can not be closed unless the Company has sufficient authorized but unissued and unreserved shares of Common Stock to issue to the SSI stockholders.

    TERMINATION. The Option Agreements will terminate on any of the following conditions:

    -- termination of the Merger Agreement by mutual agreement of SSI and the Company;

    -- termination of the Merger Agreement by SSI because of a material breach of the Merger Agreement by the Company or the issuance of a governmental order prohibiting the Merger;

    -- termination of the Merger Agreement by SSI on or after August 3, 2000 (which is the date which is sixty days after SSI delivered its audited financial statements to the Company) if at such time the SSI Controlled Conditions have been satisfied; and

    -- sixty days after termination of the Merger Agreement by the Company (unless at such time the SSI Controlled Conditions have been satisfied, in which case, the Option Agreement will terminate immediately).

SELECTED HISTORICAL FINANCIAL INFORMATION

    THE COMPANY

    The selected historical financial data with respect to the Company as of and for the years ended December 31, 1995, 1996, 1997, 1998, and 1999 is included in
Item 6. "Selected Financial Data" of the Company's Annual Report on Form 10-K for the year ended December 31, 1999, which is incorporated herein by reference. The selected historical financial data with respect to the Company as of and for the three-month period ended March 31, 2000 has been derived from the Company's unaudited financial statements, which are included herein in Annex C to this Supplement. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which the Company considers necessary for a fair presentation of the financial position and the results of operations for this period. Operating results for the three months ended March 31, 2000 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2000. The data should be read in conjunction with the Company's financial statements, related notes, and other financial information included or incorporated by reference herein.

    SSI

    The selected historical financial data with respect to SSI as of and for the year ended December 31, 1999 is derived from the audited financial statements of SSI, which are included herein in Annex D to this Supplement. The selected historical financial data with respect to SSI as of and for the three-month period ended March 31, 2000 has been derived from SSI's unaudited financial statements, which are included herein in Annex D to this Supplement. The unaudited financial statements include all adjustments, consisting of normal recurring accruals, which SSI considers necessary for a fair presentation of the financial position and the results of operations for this period. Operating results for the three months ended March 31, 2000 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2000. The data should be read in conjunction with SSI's financial statements, related notes, and other financial information included or incorporated by reference herein.

SSI SELECTED HISTORICAL FINANCIAL INFORMATION

                                                                             THREE MONTHS
                                                               YEAR ENDED       ENDED
                                                              DECEMBER 31,    MARCH 31,
                                                                  1999           2000
                                                              ------------   ------------
STATEMENT OF OPERATIONS DATA:
Net sales...................................................  $    44,000    $        --
Costs and expenses:
  Cost of sales.............................................     (278,647)       (87,048)
  Research and development..................................     (413,560)      (153,688)
  Selling, general and administrative.......................   (1,975,158)      (622,871)

Operating loss..............................................   (2,623,365)      (863,607)

Other income (expense):
  Interest income...........................................          965             --
  Interest expense..........................................     (219,468)            --
  Other income, net.........................................        6,921             --

Net loss....................................................   (2,834,947)      (863,607)

BALANCE SHEET DATA:

Cash........................................................  $    32,675    $   101,301
Working capital deficit.....................................   (1,080,990)    (1,174,566)
Total assets................................................    1,873,182      1,996,617
Long-term debt, less current portion........................           --             --
Stockholders' equity........................................      204,111         50,701

          UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

    The unaudited pro forma condensed combined balance sheet as of March 31, 2000 gives effect to the acquisition of SSI, the issuance of 3,500,000 shares of common stock to fund the acquisition, and the associated costs and expenses as if each had occurred on March 31, 2000. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 1999 and for the three months ended March 31, 2000 give effect to this transaction as if it occurred at the beginning of the periods presented.

    The unaudited pro forma financial data do not purport to represent what our financial position and results of operations would have been if the transaction described above had actually occurred as of the dates indicated and are not intended to project our financial position or results of operations for any future period. The pro forma adjustments for the purchase price allocation are preliminary and based on information obtained to date that is subject to revision as additional information becomes available. Revision to the preliminary purchase price allocation may have a significant impact on total assets, total liabilities and stockholders' equity (deficit), and selling, general and administrative expenses.

    The unaudited pro forma condensed combined financial statements should be read in conjunction with the notes thereto, the historical financial statements of Illinois Superconductor Corporation included in the Company's 1999 Annual Report on Form 10-K and in Annex C to this Supplement (the Company's Quarterly Report on Form 10-Q for the period ended March 31, 2000), and the historical financial statements of SSI, included as Annex D to this Supplement.

                      ILLINOIS SUPERCONDUCTOR CORPORATION
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 MARCH 31, 2000

                                             ILLINOIS       SPECTRAL
                                          SUPERCONDUCTOR   SOLUTIONS     PRO FORMA
                                            HISTORICAL     HISTORICAL   ADJUSTMENTS
                                             (NOTE 1)       (NOTE 2)     (NOTE 3)        PRO FORMA
                                          --------------   ----------   -----------     -----------
                 ASSETS
Cash and cash equivalents...............    $ 5,496,668    $  101,301   $  (200,000)a   $ 5,397,969
Other current assets....................      1,332,519       670,049            --       2,002,568
                                            -----------    ----------   -----------     -----------
Total current assets....................      6,829,187       771,350      (200,000)      7,400,537
Property and equipment, net.............      2,464,263       473,770            --       2,938,033
Other assets............................        887,088        21,778       (21,778)b       887,088
Goodwill, net...........................             --       729,719    11,644,692 c    12,374,411
                                            -----------    ----------   -----------     -----------
Total assets............................    $10,180,538    $1,996,617   $11,422,914     $23,600,069
                                            ===========    ==========   ===========     ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
  (NET CAPITAL DEFICIENCY)
Other current liabilities...............    $ 1,134,260    $  294,531   $        --     $ 1,428,791
Current portion of long-term debt.......      1,901,939     1,651,385    (1,651,385)d     1,901,939
                                            -----------    ----------   -----------     -----------
Total current liabilities...............      3,036,199     1,945,916    (1,651,385)      3,330,730
Long-term debt, net of current
  portion...............................      8,234,712            --            --       8,234,712
Other long-term liabilities.............         90,960            --            --          90,960
Stockholders' equity (net capital
  deficiency)...........................     (1,181,333)       50,701    13,074,299 e    11,943,667
                                            -----------    ----------   -----------     -----------
Total liabilities and stockholders'
  equity (net capital deficiency).......    $10,180,538    $1,996,617   $11,422,914     $23,600,069
                                            ===========    ==========   ===========     ===========

The accompanying notes are an integral part of this pro forma condensed combined balance sheet.

NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED BALANCE SHEET

1.  Illinois Superconductor Historical Financial Information

    The historical amounts represent the balance sheet of Illinois Superconductor Corporation as of March 31, 2000, as reported in the unaudited historical financial statements of Illinois Superconductor Corporation.

2.  Spectral Solutions Historical Financial Information

    The historical amounts represent the balance sheet of SSI as of March 31, 2000, as reported in the unaudited historical financial statements of SSI.

3.  Pro Forma Adjustments

    The pro forma adjustments give effect to the following:

    a. The use of Illinois Superconductor cash on hand to fund direct costs incurred to complete the acquisition of SSI.

    b.  The elimination of the historical cost of SSI's patent portfolio.

    c. The incremental increase in goodwill resulting from the SSI acquisition, as follows:

Cost in excess of the estimated fair value of the acquired
  net assets................................................  $12,374,411
Elimination of historical goodwill of SSI...................     (729,719)
                                                              -----------
                                                              $11,644,692
                                                              ===========

    d. The elimination of convertible notes of SSI and convertible cash advances from a related party of SSI as a result of the conversion of these obligations into SSI common stock prior to closing.

    e. The issuance of 3,500,000 shares of common stock based on the closing price of the Company's common stock on May 31, 2000 of $3.75 per share and the elimination of the historical stockholders' equity of SSI, as follows:

Issuance of common stock....................................  $13,125,000
Elimination of historical stockholders' equity..............      (50,701)
                                                              -----------
                                                              $13,074,299
                                                              ===========

                      ILLINOIS SUPERCONDUCTOR CORPORATION
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1999

                                              ILLINOIS       SPECTRAL
                                           SUPERCONDUCTOR    SOLUTIONS     PRO FORMA
                                             HISTORICAL     HISTORICAL    ADJUSTMENTS
                                              (NOTE 1)       (NOTE 2)      (NOTE 3)      PRO FORMA
                                           --------------   -----------   -----------   ------------
Net sales................................   $  2,408,604    $    44,000            --   $  2,452,604
Cost of sales............................     (5,923,173)      (278,647)           --     (6,201,820)
Research and development expenses........     (1,757,214)      (413,560)           --     (2,170,774)
Selling, general and administrative
  expenses...............................     (4,199,354)    (1,975,158)   (1,415,095)a   (7,589,607)
                                            ------------    -----------   -----------   ------------
Operating loss...........................     (9,471,137)    (2,623,365)   (1,415,095)   (13,509,597)
Interest income..........................         98,194            965            --         99,159
Interest expense.........................    (12,634,745)      (219,468)           --    (12,854,213)
Other income, net........................         36,623          6,921            --         43,544
                                            ------------    -----------   -----------   ------------
Loss before extraordinary item...........    (21,971,065)    (2,834,947)   (1,415,095)   (26,221,107)
Extraordinary item -- debt
  extinguishment.........................       (745,197)            --            --       (745,197)
                                            ------------    -----------   -----------   ------------
Net loss.................................   $(22,716,262)   $(2,834,947)  $(1,415,095)  $(26,966,304)
                                            ============    ===========   ===========   ============
Basic and diluted loss per share before
  extraordinary item.....................   $      (1.71)                               $      (1.60)
Extraordinary item -- debt
  extinguishment.........................          (0.06)                                      (0.05)
                                            ------------                                ------------
Basic and diluted loss per share.........   $      (1.77)                               $      (1.65)
                                            ============                                ============
Weighted average numbers of common shares
  outstanding............................     12,841,497                    3,500,000b    16,341,497
                                            ============                  ===========   ============

      The accompanying notes are an integral part of this pro forma condensed combined statement of operations.

                      ILLINOIS SUPERCONDUCTOR CORPORATION
         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 2000

                                                 ILLINOIS       SPECTRAL
                                              SUPERCONDUCTOR   SOLUTIONS     PRO FORMA
                                                HISTORICAL     HISTORICAL   ADJUSTMENTS
                                                 (NOTE 1)       (NOTE 2)     (NOTE 3)      PRO FORMA
                                              --------------   ----------   -----------   -----------
Net sales...................................    $   172,363    $      --     $      --    $   172,363
Cost of sales...............................       (649,083)     (87,048)           --       (736,131)
Research and development expenses...........       (306,328)    (153,688)           --       (460,016)
Selling, general and administrative
  expenses..................................     (1,249,755)    (622,871)     (340,216)a   (2,212,842)
                                                -----------    ---------     ---------    -----------
Operating loss..............................     (2,032,803)    (863,607)     (340,216)    (3,236,626)
Interest income.............................         24,380           --            --         24,380
Interest expense............................       (402,464)          --            --       (402,464)
Other income................................          7,957           --            --          7,957
                                                -----------    ---------     ---------    -----------
Loss before extraordinary item..............     (2,402,930)    (863,607)     (340,216)    (3,606,753)
Extraordinary item -- debt extinguishment...        (28,297)          --            --        (28,297)
                                                -----------    ---------     ---------    -----------
Net loss....................................    $(2,431,227)   $(863,607)    $(340,216)   $(3,635,050)
                                                ===========    =========     =========    ===========
Basic and diluted loss per share before
  extraordinary item........................    $     (0.10)                              $     (0.13)
Extraordinary item -- debt extinguishment...             --                                        --
                                                -----------                               -----------
Basic and diluted loss per share............    $     (0.10)                              $     (0.13)
                                                ===========                               ===========
Weighted average common shares
  outstanding...............................     24,325,932                  3,500,000b    27,825,932
                                                ===========                  =========    ===========

      The accompanying notes are an integral part of this pro forma condensed combined statement of operations.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

1.  Illinois Superconductor Historical Financial Information

    The historical amounts represent the results of operations of Illinois Superconductor Corporation for each of the indicated periods as reported in the historical financial statements of Illinois Superconductor.

2.  Spectral Solutions Historical Financial Information

    The historical amounts represent the results of operations of SSI for each of the indicated periods as reported in the historical financial statements of SSI.

3.  Pro Forma Adjustments

    The pro forma adjustments give effect to the following:

    a. An increase in amortization expense related to the incremental increase in goodwill of $11,644,692 resulting from the SSI acquisition based on an estimated life of 8 years, computed as follows:

                                                                      THREE
                                                      YEAR ENDED      MONTHS
                                                     DECEMBER 31,   MARCH 31,
                                                         1999          2000
                                                     ------------   ----------
Amortization expense on goodwill resulting from SSI
  acquisition......................................   $1,546,801     $386,700
Elimination of SSI historical amortization
  expense..........................................     (131,706)     (46,484)
                                                      ----------     --------
                                                      $1,415,095     $340,216
                                                      ==========     ========

    b. The issuance of 3,500,000 shares of common stock to fund the SSI acquisition.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                       OF FINANCIAL CONDITION AND RESULTS
                              OF OPERATIONS OF SSI

OVERVIEW

    SSI develops, manufactures and markets thin film high-performance, high-temperature superconductor systems to service providers and original equipment manufacturers in the wireless telecommunications industry. SSI's product line, the SuperRX, combines high-temperature superconductors utilizing thin film technology in conjunction with cryogenic cooling technology to produce a filter with significant advantages over conventional wireless filters. From its inception through March 31, 2000, SSI's operating activities related primarily to conducting research and development, building market awareness, recruiting management and technical personnel, refining our initial products, and building an operating infrastructure.

    SSI's revenues are derived primarily from sales of the SupeRX 801 and 1901 systems which include the sale of hardware and related installation. SSI's sales cycle can be lengthy and related contracts typically include performance specifications and customer acceptance conditions in connection with the sale of each system to a new customer.

    Since its inception, SSI has incurred significant losses and as of March 31, 2000, had an accumulated deficit of $3,752,157.

RESULTS OF OPERATIONS

    REVENUES

    SSI generates revenues through the sale of its SupeRX 801 and 1901 superconducting filter and amplifier systems and related installation. Revenue is recognized when title to the system and risk of loss is transferred to the customer and all customer acceptance conditions have been met.

    Total net revenues for 1999 were $44,000, up from $0 in 1998. This represents two systems sales at $22,000 per unit. SSI recorded no revenues in the first three months of 2000.

    The cost of sales was $278,647 in 1999 and $87,048 in the first three months of 2000. This represents a negative gross margin on unit sales in 1999 and the first quarter of 2000, respectively. The costs of the business are primarily fixed costs; therefore, gross margins are adversely impacted by lower product revenue. SSI expects gross margins to become positive as shipments of the SupeRX 801 and 1901 systems increase. However, no assurances can be made that margins will improve in the future.

    Research and development expenses for 1999 were $413,560 and $153,688 for the first quarter of 2000. These expenses consist primarily of salaries, related personnel expenses, consultant fees, and prototype expenses related to the design, development, testing, and enhancement of theSupeRX 801 and 1901 systems. To date, all of SSI's research and development costs have been expensed as incurred. SSI believes that continued investment in research and development is critical to achieving its strategic product development and cost reduction objectives and, as a result, expects this expense to continue to increase significantly in absolute dollars in the future.

    Sales and marketing expenses for 1999 were $798,037 and $300,289 for the first quarter of 2000. SSI's sales and marketing expenses consist of salaries and consulting expenses for personnel engaged in marketing, sales, and field support for system trials and new sales, as well as promotional expenses such as trade shows and the commissioning of a major marketing study for product positioning in the wireless industry. It is believed that these expenses will significantly increase as SSI moves into the commercial phase and increases its sales and marketing efforts.

    General and administrative expenses totaled $1,177,121 for 1999 and $322,582 for the first quarter of 2000. SSI's general and administrative expenses consists primarily of salaries and personnel-related expenses, and general corporate expenses including management consultants.

    Interest income in 1999 was $965, and there was no interest income in the first three months of 2000. Interest income was derived from cash balances in our bank accounts.

    Interest expense of $19,468 in 1999 was primarily related to a convertible notes issued by SSI to finance its ongoing operations. These loans were converted into equity of SSI in early 2000. Accordingly, SSI had no interest expense in the first three months of 2000.

    Non-cash interest expense of $200,000 for the year ended December 31, 1999 was related to SSI's convertible promissory notes.

    FLUCTUATIONS IN PERIODIC RESULTS

    SSI continues to focus on the commercialization of its systems and commercial revenues are expected to increase over the next several quarters; however, there can be no assurance that such commercial revenues will increase. Furthermore, as SSI attempts to achieve commercialization of products, it could encounter significant variability in results due to seasonality or other unforeseen factors.

    LIQUIDITY AND CAPITAL RESOURCES

    Since its inception SSI has financed its operations and investing activities primarily through private sales of preferred and common stock and the issuance of convertible debt instruments. Net proceeds from these transactions totaled $3,216,239 through December 31, 1999 and $4,371,385 through March 31, 2000.

    For the year ended December 31, 1999, net cash used in operations totaled $2,137,957. For the first three months of 2000, net cash used in operations was $905,004.

    Net cash used in investing activities totaled $1,045,607 for the year ending December 31, 1999. For the first three months of 2000, net cash used in investing activities was $16,370. The majority of this activity was related to the acquisition of the assets of Superconducting Core Technologies in April of 1999.

    RECENT EVENTS

    The following is a short summary of certain key events related to SSI which have occurred since December 31, 1999 (other than its entry into the Merger Agreement, which is further described above):

- In January, SSI received $485,000 of proceeds from the sale of 646,665 shares of preferred stock.

- In January, SSI hired Shawn Doyle as its principal sales and marketing executive.

- In April, SSI issued $487,500 worth of its capital stock at a price of $.75 per share.

- In April, warrants were exercised to purchase 2,000,000 shares of SSI's preferred stock at $.30 per share, generating $600,000 in capital.

- In April, $600,000 in convertible notes were converted into preferred stock of SSI.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                       OF FINANCIAL CONDITION AND RESULTS
                    OF OPERATIONS OF ILLINOIS SUPERCONDUCTOR

    Management's discussion and analysis of financial condition and results of operations of Illinois Superconductor for the fiscal year ended December 31, 1999 is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1999. You are encouraged to review that discussion in the context of this proxy supplement, as it forms a part of this supplement and is incorporated by reference. Furthermore, management's discussion and analysis of financial condition and results of operations for the Company for the three month period ended March 31, 2000 is included in Annex C to this Supplement, and should also be read carefully.

                                 REPORT OF INDEPENDENT AUDITORS


The Board of Directors
Illinois Superconductor Corporation

     We have audited the accompanying balance sheets of Illinois Superconductor Corporation as of December 31, 1999 and 1998, and the related statements of operations, stockholders' equity (net capital deficiency), and cash flows for each of the three years in the period ended December 31, 1999.
 Our audits also included the financial statement schedule listed in the Index at Item 14(a). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Illinois Superconductor Corporation at December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999, in conformity with auditing standards generally accepted in the United States. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

     The accompanying financial statements have been prepared assuming that Illinois Superconductor Corporation will continue as a going concern. As more fully described in Note 3, Illinois Superconductor Corporation has incurred ongoing operating losses and does not currently have financing commitments in place to meet expected cash requirements through 2000. These conditions raise substantial doubt about Illinois Superconductor Corporation's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.


                                      Ernst & Young LLP


      Chicago, Illinois
      February 25, 2000

                           FORWARD LOOKING STATEMENTS

    STATEMENTS CONTAINED IN THIS SUPPLEMENT THAT ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND REFLECT THE COMPANY'S CURRENT EXPECTATIONS REGARDING THE FUTURE RESULTS OF OPERATIONS, PERFORMANCE AND ACHIEVEMENTS OF THE COMPANY. THE COMPANY HAS TRIED, WHEREVER POSSIBLE, TO IDENTIFY THESE FORWARD-LOOKING STATEMENTS BY USING WORDS SUCH AS "ANTICIPATES," "BELIEVES," "ESTIMATES," "EXPECTS," "PLANS," "INTENDS," AND SIMILAR EXPRESSIONS. THESE STATEMENTS REFLECT THE COMPANY'S CURRENT BELIEFS AND ARE BASED ON INFORMATION CURRENT AVAILABLE TO IT. ACCORDINGLY, THESE STATEMENTS ARE SUBJECT TO CERTAIN RISKS, UNCERTAINTIES, AND CONTINGENCIES, WHICH COULD CAUSE THE COMPANY'S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENT FOR 2000 AND BEYOND TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN, OR IMPLIED BY, SUCH STATEMENTS. THESE IMPORTANT FACTORS INCLUDE, WITHOUT LIMITATION, THE FAILURE OF THE SSI TRANSACTION TO CLOSE; THE ABILITY TO INTEGRATE SSI'S AND THE COMPANY'S BUSINESSES IN THE EVENT THAT THE SSI TRANSACTION IS COMPLETED; THE COMPANY'S AND SSI'S HISTORY OF NET LOSSES AND THE LACK OF ASSURANCE THAT THE COMPANY'S AND SSI'S EARNINGS WILL BE SUFFICIENT TO COVER FIXED CHARGES IN THE FUTURE; THE DEGREE TO WHICH THE COMPANY IS LEVERAGED AND RESTRICTIONS IMPOSED ON THE COMPANY UNDER ITS EXISTING DEBT INSTRUMENTS WHICH MAY ADVERSELY AFFECT THE COMPANY'S ABILITY TO FINANCE ITS FUTURE OPERATIONS, UNCERTAINTY ABOUT THE COMPANY'S ABILITY TO COMPETE EFFECTIVELY AGAINST BETTER CAPITALIZED COMPETITORS AND TO WITHSTAND DOWNTURNS IN ITS BUSINESS OR THE ECONOMY GENERALLY; THE ADVERSE EFFECTS ON LIQUIDITY OF THE COMPANY'S COMMON STOCK BECAUSE OF ITS DE-LISTING FROM THE NASDAQ NATIONAL MARKET IN JUNE 1999; CONTINUED DOWNWARD PRESSURE ON THE PRICES CHARGED FOR THE COMPANY'S PRODUCTS DUE TO THE COMPETITION OF RIVAL MANUFACTURERS OF FRONT END SYSTEMS FOR THE WIRELESS TELECOMMUNICATIONS MARKET; THE TIMING AND RECEIPT OF CUSTOMER ORDERS, THE COMPANY'S ABILITY TO ATTRACT AND RETAIN KEY PERSONNEL; AND THE EFFECTS OF LEGAL PROCEEDINGS. A MORE COMPLETE DESCRIPTION OF THESE RISKS, UNCERTAINTIES AND ASSUMPTIONS IS INCLUDED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THOSE DESCRIBED UNDER THE HEADING "RISK FACTORS" IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1999. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE THESE FORWARD-LOOKING STATEMENTS TO REFLECT NEW EVENTS OR UNCERTAINTIES.

    To raise questions about the annual meeting or request additional copies of the Proxy Statement, this supplement or the proxy card, please contact our proxy solicitor:

                            MACKENZIE PARTNERS, INC.
                                156 Fifth Avenue
                            New York, New York 10010
                        (800) 322-2885 (call toll free)
                         (212) 929-5500 (call collect)
                           (212) 929-0308 (facsimile)
                    www.proxy@mackenziepartners.com (e-mail)

                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER
                                     AMONG
                      ILLINOIS SUPERCONDUCTOR CORPORATION,
                             SSI ACQUISITION CORP.,
                           SPECTRAL SOLUTIONS, INC.,
                               RUSSELL SCOTT III,
                                      AND
                         CERTAIN OTHER STOCKHOLDERS OF
                            SPECTRAL SOLUTIONS INC.
                               DATED MAY 17, 2000

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER, dated May 17, 2000 ("AGREEMENT"), by and among Illinois Superconductor Corporation, a Delaware corporation ("PARENT"), SSI Acquisition Corp., a Colorado corporation and a wholly-owned subsidiary of Parent ("SUB"), Spectral Solutions, Inc., a Colorado corporation (the "COMPANY"), Russell Scott III ("SCOTT"), and the other stockholders of the Company set forth on the signature pages hereto (together with Scott, collectively, the "PRINCIPAL STOCKHOLDERS"). The Company and Sub are sometimes herein collectively referred to as the "CONSTITUENT CORPORATIONS."

                                    RECITALS

    A. The Company is engaged in the business of developing, manufacturing and marketing high temperature superconductivity products designed to enhance the quality, capacity, coverage and flexibility of cellular, personal communication services and other wireless telecommunications services (the "BUSINESS").

    B. Parent, Sub and the Company desire to effect a merger ("MERGER") of Sub into the Company, pursuant to which (i) subject to Sections 2.1(d) and 2.5 hereof, (a) each share of the Company's Non-Voting common stock, $.001 par value per share ("COMPANY COMMON STOCK") will be converted into and exchanged for shares of the voting Common Stock of Parent, $.001 par value per share ("PARENT COMMON STOCK"), and (b) each share of the Company's Voting Preferred stock, $.001 par value ("COMPANY PREFERRED STOCK") will be converted into and exchanged for shares of Parent Common Stock and (ii) Parent will become the sole stockholder of the Surviving Corporation (as defined below).

    C. The Boards of Directors of Parent, Sub and the Company have each approved the Merger upon the terms and subject to the conditions set forth herein and deem it advisable and in the best interests of their respective stockholders that the Merger be consummated.

    D. For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE").

    E.  Certain of the capitalized terms used herein are defined in
Section 12.10.

                                   AGREEMENTS

    NOW, THEREFORE, in consideration of the recitals (which are deemed to be a part of this Agreement), mutual covenants, representations, warranties and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                                   THE MERGER

    SECTION 1.1. THE MERGER; SURVIVING CORPORATION. Upon the terms and subject to the conditions hereof, and in accordance with the provisions of the Colorado Business Corporation Act, as amended (the "CBCA"), at the Effective Time (as defined herein) Sub shall be merged with and into the Company as soon as practicable after satisfaction or waiver of the conditions set forth in
Article VIII. Following the Merger, the separate existence of Sub shall cease, and the Company shall continue as the surviving corporation in the Merger (the "SURVIVING CORPORATION").

    SECTION 1.2. EFFECT OF THE MERGER. The Merger shall have the effects set forth in the CBCA. From and after the Effective Time (as defined below), the Surviving Corporation shall be a wholly-owned subsidiary of Parent.

    SECTION 1.3. ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION. The Articles of Incorporation of the Company, as in effect immediately prior to the Effective Time of the Merger, shall be amended as of the Effective Time without any further action on the part of the Constituent Corporations to read in its entirety as the Articles of Incorporation of Sub (except that the name of the Surviving Corporation shall be

Spectral Solutions, Inc.), and, as so amended, such Articles of Incorporation shall be the Articles of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

    SECTION 1.4. BYLAWS OF THE SURVIVING CORPORATION. At the Effective Time and without any further action on the part of the Constituent Corporations, the Bylaws of Sub shall be the Bylaws of the Surviving Corporation.

    SECTION 1.5.  BOARD OF DIRECTORS AND OFFICERS OF THE SURVIVING
CORPORATION. At the Effective Time, the persons listed on SCHEDULE 1.5(A) shall be the directors of the Surviving Corporation and the persons listed on
SCHEDULE 1.5(B) shall be the initial officers of the Surviving Corporation each holding such positions as indicated on such Schedule, each of such directors and officers to hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

    SECTION 1.6. EFFECTIVE TIME OF THE MERGER. The Constituent Corporations will cause articles of merger and such other documents as are required by the CBCA to be duly filed with the Secretary of State of the State of Colorado (the "COLORADO AUTHORITY"). The Merger shall become effective upon the satisfaction or waiver of the conditions set forth in Article VIII and the filing of articles of merger substantially in the form attached hereto as EXHIBIT A with the Colorado Authority (the time of such filing being the "EFFECTIVE TIME").

                                   ARTICLE II
                              CONVERSION OF SHARES

    SECTION 2.1. CONVERSION OF CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of the capital stock of the Constituent Corporations:

    (a) SUB COMMON STOCK. All of the issued and outstanding shares of Sub common stock, $.001 par value per share ("SUB COMMON STOCK"), shall be converted into and become one fully paid and non-assessable share of common stock of the Surviving Corporation.

    (b) CANCELLATION OF TREASURY STOCK. All shares of Company Common Stock and/or Company Preferred Stock ("COMPANY SECURITIES") that are owned directly or indirectly by the Company shall be cancelled, and no consideration shall be delivered in exchange therefor.

    (c) CONVERSION OF COMPANY COMMON STOCK. Except as provided in Sections 2.2 and 2.3 and subject to Section 2.1(e), each issued and outstanding share of Company Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged solely for the Pro Rata Number of shares of Parent Common Stock.

    (d)  CONVERSION OF COMPANY PREFERRED STOCK.  Except as provided in Sections
2.2 and 2.3 and subject to Section 2.1(e), each issued and outstanding share of Company Preferred Stock issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged solely for the Pro Rata Number of shares of Parent Common Stock.

    (e) ESCROW SHARES. Notwithstanding the foregoing, Parent shall deposit into the Escrow (as defined below) 5% of the aggregate number of shares of Parent Common Stock otherwise payable pursuant to Section 2.1(c) and
Section 2.1(d) hereof (the "ESCROW SHARES"), which Escrow Shares shall be registered in the stock register maintained by the Company and/or its transfer agent in the name of the Escrow Agent and simultaneously with the Closing without any further action by any Person, become subject to the terms and conditions of, the escrow (the "ESCROW") established pursuant to an escrow agreement among Parent, Russell Scott III, as Shareholder Representative, and the Escrow Agent named therein substantially in the form of EXHIBIT B (the "ESCROW AGREEMENT"). The Escrow Shares shall be allocated among the holders of Company Securities (other than Dissenting Shares) on a pro rata basis based upon the aggregate number of shares of Parent Common Stock each such holder is entitled to receive under Sections 2.1(c) and 2.1(d).

    (f) EQUITABLE ADJUSTMENTS. Notwithstanding the foregoing, the number of shares of Parent Common Stock to be issued pursuant to Sections 2.1(c) and 2.1(d) of this Agreement (and the number of Escrow Shares) shall be equitably adjusted to the extent that such adjustment is necessary to preserve the economic value of such shares as determined by an independent accounting firm selected by Parent, at Parent's expense and subject to the reasonable approval of the Company, in the event of a change in the number of outstanding shares of Parent's capital stock resulting from a stock dividend, stock split, reverse stock split, share combination, recapitalization, merger, consolidation, acquisition of property or shares, asset spin-off, split-off, reorganization, stock rights offering, liquidation or similar event, of or by Parent between the date hereof and the date such shares are distributed. No such activities are currently contemplated.

    (g) PRO RATA NUMBER. For the purposes of this Agreement, the term "PRO RATA NUMBER" shall mean a number equal to the quotient of (x) 3,500,000 minus the number of shares of Parent Common Stock issued to the Financial Adviser in accordance with Section 6.8 hereof divided by (y) the aggregate number of outstanding shares of Company Preferred Stock and Company Common Stock plus the aggregate number of shares of Company Common Stock issuable upon exercise of the Options (as defined herein) (whether vested or unvested), and any other outstanding warrants, subscriptions or other rights to acquire, directly or indirectly, Company Common Stock plus the number of shares of Company Common Stock issuable upon the conversion of any outstanding debt or equity securities convertible, directly or indirectly, into Company Common Stock.

    (h) DEFINITION OF MERGER CONSIDERATION. The shares of Parent Common Stock (including, without limitation, the Escrow Shares) to be received pursuant to Sections 2.1(c) and this 2.1(d) upon the conversion of the Company Securities shall be referred to as the "MERGER CONSIDERATION."

    SECTION 2.2. DISSENTERS' RIGHTS. The Holders of Company Securities as to which dissenters' rights shall have been duly demanded under applicable law ("DISSENTING SHARES"), if any, shall be entitled to payment by the Surviving Corporation only of the fair value of such shares plus accrued interest to the extent permitted by and in accordance with the provisions of applicable law; PROVIDED, HOWEVER, that (i) if any holder of Dissenting Shares shall, under the circumstances permitted by applicable law, subsequently deliver a written withdrawal of such holder's demand or (ii) if any holder fails to establish such holder's entitlement to demand or receive payment as provided under applicable law, such holder or holders (as the case may be) shall forfeit such right to payment for such Company Securities and such stock shall thereupon be deemed to have been converted into Parent Common Stock as of the Effective Date in accordance with Section 2.1 hereof (including, without limitation, that 5% of such shares of Parent Common Stock shall constitute additional Escrow Shares subject to the terms of the Escrow in accordance with Section 2.1(e)).

    SECTION 2.3. NO FRACTIONAL SHARES. No certificates representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of certificates formerly representing Company Securities or deposited into the Escrow pursuant to this Article II. In lieu of any such fractional shares, the recipient will be paid cash or cash will be deposited into the Escrow in an amount equal to such fraction multiplied by the average closing price of Parent Common Stock for the ten consecutive trading days immediately preceding the second business day prior to the Effective Time as reported on the principal national stock exchange or automated quotation system of a national securities association on which Parent Common Stock is then listed or qualified for trading, or if there Parent Common Stock is not then so listed, as reported on the National Association of Securities Dealer's electronic bulletin board.

    SECTION 2.4. ASSUMPTION OF OPTIONS. The Company's obligations with respect to each outstanding option, as set forth on SCHEDULE 2.4 hereto, to purchase shares of Company Common Stock, whether vested or unvested (the "OPTIONS"), shall, by virtue of this Agreement, and without further action of the Company, the Parent or the holders of any Option, be assumed by Parent under its Amended and Restated 1993 Stock Option Plan or a similar plan to be adopted by Parent for this purpose (as amended, the

"PARENT STOCK OPTION PLAN"). Unless otherwise elected by Parent prior to the Effective Time, Parent shall make such assumption in such manner that
(i) Parent is a corporation "assuming a stock option in a transaction to which
Section 424(a) applies" within the meaning of Section 424 of the Code or
(ii) to the extent that Section 424 of the Code does not apply to such Option, Parent would be such a corporation were Section 424 of the Code applicable to such Option. Each Option so assumed by Parent under this Agreement shall continue to have, and be subject to, similar terms and conditions set forth therein immediately prior to the Effective Time, except that (i) such Option shall be governed by the Parent Stock Option Plan, (ii) such Option will be exercisable for that number of shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were purchasable under such Option immediately prior to the Effective Time multiplied by the Pro Rata Number, and (iii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Option will be equal to the exercise price per share of Company Common Stock at which such Option was exercisable immediately prior to the Effective Time multiplied by the quotient determined by dividing the fair market value of the Parent Common Stock by the fair market value of the Company Common Stock, and rounding the resulting exercise price up to the nearest whole cent. For purposes of this Section 2.4, the fair market value of a share of Parent Common Stock is based on the closing price per share on the trading day immediately following the date on which the Effective Time occurs, as reported on the National Association of Securities Dealer's electronic bulletin board (or in the Wall Street Journal if such closing price is reported therein), and the fair market value of the Company Common Stock is based on the fair market value of the number of shares of Parent Common Stock issuable in exchange for each such share of Company Common Stock pursuant to Section 2.1 hereof (including any Escrow Shares issued on account thereof). As soon as reasonably practicable after the Effective Time, the Company will deliver to Option holders appropriate notices setting forth such holders' rights pursuant to the Parent Stock Option Plan and confirming that the Options have been assumed by Parent under the Parent Stock Option Plan in accordance with the terms and conditions of this Section 2.4.

    SECTION 2.5.  STOCK CERTIFICATES; SURRENDER AND PAYMENT.

    (a) EFFECT OF MERGER ON COMPANY STOCK CERTIFICATES. As of the Effective Time, each stock certificate representing Company Securities shall cease to represent such Company Securities and shall represent only (i) in the case of Dissenting Shares, the rights of the holder as provided in Section 2.2 or
(ii) in all other cases, the right to receive Merger Consideration pursuant to and in accordance with the terms hereof and any holder thereof shall cease to have any rights as a stockholder of the Company or the Surviving Company.

    (b) SURRENDER AND PAYMENT. As promptly as practicable after the Effective Time, the Surviving Corporation or its agent shall send transmittal materials to each Person who, immediately prior to the Effective Time, was the record holder of Company Securities, for use in exchanging the certificates representing such Company Securities for the Merger Consideration (other than Escrow Shares). Upon surrender of such certificates to the Surviving Corporation or such agent, together with a duly executed letter of transmittal and any other documents reasonably required by the Surviving Corporation, the record holder of such certificate shall be entitled to receive in exchange therefor, the Merger Consideration (other than the Escrow Shares); provided, that in the case of any certificate representing Dissenting Shares, such certificate shall be returned to the presenting Person.

    (c) LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificate evidencing shares of Company Securities shall have been lost, stolen or destroyed, upon the making of an affidavit setting forth that fact by the person claiming such lost, stolen or destroyed Certificate(s) and granting a reasonable bond and/or indemnity against any claim that may be made against Parent or Sub with respect to such Certificate(s), Parent shall issue to such person the appropriate number of shares of Parent Common Stock with respect to such lost, stolen or destroyed Certificate(s).

    (d) CLOSING OF THE COMPANY'S STOCK TRANSFER BOOKS. After the Effective Time, no transfers of shares of Company Securities shall be recorded in the stock transfer books of the Surviving Corporation or its transfer agent, and any certificate representing Company Securities so presented for transfer shall be deemed to have been tendered pursuant to Section 2.5(b) hereof.

    SECTION 2.6. TRANSFER OF PARENT COMMON STOCK. No holder of Company Securities (a "STOCKHOLDER") shall sell, assign, convey or otherwise transfer any Parent Common Stock issued pursuant to this Agreement except pursuant to an effective registration statement under the Securities Act of 1933, as amended, (the "SECURITIES ACT") or an exemption from registration thereunder and otherwise in accordance with all applicable federal and state securities laws. Unless and until otherwise permitted by this Agreement, each certificate of Parent Common Stock issued pursuant to this Agreement to any Stockholder or his or her nominee, or to any subsequent transferee of such certificate shall be stamped or otherwise imprinted with a legend in substantially the following form:

       "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities laws and thus may not be offered for sale, sold, transferred or otherwise disposed of unless registered under the Securities Act of 1933, as amended, and any applicable state securities laws or unless an exemption from such registration is available." The shares represented by this Certificate are subject to registration rights set forth in sections 6.14 and 6.15 of a certain Agreement and Plan of Merger dated May 17, 2000."

                                  ARTICLE III
  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE PRINCIPAL STOCKHOLDERS

    The Company and the Principal Stockholders hereby represent and warrant to each of Parent and Sub as of the date hereof and as of the Effective Time as set forth below. The information disclosed on any Schedule attached hereto shall be deemed to relate to the section of this Article III to which such Schedule is expressly referenced, as well as such other sections of this Article III as a reasonable person would infer based on the language and content of the Schedule.

    SECTION 3.1. ORGANIZATION AND AUTHORITY. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Colorado, with all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. No order has been made or petition presented or resolution adopted which relates to the winding-up of the Company or for an administration order in respect of the Company, nor has any administrative or other receiver been appointed by any Governmental Authority or other Person with respect to all or part of the assets of the Company, and no power to make any such appointment has arisen. The Company has delivered to Parent complete and correct copies of the Articles of Incorporation and Bylaws presently in effect for the Company, and the Company is not in default under or in violation of any provision of such documents.

    SECTION 3.2. QUALIFICATION. The Company is qualified or licensed to do business and is in good standing in each jurisdiction in which the ownership or leasing of property by it or the conduct of its business requires such licensing or qualification. SCHEDULE 3.2 contains a list of all jurisdictions in which the Company is qualified or licensed to do business.

    SECTION 3.3. AUTHORIZATION. The Company has full corporate power and authority to enter into, execute and deliver this Agreement and the Additional Agreements to which it is a party and to perform and observe fully its obligations hereunder and thereunder and to perform the transactions contemplated hereby and thereby; provided, however that consummation of the Merger shall require approval of the Company's stockholders (the "COMPANY STOCKHOLDERS") in accordance with the CBCA and the Company's Articles of Incorporation and By-laws ("COMPANY STOCKHOLDER APPROVAL"). The Company's Board of Directors has taken all action required by law, the Company's Articles of Incorporation and Bylaws, or otherwise to authorize the execution, delivery and performance of this Agreement and the Additional Agreements to which the Company is a party and the consummation by the Company of the transactions contemplated hereby and thereby, and no other corporate proceedings on the part of the Company are necessary to authorize the entry into, execution, delivery or performance of this Agreement and the Additional Agreements other than Company Stockholder Approval. This Agreement and the Additional Agreements to which the Company is a party have been duly and validly executed and delivered by the Company, and, assuming due authorization, execution and delivery by Parent and Sub, constitute valid and binding legal obligations of the Company, enforceable against the Company in accordance with their terms except for the Enforceability Exceptions.

    SECTION 3.4. NO VIOLATION. Neither the execution, delivery or performance of this Agreement or the Additional Agreements nor (assuming Company Stockholder Approval) the consummation of the transactions contemplated hereby or thereby will (a) violate, conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws of the Company, (b) except as set forth on
SCHEDULE 3.4, violate, conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) in any material respect under, or permit the termination of, or require any notice under, or require the consent of any other party to, or result in the acceleration of, or entitle any party to accelerate (whether as a result of a change in control of the Company or otherwise) any obligation or agreement, or result in the loss of any benefit or the imposition of any fee or penalty, or give rise to the creation of any Lien upon any of the respective properties or assets of the Company, in each case under any of the terms, conditions or provisions of any debt, note, bond, mortgage, indenture, deed of trust, license, lease, permit, agreement or other instrument or obligation to which the Company is a party or by which they or any of their respective properties or assets may be bound or affected (unless requisite waivers or consents satisfactory in form and substance to Parent shall have been obtained in writing and delivered to Parent prior to the Closing) or (c) violate in any material respect any Rules (including foreign, federal and state securities laws) of any Governmental Authority applicable to the Company or any of its properties, assets or operations.

    SECTION 3.5. CAPITALIZATION OF THE COMPANY. The authorized capital stock of the Company consists of 20,000,000 shares of Company Preferred Stock and 10,000,000 shares of Company Common Stock. There are issued and outstanding 14,284,147.65 shares of Company Preferred Stock owned of record and beneficially by the Persons and in the amounts specified on SCHEDULE 3.5(A) attached hereto, free and clear of all Liens. There are issued and outstanding 4,697,233.35 shares of Company Common Stock owned of record and beneficially by the Persons and in the amounts specified on SCHEDULE 3.5(B) attached hereto, free and clear of all Liens. There are no shares of Company Securities held by the Company as treasury stock. All of the issued and outstanding shares of Company Securities are validly issued, fully paid, non-assessable and are without, and were not issued in violation of, any preemptive rights, and were not issued in violation of federal or state securities laws. No other class of capital stock of the Company is issued or outstanding, and other than the Options (which Options and their holders are accurately described on SCHEDULE 2.4), there are no options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments to acquire from the Company any shares of capital stock of the Company or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of capital stock of the Company or the Surviving Corporation, or any other security of the Company or the Surviving Corporation. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. Except as set forth on
SCHEDULE 3.5(C), there are no voting agreements, voting trust agreements, proxies or stockholder or similar agreements relating to the capital stock of the Company. The Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock. The Company has delivered to Parent accurate and complete copies of the stock records of the Company including copies of the duly cancelled certificates representing any shares of the capital stock of the Company which were previously issued and then cancelled.

    SECTION 3.6. NO SUBSIDIARIES. The Company does not own any investment, equity securities or other legal and/or beneficial interests in any Person.

    SECTION 3.7. CONSENTS AND APPROVALS. Except for consents and approvals of or filings or registrations with (a) the Colorado Authority relating to the filing of a certificate of merger pursuant to the CBCA, and (b) as set forth on
SCHEDULE 3.7, no filing or registration with, no notice to and no permit, authorization, consent or approval of, any third party or any Governmental Authority is necessary for the consummation by the Company Stockholders and the Company of the transactions contemplated by this Agreement or the Additional Agreements or to enable the Company to continue to conduct its business after the Effective Time in a manner which is consistent with that in which it is presently conducted or contemplated to be conducted.

    SECTION 3.8. BOOKS AND RECORDS. The books and records of the Company and each Subsidiary are, and have been, maintained in the usual, regular, ordinary and appropriate manner by the Company, and all of the transactions of such Persons are properly reflected therein.

    SECTION 3.9.  FINANCIAL STATEMENTS.

    (a) The Company has furnished to Parent copies of the unaudited balance sheets of the Company as of March 31, 2000 (such balance sheet as of March 31, 2000 being referred to herein as the "MOST RECENT BALANCE SHEET"), together with the related unaudited consolidated statements of income, stockholders' equity and changes in cash flows for the period from the Company's inception until March 31, 2000 and the notes and supplementary information thereto, if any, accompanied, to the extent available, by the reports thereon of the Company's independent public accountant (such financial statements being hereinafter referred to as the "FINANCIAL STATEMENTS").

    (b) It is the intention of the parties that the unaudited balance sheets and consolidated statements of income, stockholders' equity and changes in cash flows will be replaced and superceded by audited financials pursuant to Sections
6.7 and 8.2(j). At such time as the Company furnishes to Parent its audited financials these audited financials shall become the "Most Recent Balance Sheet" and "Financial Statements." Provided, however, that if the audited financials disclose material adverse differences from the unaudited financials, then Parent and Sub may terminate this Agreement pursuant to Section 10.1(c)(i), although Parent and Sub shall not be entitled to any damages as a result of such errors unless the unaudited financials contained intentional misrepresentations.

    (c) The Financial Statements and each item therein, including the notes thereto (i) were prepared in accordance with generally accepted accounting principles in the United States of America applied on a consistent basis throughout the periods covered thereby ("GAAP"), (ii) present fairly in all material respects the financial position, results of operations and changes in cash flows, as applicable, of the Company and its consolidated Subsidiaries or the Company, as of such dates and for the periods then ended (subject, in the case of the un-audited interim Financial Statements, to normal year-end audit adjustments consistent with prior periods), (iii) are accurate, correct and complete and are, in all material respects, in accordance with the books of account and records of the Company and (iv) can be reconciled with the financial statements and the financial records maintained and the accounting methods applied by the Company for federal income tax purposes.

    SECTION 3.10. ABSENCE OF UNDISCLOSED LIABILITIES. Notwithstanding any limitations or qualifications of, or exceptions to any other representation and warranty contained in this Article III, except as described on SCHEDULE 3.10 hereto, (a) there are no Liabilities, commitments or obligations of the Company of any kind whatsoever, (b) neither the Company nor any of the Principal Stockholders Knows of any valid basis for the assertion of any such Liabilities, commitments or obligations, and (c) neither the Company nor any Principal Stockholder Knows of any existing condition, situation or set of circumstances which is reasonably likely to result in such a Liability, commitment or obligation, other than (x) Liabilities, commitments and obligations to the extent and in the amounts set forth on the Most Recent Balance Sheet

(none of which results from, arises out of, relates to, is in the nature of or was caused by any breach of contract, breach of warranty, tort, infringement or violation of law), (y) obligations to perform the executory portions of contracts to which the Company is a party, provided that such obligations are set forth in such contracts, such contracts are set forth on SCHEDULE 3.14 hereto, and such contracts were entered into in the ordinary course of business and have been made available to Parent, and (z) additional accruals of Liabilities of the type that would be included on a balance sheet of the Company in accordance with GAAP incurred in the ordinary course of business consistent with past practices subsequent to the date of the Most Recent Balance Sheet and prior to the date hereof or the Closing Date (as applicable), provided that none of such additional accruals results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement or violation of law or relates to indebtedness for borrowed money or inter-company debt or debt owed to Affiliates and such additional accruals are not, in the aggregate, material.

    SECTION 3.11.  ABSENCE OF CERTAIN CHANGES.  Except as disclosed on
SCHEDULE 3.11 attached hereto, since March 31, 2000, the Company has conducted its businesses only in the ordinary and usual course using its best efforts to maintain and enhance the Business and there has been no material adverse change in the assets, properties, business, operations, prospects, customer, licensor, licensee, supplier or employee relations, net income or condition (financial or otherwise) of the Company or in the ability of the Company or any of the Principal Stockholders to perform this Agreement, the Additional Agreements and the transactions contemplated hereby and thereby (a "MATERIAL ADVERSE EFFECT"). For purposes of this Agreement, any change or effect in an amount or value or having an impact of $50,000 or more individually, or $100,000 or more in the aggregate, shall be deemed to be "material" and result in a Material Adverse Effect. Except as disclosed on SCHEDULE 3.11 attached hereto, there is no event, condition, circumstance or, to the Knowledge of the Company or any Principal Stockholder, prospective development which has had or may have a Material Adverse Effect. Without limiting the generality of the foregoing, except as disclosed on SCHEDULE 3.11 attached hereto, the Company has not since March 31, 2000:

    (a) declared, set aside or paid any dividend or other distribution (whether in cash, stock or property) with respect to the equity interests of the Company,

    (b) purchased, redeemed (or called for redemption), issued, sold, or otherwise acquired or disposed of any shares of capital stock or other equity securities of the Company, or granted any options, warrants or other rights to purchase, or convert any obligation into, shares of capital stock or any evidence of indebtedness or other securities of the Company,

    (c) incurred or assumed any indebtedness (whether directly or by way of guarantee or otherwise) for borrowed money, or become bound to repay prematurely any borrowed money,

    (d) forgiven or canceled any debts or claims,

    (e) discharged or satisfied any Lien, or paid any Liability, other than current liabilities for trade or business obligations shown on the Most Recent Balance Sheet or incurred thereafter (but only to the extent such payment was in the ordinary course of business consistent with past practices),

    (f) changed its credit policies or practices,

    (g) (i) increased the rate or terms of compensation (including termination and severance pay) payable or to become payable by the Company to its directors, officers, employees or agents, or increased the rate or terms of any bonus, insurance, pension or other employee benefit plan, program or arrangement made to, for or with any such directors, officers, employees or agents, except increases occurring in the ordinary course of business consistent with past practice or as required by applicable law, or (ii) entered into any employment, severance or termination agreement with any such Person,

    (h) made any loan, advance or capital contribution to any Person,

    (i) waived any significant rights relating to the business of the Company or arising under or relating to any of its assets, interests or properties,

    (j) experienced any damage, destruction or loss to the properties or assets owned, leased or used by the Company, whether or not covered by insurance and whether as a result of fire, flood, riot, strike, act of God, other hazard or otherwise,

    (k) changed its financial or tax accounting principles or methods, except insofar as may be required by a change in GAAP,

    (l) changed, or authorized any change, in its Articles of Incorporation or Bylaws,

    (m) changed any of its business policies, customs or practices, including advertising, licensing, investment, marketing, pricing, credit, the collection of receivables, the payment of payables, purchasing, production, personnel, sales, returns, budget, research and development and product acquisition policies,

    (n) commenced, accelerated, ceased or curtailed any research and development efforts other than in the ordinary course of business, consistent with past practices,

    (o) sold, leased, licensed, abandoned or made any other disposition of, or created or permitted to exist any Liens with respect to, any of its properties, Proprietary Rights or assets or made any acquisition of all or any part of the properties, assets, capital stock or business of any other Person, other than sales of inventory and licenses of Proprietary Rights in the ordinary course of business consistent with past practices,

    (p) entered into any merger, consolidation, recapitalization or other business combination or reorganization (except for the transactions contemplated herein),

    (q) amended, terminated or failed to renew, or received any threat to terminate or fail to renew, any Contract (as hereinafter defined) or other agreement other than in the ordinary course of business and where such amendment, termination, failure to renew or threat, singly or together with other such actions, will not have a Material Adverse Effect,

    (r) failed to pay trade payables of its business in the ordinary course of business or done anything to adversely affect its relationship with customers, suppliers, licensors or licensees,

    (s) induced any employee, agent or consultant of the Company to leave or terminate his or her employment or engagement with the Company or acted to otherwise adversely affect the relation of the Company with any key employee, consultant or agent,

    (t) terminated, amended or modified any Plans, or adopted any employee benefit plan, agreement, arrangement, commitment, policy or practice,

    (u) without limiting the foregoing, engaged in any other material transaction other than in the ordinary course of business consistent with past practices, or

    (v) agreed, either in writing or in a binding oral agreement, to do any of the foregoing.

    SECTION 3.12. LITIGATION. Except as set forth on SCHEDULE 3.12 attached hereto, which contains a list and summary description of all pending and, to the Knowledge of the Company and the Principal Stockholders, threatened Claims, there are no Claims pending or, to the Knowledge of the Company or the Principal Stockholders, threatened by or before any Governmental Authority or before any arbitrator of any nature, brought by or against the Company, or any of its officers, directors, stockholders, employees or agents involving, affecting or relating to the business, assets, operations or securities of the Company, or the transactions contemplated by this Agreement or the Additional Agreements, nor is there any basis for any such Claim. Neither the Company nor any of its respective businesses, assets or properties is subject to any order, writ, judgment, award, injunction or decree of any Governmental Authority or arbitrator. No present or former employee of the Company has made or is entitled to assert, any Claim against the Company by virtue of any patent or latent employment-related health defect.

    SECTION 3.13.  TITLE TO ASSETS; LIENS AND ENCUMBRANCES.

    (a) Except as set forth on SCHEDULE 3.13 attached hereto, the Company holds and owns full, unconditional, good and marketable title to all of the assets used in its businesses, including all of the assets reflected on the Most Recent Balance Sheet, free and clear of all Liens except for Liens (a) for taxes not yet delinquent or the validity of which are being contested in good faith by appropriate actions, and (b) on assets leased or licensed by the Company as described in any Schedule hereto, in which case the Company holds a leasehold or licensed interest free and clear of all other Liens except for the lessor's or licensor's interest therein. All of the assets of the Company are owned or leased by the Company and are in reasonable operating condition in accordance with industry practice (subject to normal wear and tear) and as such are adequate and sufficient to conduct the business of the Company as presently conducted and as currently contemplated to be conducted. Neither the Company nor any of the Principal Stockholders is aware of (i) any assets of the Company which require substantial repair or replacement, (ii) any manufacturer, supplier or servicer of any assets of the Company or any Subsidiary which has terminated its operations or suffered a significant adverse change in its condition (financial or otherwise) or (iii) any other facts or circumstances which would materially adversely affect the Surviving Corporation's ability to obtain repair or replacement products, parts or services with respect to any assets of the Company after the Closing.

    (b) The Chapter 11 Plan and related confirmation order in the Superconducting Core Technologies, Inc. Chapter 11 cases (under which the Company acquired the Business) (collectively, the "CONFIRMED PLAN") are not the subject of an appeal or a motion to reconsider or revoke and have not been amended, waived or otherwise altered or supplemented from the form originally approved by the applicable bankruptcy court. A true and complete copy of the plan and confirmation order have been provided to Parent by the Company. The Confirmed Plan has been substantially consummated and the time for any appeal, motion to reconsider or motion to vacate the Confirmed Plan for any alleged fraud under Section 1144 of the Bankruptcy Code has not been extended and each such period has lapsed. The purchase contemplated by the Confirmed Plan from the debtors to the Company closed on March 15, 1999, and a true and complete set of the closing documents from that closing have been provided to Parent by the Company.

    SECTION 3.14. CONTRACTS. Set forth on SCHEDULE 3.14 attached hereto is a list of all contracts, mortgages, notes, security agreements, trust indentures, arrangements, leases, licenses, commitments and other agreements and instruments (collectively, "CONTRACTS") to which the Company is a party which is material and relates to or affects the capital stock, business, assets, properties or operations of the Company or to which the Company or its business, assets, properties or operations may be bound or subject, including all written or oral, express or implied Contracts (a) relating to Proprietary Rights owned or used by the Company, (b) not made in the ordinary course of business, (c) relating to the borrowing of money or for lines of credit, (d) involving leases and subleases of real or personal property requiring annual payments in excess of $25,000 or which cannot be terminated without penalty on 90 days notice,
(e) for the sale of any assets other than in the ordinary course of business or for the grant of any options or preferential rights to purchase any assets, property or rights, (f) granting any power of attorney with respect to the affairs of the Company, (g) involving suretyship contracts, working capital maintenance or other form of guaranty agreements, (h) limiting or restraining the Company from engaging or competing in any lines of business or with any Person, (i) involving partnerships or joint ventures which the Company is a partner or participant in, (j) pursuant to which the Company may make or receive payments in excess of $25,000 per annum or which cannot be terminated without penalty on 90 days notice, (k) with any current or former stockholder, officer, director, employee, agent or consultant of the Company, or with any entity in which any of the foregoing is or was a controlling person, (l) involving any Plan, (m) involving non-competition, secrecy or confidentiality agreements,
(n) involving the employment of temporary employees or the retention of independent contractors requiring the payment of in excess $25,000 per year,
(o) the benefits of which are contingent or accelerated, or the terms of which are altered, by the occurrence of, or the value of any benefits of which will be calculated on the basis of, any of the transactions contemplated by this Agreement or the Additional Agreements, (p) which involves exclusive dealing, supply or requirements obligations, (q) pursuant to which the Company has any indemnification obligations, (r) which provide for warranties or return of product, (s) which is a "futures" contract committing the Company to purchase, or accept delivery of product at future times at fixed prices, or (t) involving amendments, modifications, extensions or renewals of any of the foregoing.
SCHEDULE 3.14 also sets forth all such material contracts and agreements currently being negotiated by the Company. The Contracts can be performed by the Company in the ordinary course of business (consistent with past practices), assuming no material breach by the other party. Each of the Contracts is valid and binding and in full force and effect and (subject to the Enforceability Exceptions) is enforceable against the parties thereto in accordance with its terms, and there are no existing material defaults or events of default which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a default by the Company thereunder or any other party thereto. Except as set forth on SCHEDULE 3.14, the consummation of the transactions contemplated hereby, without notice to or consent or approval of any party, will not constitute a default under or a breach of any provisions of any Contracts and Parent and the Surviving Corporation will have and may enjoy and enforce all rights and benefits under each such Contract. There is no Lien on the Company's or any of the Subsidiaries' interests under any of the Contracts. True and complete originals or copies of the Contracts listed or required to be listed in SCHEDULE 3.14 have been delivered by the Company to Parent. The Company is not a party to any oral Contracts requiring annual payments in excess of $10,000, individually, or $25,000 in the aggregate, or which cannot be terminated at any time without penalty.

    SECTION 3.15.  EMPLOYEE BENEFIT PLANS.

    (a) Set forth on SCHEDULE 3.15 attached hereto is a true and complete list of each Plan, whether formal or informal, written or oral. A true and complete copy of each Plan, along with each summary description of such Plan, has been furnished by the Company to Parent.

    (b) None of the Plans is a multi-employer plan as defined in Section 3(37) or Section 4001(a)(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 414(f) of the Code. None of the Plans is a voluntary employees' beneficiary association as defined in Section 501(c)(9) of the Code. Neither the Company nor any of the Subsidiaries nor any of the ERISA Affiliates of the foregoing maintains, has ever maintained, or has any liability with respect to an employee benefit plan as defined in Section 3(3) of ERISA that is subject to Title IV of ERISA, Section 302 of ERISA or Section 412 of the Code. No Plan is intended to qualify under Section 423 of the Code. None of the Plans is a prototype plan. No Plan is subject to the laws of a foreign jurisdiction or of Puerto Rico or Guam. Neither the Company nor any of the ERISA Affiliates has any Liability or potential Liability under any non-qualified deferred compensation plan.

    (c) Each of the Plans is in compliance in all material aspects with the requirements provided by the Rules and any other laws applicable to such Plans, including ERISA and the Code and the applicable nondiscrimination requirements under ERISA and the Code. Each Plan and its related trust intended to qualify under Section 401(a) and Section 501(a) of the Code is so qualified and has heretofore been determined by the Internal Revenue Service to so qualify, which determination covers the Tax Reform Act of 1986, and nothing has occurred and no condition exists that could cause the loss of such qualification; provided that, to the extent any such Plan has not been operated in accordance with its terms, it has been operated in all material aspects in accordance with terms permitted under applicable law to be incorporated into such Plan no earlier than a date for which the applicable remedial amendment period under Section 401(b) of the Code will not expire prior to December 31, 2001. All required reports (including Form 5500 Annual Reports, Summary Annual Reports and Summary Plan Descriptions) have been timely filed and, if required, timely distributed to participants and beneficiaries. Any notices required by ERISA or the Code or any other state, federal or local law or any ruling or regulation of any state, federal or local administrative agency with respect to the Plans, including any notices required by Section 204(h) and

Section 606 of ERISA and Section 4980B of the Code, have been appropriately given. Neither the Company nor any Subsidiary or ERISA Affiliate maintains, contributes to, or has any Liability for medical, health, life, death or other welfare benefits for previously terminated employees or for current employees who may be terminated in the future (other than any welfare benefits provided in compliance with the Consolidated Omnibus Budget Reconciliation Act, other similar law or laws passed in the future). No amounts payable under the Plans otherwise deductible for federal income tax purposes will fail to be deductible by virtue of Section 280G of the Code.

    (d) With respect to the Plans, all applicable contributions or payments for all periods ending prior to Closing have been made in full or properly accrued for in accordance with GAAP. Subject only to normal retrospective adjustments in the ordinary course, all insurance premiums have been paid in full with regard to each such Plan for policy years or other applicable policy periods ending on or before Closing. Except as set forth on SCHEDULE 3.15, the consummation of the transactions contemplated by this Agreement or the Additional Agreements will not, (i) pursuant to the terms of any Plan, accelerate the time of payment or vesting or increase the amount of compensation due any employee or officer of the Company or any ERISA Affiliate or (ii) with respect to any Plan, constitute a prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code.

    (e) With respect to each Plan (i) no prohibited transaction as defined in
Section 406 of ERISA or Section 4975 of the Code has occurred, (ii) no Claim with respect to the assets thereof (other than routine claims for benefits made in the ordinary course of plan administration for which plan administrative review procedures have not been exhausted) are pending, or, to the knowledge of the Company or any of the Principal Stockholders, threatened or imminent against or with respect to any of the Plans, the Company, any Subsidiary, any ERISA Affiliate, or any fiduciary, as such term is defined in Section 3(21) of ERISA ("FIDUCIARY"), of any Plan, including any Claim regarding conduct which allegedly interferes with the attainment of rights under any Plan, and
(iii) none of the Company, the Principal Stockholders, the ERISA Affiliates or the Fiduciaries has any Knowledge of any facts which would give rise to or could give rise to any Claim regarding the Plans or conduct which allegedly interferes with the attainment of rights under any Plan, and (iv) none of the Company, the ERISA Affiliates or their respective directors, officers, or employees, or the Fiduciaries has any liability for failure to comply with ERISA or the Code for any action or failure to act in connection with the administration or investment of the assets of such Plans.

    (f) Neither the Company nor any ERISA Affiliate has incurred or expects to incur any withdrawal liability (either as a contributing employer or as part of a controlled group which includes a contributing employer) to any multi-employer plan, as defined in Section 3(37) or Section 4001(a)(3) of ERISA or
Section 414(f) of the Code, in connection with any complete or partial withdrawal from such plan occurring on or before the Closing.

    (g) With respect to each Plan, the Company has furnished to Parent true and complete copies of (i) all plan documents, (ii) the most recent determination letters received from the Internal Revenue Service, (iii) the most recent application for determination filed with the Internal Revenue Service, (iv) the latest actuarial valuations, (v) the latest financial statements, (vi) the latest Form 5500 Annual Report and Schedule A and Schedule B thereto, (vii) all related trust agreements, insurance contracts or other funding arrangements which implement any of such Plans, (viii) all Summary Plan Descriptions and summaries of material modifications and all modifications thereto communicated to employees and (ix) in the case of stock options, restricted stock, stock appreciation rights or similar awards, grants or rights issued under any Plan, a list of holders, dates of grant, number of shares, exercise price per share and dates exercisable.

    SECTION 3.16.  ENVIRONMENTAL MATTERS.

    (a) Except as set forth on SCHEDULE 3.16 attached hereto, the Company is and at all times has been, in compliance with all applicable Environmental Laws, which compliance includes the possession by the Company of all material permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. Except as set forth on

SCHEDULE 3.16 attached hereto, the Company has not received any communication (written or oral), and the Company and the Principal Stockholders have no actual current knowledge that any predecessor to the Company or its business (including, without limitation, Superconducting Core Technologies) has received any communication (written or oral), whether from a Governmental Authority, Person, citizens group or otherwise, that alleges that the Company is not or was not in compliance with any Environmental Law, and there are no existing circumstances that may prevent or interfere with such compliance in the future. All permits and other governmental authorizations currently held by the Company pursuant to the Environmental Laws are identified on SCHEDULE 3.16.
SCHEDULE 3.16 sets forth all environmental audits and similar reports in the possession of the Company with respect to each parcel of Real Estate (as defined below) and each parcel of real property which the Company or any Subsidiary previously owned, used, leased or subleased. The Company has provided Parent with accurate and complete copies of such environmental audits and similar reports.

    (b) Except as set forth on SCHEDULE 3.16, there is no Environmental Claim pending or, to the Knowledge of the Company or the Principal Stockholders, threatened against the Company or against any Person whose Liability for any Environmental Claim that the Company has or may have retained or assumed either contractually or by operation of law.

    (c) There are no past or present actions, activities, circumstances, conditions, events or incidents, including the release, emission, discharge, presence or disposal of any Materials of Environmental Concern, or exposures of employees or other Persons to Materials of Environmental Concern that could reasonably form the basis of any Environmental Claim against the Company or against any Person whose Liability for any Environmental Claim the Company or any of the Subsidiaries has or may have retained or assumed either contractually or by operation of law.

    (d) Without in any way limiting the generality of the foregoing, (i) all on-site and off-site locations where the Company has stored or has disposed or arranged for the disposal of, Materials of Environmental Concern, are identified in SCHEDULE 3.16, (ii) all underground storage tanks previously or presently located on property owned or leased by the Company are identified in
SCHEDULE 3.16, along with a description of the capacity and contents of such tanks, any removal or closure activities associated with such tanks and the compliance of such tanks with underground storage tank requirements and
(iii) except as set forth in SCHEDULE 3.16, there is no asbestos contained in or forming part of any building, building component, equipment, structure or office space owned or leased by the Company.

    SECTION 3.17. TAXES. Except as set forth in SCHEDULE 3.17, the Company has timely filed or caused to be filed or will timely file or cause to be filed all federal, state, local and foreign Tax (as defined below) and information returns, forms, estimates, information statements and reports ("RETURNS") required to be filed by it on or before the Effective Time and has paid or caused to be paid, or have made adequate provision or set up an adequate accrual or reserve for the payment of, all Taxes required to be paid in respect of the periods for which such Returns are due, and have established an adequate accrual or reserve for the payment of all Taxes payable in respect of the period, including portions thereof, subsequent to the last of said periods required to be so accrued or reserved up to and including the Effective Time. For these purposes, the Tax attributable to the period including the Effective Time should be determined as if the taxable year ended at the Effective Time. The Company is not delinquent in the payment of any Tax, and, except as set forth on
SCHEDULE 3.17 hereto, no deficiencies for any Tax, assessment or governmental charge have been claimed, proposed, assessed or, to the Knowledge of the Company or the Principal Stockholders, threatened. There are no Liens on the assets of the Company for unpaid Taxes, except for Liens relating to Taxes that are not yet due and payable. Except as set forth on SCHEDULE 3.17 attached hereto, no waiver or extension of time to assess any Taxes has been given or requested. No claim has been made by any taxing authority in any jurisdiction where the Company does not file Tax returns that the Company is or may be subject to taxation by that jurisdiction. SCHEDULE 3.17 attached hereto sets forth the federal, state, local and foreign income Returns for all Open Periods (as defined below). For the purposes of this Section, (a) the term "TAX" shall include all taxes, charges, withholdings, fees, levies, penalties, additions, interest or other assessments imposed by any federal, state, local or foreign or other taxing authority on the Company or any of the Subsidiaries or any of their respective properties, assets or operations (including as a result of being a member of an affiliated, combined or unitary group or as a result of any obligation arising out of an agreement to indemnify any other Person), and including those related to income, employee welfare or retirement (including social security), gross receipts, sales, use, occupation, services, leasing, valuation, addition of value, transfer, license, excise, customs duties or franchise and (b) the term "OPEN PERIOD" shall mean all periods for which the applicable statutes of limitation have not run in full and with respect to which the Tax return has (i) not been audited by the Internal Revenue Service or comparable state, local or foreign agencies or (ii) has been audited by the Internal Revenue Service or comparable state, local or foreign agencies but all aspects of such audit have not been fully and finally resolved.

    Except as set forth in SCHEDULE 3.17: (i) the Company has not been a member of an Affiliated Group or been included in a combined, consolidated or unitary Tax return; (ii) the Company is not a party to or bound by any Tax allocation or Tax sharing agreement or has any current or potential obligation to indemnify any other Person with respect to Taxes; (iii) the Company has not been a United States real property holding corporation within the meaning of Code
Section 897(c)(2) during the applicable periods specified in Code
Section 897(c)(1)(A)(ii); (iv) the Company is not required to make any adjustments under Section 481(a) of the Code by reason of a change in accounting method which affects any taxable year ending after the Closing Date, or has any application pending to effect such a change of accounting method; and (v) the Company is not obligated to make any payments, or is a party to an agreement that could make it obligated to make payments, which will not be deductible under Section 280G of the Code.

    SECTION 3.18.  COMPLIANCE WITH APPLICABLE LAW.

    (a) Set forth on SCHEDULE 3.18 attached hereto is a true and complete list of all licenses, permits, franchises, authorizations, registrations and approvals (the "LICENSES") issued or granted to the Company by any Governmental Authority and all pending applications therefor, complete and correct copies of which have been delivered to Parent. Such list contains a summary description of each such item and, where applicable, specifies the date issued, granted or applied for, the expiration date and the current status thereof. Each License of the Company has been duly obtained, is valid and in full force and effect and is not subject to any pending or, to the Knowledge of the Company or the Principal Stockholders, threatened administrative or judicial proceeding to revoke, cancel or declare such License invalid in any respect. No default or breach exists with respect to any of the Licenses, and no event or condition exists which but for the lapse of time or notice or both would constitute a default or breach in any material respect with respect to any of the Licenses. Consummation of the transactions contemplated hereby will not affect the validity of any License or give rise to any administrative or judicial proceeding which may modify, revoke, cancel or declare such License invalid in any respect. The Company holds, and at all times has held, all Licenses necessary for the lawful conduct of its business under and pursuant to, and the business of the Company is not being and has not been conducted in violation of, any Rule of any Governmental Authority applicable to the Company or any of its properties, assets or operations.

    (b) The Company has complied in all material respects with the Rules, and has not received any written notification (or to its knowledge any oral notification) of any asserted present or past failure by it to comply with the Rules. None of the Company, any of the Company's officers, agents or employees nor any distributor, licensee or any other Person acting on behalf of the Company has (i) made any unlawful political contributions, (ii) made any payment or provided services which were not legal to make or provide or which such Person Knew or should have Known were not legal for the payee or the recipient of such services to receive, (iii) received any payments, services or gratuities which were not legal to receive or which the Company or such Persons should have Known were not legal for the payor or the provider to make or provide, (iv) had any transactions or payments which are not recorded in its accounting books and records or disclosed in its financial statements, (v) has had any off-book bank or cash accounts or "slush funds", (vi) made any payments to governmental officials in their individual capacities for the purpose of affecting their action or the action of the government they represent to obtain special concessions, or (vii) made illegal payments to obtain or retain business.

    SECTION 3.19.  BROKERS' FEES AND COMMISSIONS.  Except as set forth on
SCHEDULE 3.19 attached hereto, neither the Company nor any Stockholder nor any of their respective directors, officers, employees or agents has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby. A true and correct copy of the engagement agreement of any Person set forth on SCHEDULE 3.19 hereto relating to the transactions contemplated hereby has been delivered to Parent.

    SECTION 3.20.  PROPRIETARY RIGHTS.

    (a) SCHEDULE 3.20 attached hereto sets forth a list and brief description of all Trademarks, Patents, Trade Names, Copyrights and licenses of Proprietary Rights (other than with respect to off-the-shelf software) which, in any such case, are (i) utilized in the operation of the business of the Company,
(ii) owned by the Company or (iii) binding upon the Company or any of its assets, rights or properties. Except as described on SCHEDULE 3.20 attached hereto, the Company owns, on an exclusive basis free and clear of all Liens, or has the exclusive right to use, all of the Proprietary Rights identified in
SCHEDULE 3.20 without any limitations or restrictions of any kind and without Known conflict or asserted conflict with intellectual property rights of others, and such Proprietary Rights constitute all the Proprietary Rights that are used in or necessary for the conduct of the Company's business as presently being conducted and as contemplated by the Company in the Projections to be conducted in the foreseeable future. The Proprietary Rights are valid and enforceable (subject to the Enforceability Exceptions) and no application, patent or registration relating thereto has lapsed, expired or been abandoned (except in the ordinary course of business consistent with past practices) or canceled or is the subject of cancellation or other adversarial proceeding, and all pending applications are in good standing. The Company is the owner of record of all copyrights, trademarks, service marks, logos, slogans, and trade names for which registrations have been issued to the Company by the United States Patent and Trademark Office or any similar office of a foreign country. All of such registrations are listed on SCHEDULE 3.20. All rights of the Company in and to the Proprietary Rights will be unaffected by the transactions contemplated by this Agreement. The Company has not entered into and is not a party to or subject to, any contract or other agreement which restricts or impairs the use of any of the Proprietary Rights owned or used by it.

    (b) Except as described on SCHEDULE 3.20 attached hereto, the Company is not a party to any license or agreement relating to, and does not pay or receive any royalty from anyone on account of, any of the Proprietary Rights. All licenses set forth on SCHEDULE 3.20 are valid and binding obligations of the Company and of the other parties thereto, and (subject to the Enforceability Exceptions) are enforceable against the parties thereto in accordance with their respective terms.

    (c) No Proprietary Rights owned, used or under development by the Company, and no services or products sold by the Company, conflict with or infringe upon any proprietary rights of any third party, and to the Knowledge of the Company and the Principal Stockholders, there exists no basis which would render any Proprietary Rights invalid or un-protectable under applicable Rules. To the Knowledge of the Company and the Principal Stockholders, no Person is infringing on or violating the Proprietary Rights owned or used by the Company. The Company has not given or received any notice of any pending conflict with, or infringement of, the rights of others with respect to any Proprietary Rights or with respect to any license of Proprietary Rights under which the Company is licensor or licensee. No Claim is pending, or, to the Knowledge of the Company or any Principal Stockholder, threatened, which involves Proprietary Rights and there are no interference, opposition or cancellation proceedings or infringement suits pending, or to the Knowledge of the Company or the Principal Stockholders, threatened with respect to any Proprietary Rights.

    (d) Neither the Company, nor any of the Proprietary Rights owned or used by it, is subject to any judgment, order, writ, injunction or decree of any Governmental Authority, and, except as described on SCHEDULE 3.20 attached hereto, the Company has not entered into and is not subject to, any consent, indemnification, forbearance to sue or settlement agreement with respect to Proprietary Rights and relating to the validity of, or the Company's ownership of or right to use Proprietary Rights.

    (e) Except as set forth on SCHEDULE 3.20, all personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of any of the Proprietary Rights owned by the Company have executed nondisclosure agreements and either (i) have been or are party to a written agreement with the Company (or one of its predecessors) that has accorded the Company (or such predecessor) full, effective, exclusive and original ownership of all Proprietary Rights or
(ii) have executed appropriate instruments of assignment in favor of the Company as assignees that have conveyed to the Company full, effective, and exclusive ownership of all such Proprietary Rights.

    SECTION 3.21.  LABOR MATTERS.

    (a) Except as set forth on SCHEDULE 3.21 attached hereto, no present or former employee or independent contractor performing services for the Company has a Claim pending or, to the Knowledge of the Company or the Principal Stockholders, has threatened to make a Claim against the Company (under any Rule of any Governmental Authority or otherwise), including any Claim for
(i) overtime pay, other than overtime pay for the current payroll period,
(ii) wages, salaries or profit sharing (excluding wages, salaries or profit sharing for the current payroll period), (iii) vacations, time off or pay in lieu of vacation or time off, other than vacation or time off (or pay in lieu thereof) earned in respect of the Company's current fiscal year, (iv) any violation of any Rule or contract relating to minimum wages or maximum hours of work, (v) discrimination against employees on any basis, (vi) unlawful or wrongful employment or termination practices, (vii) unlawful retirement, termination or labor relations practices or breach of contract or (viii) any violation of occupational safety or health standards. Except as disclosed on
SCHEDULE 3.21, there are no administrative charges, arbitration or mediation proceedings or court complaints pending or, to the Knowledge of the Company or the Principal Stockholders, threatened against the Company before the U.S. Equal Employment Opportunity Commission or any state or federal court or agency or any other entity concerning alleged employment discrimination, contract violation or any other matters relating to the employment of labor. There is no unfair labor practice charge or complaint pending or, to the Knowledge of the Company or the Principal Stockholders, threatened against the Company or any Subsidiary before the National Labor Relations Board or any similar state or local body.

    (b) Except as set forth on SCHEDULE 3.21 attached hereto, the Company is and has been in compliance in all material respects with all applicable Rules relating to the employment of labor, including employment and employment practices, terms and conditions of employment, wages and hours, equal opportunity, occupational health and safety, severance, termination or discharge, collective bargaining and the payment of employee welfare and retirement and other taxes, the Worker Adjustment Retraining and Notification Act and the Immigration Reform and Control Act of 1986, each as amended, and are not engaged in any unfair labor practice or any violation of any other law, rule or regulation concerning employment or retention of independent contractors.

    (c) The Company is not a signatory or party to, or otherwise bound by, a collective bargaining agreement (or any other agreement with any labor organization) which covers employees of the Company, and, to the Knowledge of the Company and the Principal Stockholders, there is no activity or proceeding of any labor organization (or representative thereof) to organize any unorganized employees of the Company or any Subsidiary. The Company has never experienced any material work stoppage, and there is not pending or threatened against the Company any labor dispute, grievance, slowdown, lockout, strike, work stoppage or other collective labor action in effect, pending or threatened against or affecting the business of the Company or any Subsidiary. To the Knowledge of the Company or the Principal Stockholders, and except as set forth on SCHEDULE 3.21, no executive, key employee or group of employees of the Company has any plan to terminate employment with the Company.

    (d) Except as set forth on SCHEDULE 3.21, the Company is not a party to or bound by any Contract for the employment of any director or employee of the Company or any of the Subsidiaries or for the performance by any independent contractor (including consultants and the like) of services (other than auditing or legal services) for the Company. The Company has furnished to Parent true and correct copies of all the documents listed on SCHEDULE 3.21.

    (e) SCHEDULE 3.21 sets forth, for the Company, a true and complete list of directors and officers who perform services for such entity, and for each such Person includes a complete and accurate summary description of the material compensation paid to such Person (including the date of the most recent increase thereof) and any severance pay, lump sum or other payment, compensation or other remuneration that such Person is or would be eligible to receive, or has received, upon termination of employment or service (other than such Person's current balance in the Company's 401(k) Plan) or as a result of any of the transactions contemplated by this Agreement. Except as set forth in
SCHEDULE 3.21, the Company has no oral or written severance policy or severance obligations.

    (f) Set forth on SCHEDULE 3.21 is a true and complete list of all manuals, brochures or publications or similar documents of the Company and each ERISA Affiliate regarding office administration, personnel matters and hiring, evaluation, supervision, training, termination and promotion of employees of the Company or any ERISA Affiliate, including the Company's or any ERISA Affiliate's affirmative action plan, if any, and all written and significant oral communications to employees concerning such matters.

    (g) SCHEDULE 3.21 sets forth a true, accurate and complete list of all former employees of the Company whose employment with the Company ceased on or after March 1, 1999.

    SECTION 3.22.  NON-COMPETE AGREEMENTS.  Except as set forth on
SCHEDULE 3.22 attached hereto, no oral or written Contract, license or permit restricts the ability of the Company to own, possess or use its assets or conduct its business or operations in any geographic area or other market or market segment or restricts in any way the full participation of the Principal Stockholders or, to the Knowledge of the Company or the Principal Stockholders, any key employees, officers, agents or consultants of the Company in the operation of such business.

    SECTION 3.23. INVENTORY. Except as disclosed on SCHEDULE 3.23 attached hereto, the inventories of the Company reflected on the Most Recent Balance Sheet, or acquired by the Company after the date thereof and prior to the Effective Time (i) are of a quality useable or saleable in the ordinary course of business, and are of a quantity sufficient to enable the Company to carry on its respective businesses as currently conducted assuming that there is no material increase in demand from past experience, (ii) are carried at amounts which reflect valuations at the lower of cost, determined on a first-in first-out basis, or market, (iii) have been determined in accordance with GAAP, and (iv) except to the extent provided for in the reserve set forth on the balance sheet of the Most Recent Balance Sheet, in accordance with GAAP, do not include any obsolete, nonconforming or defective materials or any items that were, or should have been, at any prior time written-off or written-down by the Company. Except as disclosed on SCHEDULE 3.23 attached hereto and in the Financial Statements, the Company and its Subsidiaries have, and the Surviving Corporation will have no Liability for any refunds, allowances or returns in respect of products sold or services provided prior to the date hereof (or the Effective Time, as applicable) or in respect of products included in the inventory of the Company as of the Effective Time and distributed, shipped or sold by or for the account of the Surviving Corporation after the Effective Time, except to the extent of the reserves therefor reflected on the balance sheet of the Most Recent Balance Sheet, in accordance with GAAP. Except as set forth on SCHEDULE 3.23 attached hereto, all inventories disposed of subsequent to the date of the Most Recent Balance Sheet have been disposed of only in the ordinary course of business and at prices and under terms that are normal and consistent with past practice.

    SECTION 3.24. ACCOUNTS RECEIVABLE. Except as set forth on SCHEDULE 3.24, all outstanding accounts, notes and loans receivable reflected on the Most Recent Balance Sheet or accrued by the Company or any Subsidiary after the date thereof and prior to the Effective Time are due and valid claims against account debtors for goods or services delivered or rendered, and are collectible in full within 90 days of delivery and subject to no defenses, offsets or counterclaims, except to the extent reserved against on the balance sheet of the Most Recent Balance Sheet, as applicable, in accordance with GAAP. The Surviving Corporation has no obligation pursuant to any Rule of any Governmental Authority (whether in bankruptcy or insolvency proceedings or otherwise) to repay, return, refund or forfeit any receivables collected by the Company prior to the Effective Time or any receivables reflected on the Most Recent Balance Sheet, which the Surviving Corporation collects after the Effective Time. Except as set forth on SCHEDULE 3.24, all receivables arose in the ordinary course of business, none of the obligors of such receivables have refused or given notice that it refuses to pay the full amount thereof and none of the obligors of such receivables is an Affiliate of the Company. Except as set forth on SCHEDULE 3.24, no receivables are subject to prior assignment or Lien. Except as reflected on the Most Recent Balance Sheet or on SCHEDULE 3.24, the Company has not incurred any Liabilities to customers for discounts, returns, promotional allowances or otherwise. Neither the Company nor any of its Subsidiaries has any receivables arising out of secured transactions.

    SECTION 3.25. BANK ACCOUNTS. SCHEDULE 3.25 attached hereto sets forth the names and addresses of all banks, trust companies, savings and loan associations and other financial institutions at which the Company maintains an account, deposit, safe deposit box, lock box or other arrangement for the collection of accounts receivable or line of credit or other loan facility relationship or accounts of any nature and the names of all Persons authorized to draw thereon, make withdrawals therefrom or have access thereto. Prior to or at the Effective Time, the Company will deliver or make available to Parent copies of all records pertaining to such bank accounts. SCHEDULE 3.25 sets forth an accurate and complete list of all certificates of deposit, debt or equity securities and other investments owned, beneficially or of record, by the Company ("INVESTMENTS"). The Company and the Subsidiaries have good and marketable title to all of the Investments.

    SECTION 3.26. INSURANCE. SCHEDULE 3.26 attached hereto sets forth an accurate, correct and complete list and summary description (including the name of the insurer, the name, address and telephone number of the insurance broker or agent, type of coverage, premium, policy number, limits of liability for personal injury and property damage, expiration date, description of pending claims thereunder and the aggregate amount paid out under each policy through the date hereof) of all binders, policies of insurance, self insurance programs or fidelity bonds ("INSURANCE") maintained by the Company or in which the Company is a named insured. True and complete copies of all such insurance policies have been furnished to Parent by the Company. All Insurance has been issued under valid and enforceable policies or binders for the benefit of the Company and the Subsidiaries, and all such policies or binders are in full force and effect and are in amounts and for risks, casualties and contingencies customarily insured against by enterprises with similar operations and are adequate to protect the properties and business of the Company. There are and have been no inaccuracies in any application for Insurance policies, nor any failure to pay premiums thereon when due or otherwise comply with the terms thereof. The Company has not received any notice from any of their insurance carriers that any insurance premiums will be increased in the future or that any insurance coverage listed on SCHEDULE 3.26 will not be available to the Company in the future on substantially the same terms as now in effect. There are no pending or asserted claims against any Insurance as to which any insurer has denied liability (except for reservation of rights), and there are no claims under any Insurance that have been disallowed or improperly filed.

    SECTION 3.27.  REAL ESTATE.

    (a) Neither the Company nor any Subsidiary owns any real property.

    (b) SCHEDULE 3.27 sets forth an accurate, correct and complete list of all real property now or formerly leased or subleased by the Company, including identification of the lease or sublease, street address, annual rent, expiration date and list of contracts, agreements, leases, subleases, options and commitments, oral or written, affecting such real estate or any interest therein to which the Company is a party or by which any of their interests in real property is bound (the "REAL ESTATE LEASES") and all leasehold improvements thereon. The Company or a Subsidiary has been in peaceable possession of the real property covered by each Real Estate Lease (the "REAL ESTATE") since the commencement of the original term of such lease, and has performed all obligations required to be performed by it to date under such lease. The Company has delivered to Parent accurate, correct and complete copies of each Real Estate Lease. Except as disclosed on
SCHEDULE 3.27, neither the Real Estate Leases nor the leasehold interest nor any of the leasehold improvements of the Company with respect to the Real Estate is subject to any Liens (except Liens in favor of the lessor of such Real Estate); and none of such Real Estate is subject to any easements, rights of way, licenses, grants, building or use restrictions, exceptions, reservations, limitations or other impediments which adversely affect the value of the leasehold interest therein or which interfere with or impair the present and continued use thereof in the usual and normal conduct of the business of the Company and the Subsidiaries. Neither the Company nor, to the Knowledge of the Company or the Principal Stockholders, any other party to the Real Estate Leases is in default in any material respect under any of the Real Estate Leases.

    (c) No real property other than the Real Estate is or has been used in the business of the Company and the Subsidiaries. Except as disclosed on
SCHEDULE 3.27, no Real Estate is located within a wetland or flood or waterfront erosion hazard area, and the buildings, structures and improvements situated thereon and appurtenances thereto and are in reasonable operating condition (subject to normal wear and tear), and as such are adequate to conduct the business of the Company as presently conducted. Neither the whole nor any portion of any Real Estate has been condemned, requisitioned or otherwise taken by any public authority, and no notice of any such condemnation, requisition or taking has been received. No such condemnation, requisition or taking is, to the Knowledge of the Company or the Principal Stockholders, threatened or contemplated. Except as disclosed on SCHEDULE 3.27, there are no public improvements pending or contemplated which may result in special assessments against or otherwise affect the Real Estate.

    (d) The Real Estate is in compliance in all material respects with, includes all rights necessary to assure compliance with, and all buildings, structures, other improvements and fixtures on such Real Estate and the operations therein conducted conform in all material respects to, all applicable health, fire, water, environmental, safety, zoning, building, use or similar Rules. The Real Estate includes all rights to any off-site facilities necessary to ensure material compliance with all applicable zoning, building, health, fire, water and use Rules. The zoning of each parcel of Real Estate permits the existing improvements and the continuation following consummation of the transactions contemplated hereby of the business of the Company as presently conducted thereon. The Company and the Subsidiary have all licenses, certificates of occupancy, permits and authorizations required to operate their businesses and utilize the Real Estate. The Company has all easements and rights necessary or appropriate to conduct their operations, including easements for all utilities, services, roadway and other means of ingress and egress and each parcel of Real Estate has direct access to public roadways. Except as disclosed on
SCHEDULE 3.27, the execution, delivery and performance of this Agreement and the transactions contemplated hereby will not result in the imposition of any transfer or other Tax with respect to the Real Estate. There will be no accrued but unpaid Taxes payable by the Company or any Subsidiary with respect to the Real Estate as of the Effective Time which is in excess of (or accruing at a rate which would result in a Tax in excess of) comparable Taxes paid by the Company or any Subsidiary in prior periods or to the extent of the reserves therefor reflected on the Most Recent Balance Sheet in accordance with GAAP, except for generally applicable real estate property tax increases imposed by the taxing authority.

    SECTION 3.28.  PRODUCTS AND WARRANTY LIABILITY.  Except as set forth on
SCHEDULE 3.28 attached hereto, there is no action, suit, written (or to the Company's knowledge, oral) inquiry, proceeding or investigation by or before any Governmental Authority pending or, to the Knowledge of the Company or the Principal Stockholders, threatened, against or involving the Company relating to any product alleged to have been processed, manufactured, serviced or sold by the Company and alleged to have been defective, or improperly processed, manufactured or serviced (a "WARRANTY CLAIM") which could, individually or in the aggregate, have a Material Adverse Effect, nor are there any existing facts or circumstances which make it reasonably probable that a Warranty Claim could be asserted, which, if so asserted, would be reasonably likely to result in a Material Adverse Effect. Except as set forth on
SCHEDULE 3.28, (i) the Company will not be subject to any Claim, expense, Liability or obligation arising from injury to Person or property as a result of ownership, possession or use of any product manufactured, processed, serviced, distributed or shipped or sold by the Company prior to the Effective Time,
(ii) there is no fact relating to any product that may impose upon the Company a duty to recall such product or a duty to warn customers or others of a defect in any such product and (iii) there is no latent or overt design, manufacturing or other defect in any product produced by the Company, which could, individually or in the aggregate, have a Material Adverse Effect. The Surviving Corporation will not incur any product or service warranty expense in respect of products sold or services provided by the Company prior to the Effective Time in excess of the reserves therefor reflected on the Most Recent Balance Sheet in accordance with GAAP which expense could reasonably likely, individually or in the aggregate, have a Material Adverse Effect.

    SECTION 3.29.  TRANSACTIONS WITH RELATED PARTIES.  Except as set forth on
SCHEDULE 3.29 attached hereto, (a) there have never been nor are there now any transactions between the Company and (i) any director, officer, employee (except for the employment relationship), stockholder or Affiliate of the Company, or
(ii) any relative or spouse (or relative of such spouse) of any such director, officer, employee, stockholder or Affiliate (such Persons in (i) and (ii) being referred to herein as a "RELATED PARTY" or collectively as the "RELATED PARTIES"), (b) no Related Party has ever been a director or officer of, or has had any direct or indirect interest in, any firm, corporation, association or business enterprise which during such period has been a supplier, customer, sales agent, licensor, licensee, lessor or lessee of the Company, or has competed with or been engaged in any business of the kind being conducted by the Company, (c) no Related Party has an interest in or owns, directly or indirectly, in whole or in part, any tangible or intangible property of the Company, or that the Company uses in the conduct of its business, (d) no Related Party has any cause of action or other claim whatsoever against or owes any money or other amounts to, nor is any Related Party owed any money or other amounts by, the Company other than amounts owed for compensation, employee benefits or travel expenses incurred in the ordinary course of business and
(e) no Related Party is a party to any contract, lease, agreement, arrangement or commitment used in the operations of the Company. Except as set forth on
SCHEDULE 3.29 attached hereto, the Company has no indebtedness to or from any Related Party.

    SECTION 3.30. CUSTOMERS AND VENDORS. Set forth on SCHEDULE 3.30 attached hereto is a list of the 20 largest of each of the customers and vendors (specifying the amount purchased or sold) of the Company for the twelve month period ending March 31, 2000. During the twelve months preceding the date hereof or the Effective Time, as applicable, no such customer or vendor has terminated or changed significantly its relationship with the Company, to the Knowledge of the Company or the Principal Stockholders, the Company has not done anything to adversely affect their relationship with any such customers or vendors and to the Knowledge of the Company or the Principal Stockholders, no such customer or vendor has suffered a significant adverse change in its condition (financial or otherwise). Except as set forth on SCHEDULE 3.30, no customer or vendor of the Company has threatened to terminate or change significantly its relationship with the Company on or after the Effective Time, nor, to the Knowledge of the Company or the Principal Stockholders, will the consummation of the transactions contemplated by this Agreement materially adversely affect the relationship of the Company with any of its customers or vendors. The Company directly invoices the customers who purchase products.

    SECTION 3.31. NAMES. Except as disclosed on SCHEDULE 3.31 attached hereto, the Company has never operated under any name other than Spectral
Solutions, Inc.

    SECTION 3.32. FORECASTS. The operating plan summaries and forecasts for the Company delivered by the Company to Parent (the "FORECASTS"), which Forecasts are attached hereto as SCHEDULE 3.32, were prepared by the Company in good faith and in a manner consistent with past forecasting practices (taking into account changes in accounting methods), and the Company believes that the assumptions upon which the Forecasts are based are reasonable. Based upon presently available information and excluding any impact on the financial performance of the Surviving Corporation resulting solely from the transactions contemplated by this Agreement, the Forecasts provide a reasonable estimate of the anticipated financial performance of the Surviving Corporation for the period covered thereby but there is no guarantee or warranty that any such results will be obtained.

    SECTION 3.33. YEAR 2000 COMPLIANCE. Except as set forth on SCHEDULE 3.33 attached hereto, all computer, network or other data processing hardware, software, systems and technology, and all computer controlled facility components (defined as software driven technology and embedded microchip technology, including programmable thermostats, HVAC controllers, auxiliary elevator controllers, utility monitoring and control systems, fire detection and suppression systems, alarms, security systems, and any other facilities control systems utilizing microcomputer, minicomputer, or programmable logic controllers) (collectively, the "COMPUTER SYSTEMS") owned or used by the Company are fully Year 2000 Compliant. The Company has not suffered, and the Company reasonably expects that the Company will not at any time hereafter suffer any interruption of, or interference with, its business operations or activities by reason of the failure of any Computer Systems owned or used by the Company or, to the knowledge of the Company or the Principal Stockholders, any of its suppliers to be Year 2000 Compliant. For such purposes, "YEAR 2000 COMPLIANT" means, with respect to any Computer Systems owned or used by any Person, that such Computer Systems (a) will correctly store, represent, and process (including sort) all dates (including single and multi-century formulas and leap year calculations), such that errors will not occur when the date being used is in the Year 2000, or in a year preceding or following the Year 2000; and
(b) will operate and will not cause or result in an abnormal termination or ending.

    SECTION 3.34. DISCLOSURE. All documents, agreements and other papers and materials delivered by or on behalf of the Company or the Principal Stockholders in connection with this Agreement, the Additional Agreements and the transactions contemplated hereby and thereby are true, complete and accurate. All documents referred to in this Agreement, including in the Schedules or Exhibits, and the corporate minute books of the Company have been delivered to Parent. Such corporate minute books contain all of the minutes of meetings of stockholders, board of directors, and any committees of the board of directors that have been held and all of the written consents to action executed in lieu thereof. None of the representations, warranties or statements of the Company or the Principal Stockholders contained in this Agreement, in the Schedules or Exhibits hereto, or in any other agreement, instrument or document executed or delivered by or on behalf of such Person in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the representations, warranties or statements made, in the context in which made, not false or misleading. There is no fact Known to the Company or the Principal Stockholders which has not been disclosed to Parent and Sub in writing that could reasonably likely cause a Material Adverse Effect or could reasonably likely result in a Material Adverse Effect. The Company and the Principal Stockholders acknowledge that the statements contained in this Section shall not be deemed to limit or qualify any of the other representations or warranties contained in this Agreement, in the Schedules or Exhibits hereto or in any agreement or document delivered in connection herewith.

    SECTION 3.35. DISCLAIMER. No promises or representations have been or are made by the Company or any Principal Stockholder or other Company Stockholder except as expressly set forth in this Agreement, whether regarding Company's conduct of the Business prior to the Closing, the operations of the Business prior to the Closing, any projections or forecasts of the Business or Company, or otherwise; and Parent and Sub (and any stockholders thereof), in entering into this Agreement have not relied on any representations or promises except as set forth in this Agreement (including, without limitation, the Schedules and Exhibits hereto).

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                         OF THE PRINCIPAL STOCKHOLDERS

    Each of the Principal Stockholders hereby represent and warrants severally but not jointly, to each of Parent and Sub as of the date hereof and as of the Effective Time as set forth below. The information disclosed on any Schedule attached hereto shall be deemed to relate solely to the section of this
Article IV to which such Schedule relates and shall not be deemed made by other sections to which such discloses may apply unless such disclosure is cross-referenced in the Schedule(s) relating to such other section(s), and only to the extent that the applicable information or risk is described.

    SECTION 4.1. AUTHORIZATION. Such Principal Stockholder, to the extent that it is not a natural person is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with full power and authority to enter into, execute and deliver this Agreement and the Additional Agreements to which it is a party and to perform and observe fully its obligations hereunder and thereunder and to perform the transactions contemplated hereby and thereby. Such Principal Stockholder to the extent that he or she is a natural person, has the legal capacity to enter into this Agreement and the Additional Agreements to which such Person is a party and to consummate the transactions contemplated hereby and thereby. Such Principal Stockholder has taken all action required by law, the Company's Articles of Incorporation and Bylaws, or otherwise to authorize the execution, delivery and performance of this Agreement and the Additional Agreements to which such Person is a party and the consummation by such Principal Stockholder of the transactions contemplated hereby and thereby. This Agreement and the Additional Agreements to which such Person is a party have been duly and validly executed and delivered by such Principal Stockholder and, assuming due authorization, execution and delivery by Parent and Sub, constitute valid and binding legal obligations of such Principal Stockholder, enforceable against each of such Principal Stockholder in accordance with their terms subject to the Enforceability Exceptions.

    SECTION 4.2. NO VIOLATION. Neither the execution, delivery or performance of this Agreement or the Additional Agreements by such Principal Stockholder nor the consummation of the transactions contemplated hereby or thereby will
(a) violate, conflict with or result in any breach of any provision of the organizational or governing documents of such Principal Stockholder,
(b) violate, conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) in any material respect under, or permit the termination of, or require any notice under, or require the consent of any other party to, or result in the acceleration of, or entitle any party to accelerate (whether as a result of a change in control of the Company or otherwise) any obligation or agreement, or result in the loss of any benefit or the imposition of any fee or penalty, or give rise to the creation of any Lien upon any of the respective properties or assets of the Company or such Principal Stockholder (including the Principal Stockholder's Company Securities), in each case under any of the terms, conditions or provisions of any debt, note, bond, mortgage, indenture, deed of trust, license, lease, permit, agreement or other instrument or obligation to which such Principal Stockholder is a party or by which they or any of their respective properties or assets may be bound or affected (unless requisite waivers or consents satisfactory in form and substance to Parent shall have been obtained in writing and delivered to Parent prior to the Closing) or (c) violate in any material respect any Rules (including foreign, federal and state securities laws) of any Governmental Authority applicable to such Principal Stockholder or any of their respective properties, assets or operations.

    SECTION 4.3. OWNERSHIP OF STOCK. Such Principal Stockholder owns of record and beneficially the amounts and type of Company Securities specified as owned by such Principal Stockholder on SCHEDULE 3.5 attached hereto, free and clear of all Liens and such Principal Stockholder does not own, beneficially or of record, any other debt or equity securities of the Company or any option, warrant, call, subscription or any other right to acquire any such securities. There are no options, warrants, calls, subscriptions, conversion or other rights, agreements or commitments to acquire from such Principal Stockholder any shares of capital stock of the Company or any other securities convertible into, exchangeable for or evidencing the right to subscribe for any shares of capital stock of the Company or the Surviving Corporation, or any other security of the Company or the Surviving Corporation. Except as set forth on SCHEDULE 3.5, there are no voting agreements, voting trust agreements, proxies or stockholder or similar agreements relating to the capital stock of the Company to which any Stockholder is a party. Such Principal Stockholder has sole power of disposition and voting with respect to all of the Company Securities owned beneficially or of record by such Principal Stockholder, including without limitation, the sole power to demand, assert or otherwise exercise dissenter's or appraisal rights. Such Principal Stockholder is not a resident of any state which is subject to community property laws.

    SECTION 4.4. INVESTMENT REPRESENTATION. Such Principal Stockholder will accept the Merger Consideration for his, her or its own account and not for any other Person and for investment purposes only and without any view to distribute, resell or otherwise transfer the same. Such Principal Stockholder represents, warrants and acknowledges that he, she or it has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of the investment contemplated to be made hereunder and that they have sufficient financial strength to hold the same as an investment and to bear the economic risks of such investment (including possible loss of such investment) for an indefinite period of time. Such Principal Stockholder acknowledges that he, she or it is fully informed that the Merger Consideration being sold hereunder is being sold pursuant to a private offering exemption of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and is not being registered under the Securities Act or under the securities or blue sky laws of any state or foreign jurisdiction; that such securities must be held indefinitely unless they are subsequently registered under the Securities Act and any applicable state securities or blue sky laws, or unless an exemption from registration is available thereunder; and that Parent, except as expressly provided in Sections 6.14 and 6.15 hereof, has no obligation to register such securities. Such Principal Stockholder acknowledges that he, she or it has such knowledge and experience in financial and business matters so as to be capable of evaluating the risks and merits of this investment, that all public documents and records pertaining to the investment in Parent have been made available or delivered to them; that they have had an opportunity to ask questions of and receive answers from Parent concerning the terms and conditions of this Agreement and the Additional Agreements and to obtain additional information, to the extent that Parent possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information contained in such public documents and records.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                               OF PARENT AND SUB

    Parent and Sub hereby jointly and severally represent and warrant to the Company and the Company Stockholders that:

    SECTION 5.1. ORGANIZATION AND QUALIFICATION. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and Colorado, respectively.

    SECTION 5.2. AUTHORIZATION. Parent and Sub each have full corporate power and authority to execute and deliver this Agreement and the Additional Agreements to which it is a party and to perform and observe fully its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, subject to receipt of Parent Stockholder Approval (as defined in Section 8.1 hereof). Each of Parent and Sub has taken all corporate action required to authorize the execution, delivery and performance by it of this Agreement and the Additional Agreements to which it is a party and the consummation by it of the transactions contemplated hereby and thereby. This Agreement and the Additional Agreements to which Parent or Sub is a party have been duly and validly executed and delivered by Parent or Sub, as applicable, and, assuming due authorization, execution and delivery by the

Company and the Company Stockholders, will constitute a valid and binding obligation of Parent or Sub, as applicable. The approval of the Parent Stockholders is not required to authorize the transactions contemplated hereby, except to the extent necessary to authorize a sufficient number of shares of Parent Common Stock so that the Parent Common Stock issuable to the Company Stockholders pursuant hereto are duly authorized (which approval, under the proxy rules under the Securities Exchange Act of 1934, as amended, could require the same disclosure as if the transactions contemplated hereby did require approval of the Parent Stockholders).

    SECTION 5.3. NO VIOLATION. Neither the execution and delivery of this Agreement by Parent and Sub and the performance by Parent and Sub of their obligations hereunder nor the consummation by Parent and Sub of the transactions contemplated hereby will (a) violate, conflict with or result in any breach of any provision of the Certificate of Incorporation or Bylaws of Parent or Sub,
(b) violate, conflict with or result in a violation or breach of, or constitute a default (with or without due notice or lapse of time or both) under, or permit the termination of, or result in the acceleration of, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent or Sub is a party or by which they or any of their respective properties or assets may be bound or affected or (c) violate any Rule of any Governmental Authority applicable to Parent or Sub or any of their respective properties, assets or operations, excluding from the foregoing clauses (b) and (c) violations, conflicts, breaches or defaults which, in the aggregate would not have a material adverse effect on the business, properties, operations or condition (financial or otherwise) of Parent or Sub.

    SECTION 5.4. CAPITALIZATION OF PARENT. The authorized capital stock of Parent consists of 60,000,000 shares of Parent Common Stock and 100,000 shares of preferred stock, of which 10,000 shares have been designated as Series A Junior Participating Preferred Stock. Except as set forth in SCHEDULE 5.4, the Parent Commission Filings accurately describe the outstanding and reserved capital shares, and obligations to issue capital shares, of Parent. Assuming that the condition to closing set forth in Section 8.1(e) has been satisfied, the shares of Parent Common Stock to be issued hereunder subject to the terms hereof and Escrow Agreements will be validly issued, fully paid, non-assessable and free and clear of preemptive rights, Liens (except as may arise from any action of the holder thereof), warrants, options or other repurchase rights.

    SECTION 5.5. CONSENTS AND APPROVALS. Other than the filing of a certificate of merger pursuant to the CBCA and requirements of federal and state securities laws, no filing or registration with, no notice to and no permit, authorization, consent or approval of, any public or governmental body or authority is necessary for the consummation by Parent or Sub of the transactions contemplated by this Agreement.

    SECTION 5.6. BROKERS. Parent has not engaged any investment banker, broker or finder in connection with the transactions contemplated hereby.

    SECTION 5.7. PARENT COMMISSION REPORTS. Parent has timely filed with the Securities and Exchange Commission ("SEC") and made available to the Company and the Principal Stockholders all periodic reports, annual reports to stockholders and proxy statements required to be filed by it during the last two fiscal years, under the Securities Exchange Act of 1934, as amended ("EXCHANGE ACT") (such periodic reports and other documents, together with any amendments thereto, are sometimes collectively referred to as the "PARENT COMMISSION FILINGS"). The Parent Commission Filings (a) either did not contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading as of their respective dates, or to the extent that such misrepresentation or omission may have existed, such disclosure has been corrected by Parent in subsequent Parent Commission Filings prior to the Closing Date, and (b) complied as of their respective dates in all material respects with the applicable requirements of the Exchange Act and the applicable rules and regulations of the SEC thereunder.

    SECTION 5.8. ABSENCE OF CERTAIN ACTIONS. Notwithstanding any limitations or qualifications of, or exceptions to any other representation and warranty contained in this Article V, except as described on SCHEDULE 5.8, there has been no material adverse change in the affairs of Parent which has not been disclosed in the Parent Commission Filings.

    SECTION 5.9. DISCLAIMER. No promises or representations have been or are made by Parent to the Company or any Stockholder except as expressly set forth in this Agreement, whether regarding Parent's conduct of the Business following the Closing, the operations of Parent following the Closing, any projections or forecasts of the Business or Parent relating to the period following the Closing, or otherwise and Sellers, in entering into this Agreement, have not relied on any representations or promises except as set forth in this Agreement and in the Parent Commission Filings.

                                   ARTICLE VI
                                   COVENANTS

    SECTION 6.1. CONDUCT OF BUSINESS OF THE COMPANY PRIOR TO THE EFFECTIVE TIME. From the date hereof through the Effective Time, the Company agrees that, except as expressly contemplated or permitted by this Agreement or to the extent that Parent shall otherwise consent in writing (such consent not to be unreasonably withheld or delayed), the Company shall use commercially reasonable best efforts to carry on its business and affairs in such a manner so that the representations and warranties contained in Article III shall continue to be true and correct in all material respects on and as of the Closing as if made again by the Company on the Closing Date, and the Company shall carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and use commercially reasonable best efforts to preserve intact its present business organizations, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers and others having business dealings with them. From the date hereof through the Effective Time, the Principal Stockholders agree that except as expressly contemplated or permitted by this Agreement or to the extent that Parent shall otherwise consent in writing, the Principal Stockholders shall carry on their affairs so that the representations and warranties contained in
Article IV hereof shall continue to be true and correct on and as of the Closing as if made again by the Principal Stockholders on the Closing Date. Without limiting the generality of the foregoing, prior to the Effective Time, and except as expressly contemplated or permitted by this Agreement, the Company will not, without the prior written consent of Parent:

    (a) split, combine or reclassify any shares of its capital stock or other equity interests, declare, pay or set aside for payment any dividend or other distribution in respect of its capital stock or other equity interests, or directly or indirectly, redeem, purchase or otherwise acquire any shares of its capital stock or other securities;

    (b) issue, sell, pledge, dispose of, encumber or deliver (whether through the issuance or granting of any options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock or other equity interests of any class of the Company or any securities convertible into or exercisable or exchangeable for shares of stock or other equity interests of any class of the Company (other than (i) the issuance of stock certificates in replacement of lost certificates or issuance of Company Common Stock upon exercise of any Options, or (ii) the issuance of additional shares of Company Common Stock or Company Preferred Stock to accredited investors (as defined in Rule 501 under the Securities Act) in an amount up to ten percent (10%) of the total number of shares of the Company's currently issued and outstanding Common Stock and Company Preferred Stock in order to raise additional working capital if such an issuance is reasonable under the circumstances), provided, that (i) the purchaser of such additional stock is a Company Stockholder immediately prior to such issuance; (ii) such Purchaser either (A) is or becomes by executing appropriate documents a Principal Stockholder or (B) (1) waives all appraisal or dissenter rights with respect to all Company Securities then owned or thereafter acquired in connection with the Merger and the related transactions, (2) grants Parent an irrevocable proxy (containing terms of which are substantially similar to the terms of the proxy (but not the option terms) contained in the Option and

Exclusive Dealing Agreements referenced in the definition of Additional Agreements and (3) agrees to execute an applicable Letter of Representation and Agreement in substantially the form referenced in Section 8.2(i) in connection with the Closing; (iii) after such issuance not less 85% of the outstanding Company Securities are owned by Principal Stockholders, in the aggregate, and
(iv) after such issuance not less than 80% of the then outstanding Company Preferred Stock and 80% of the then outstanding Company Common Stock are subject to all of the provisions of the Option and Exclusive Dealing Agreements (i.e., the option terms as well as the proxy terms) (an issuance of stock permitted by this clause (ii) is referred to herein as a "PERMITTED ADDITIONAL INVESTMENT");

    (c) incur any Liability or obligation other than in the ordinary and usual course of business and consistent with past practice, issue any debt securities, make, create, incur, assume or suffer to exist any Lien on its assets, or assume, guarantee, endorse or otherwise as an accommodation become responsible for the Liabilities of any other Person;

    (d) pay any deferred Tax Liability or repay any other Tax Liability other than in the ordinary course of business;

    (e) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division or significant assets thereof or acquire, directly or indirectly, any equity interest in any Person or incur any capital expenditures other than the capital expenditures set forth on SCHEDULE 6.1;

    (f) amend, modify or waive compliance with the Articles of Incorporation or Bylaws of the Company or the terms of any Option;

    (g) sell, lease, license, encumber or otherwise dispose of any assets in excess of $50,000 individually or $200,000 in the aggregate other than sales of inventory in the ordinary course of business;

    (h) make any change in financial or tax accounting methods, principles or practices or make or cause to be made any elections on Tax returns of the Company or any Subsidiary, except as consistent with past practices;

    (i) enter into, amend or terminate, or agree to enter into, amend or terminate, any Contract other than in the ordinary course of business unless, in each case, such amendment, termination, or agreement, singly or together with other such actions, will not have a Material Adverse Effect;

    (j) extend credit in the sale of products, collection of receivables or otherwise, other than in the ordinary course of business consistent with past practices;

    (k) fail to pay any of the Company's accounts payable within 45 days of incurrence of such account payable (except in the case of wages and other compensation payable to employees, which shall at all times be paid when due in a timely and regular manner and payables to Leybold related to purchase orders specified in SCHEDULE 3.11, which shall be paid within thirty days of delivery of the applicable equipment);

    (l) fail to maintain inventories at current levels, except for sales in the ordinary course of business consistent with past practices, and maintain the property and assets of the business in reasonable operating condition, reasonable wear and tear excepted;

    (m) fail to maintain and keep in full force and effect all insurance on assets and property or for the benefit of employees of the business, all liability and other casualty insurance, and all bonds on personnel, presently carried, fail to present all claims under such insurance policies in a proper and timely manner or breach any obligation under such insurance policies;

    (n) fail to preserve intact the organization of the business, keep all Licenses in full force and effect, use commercially reasonable efforts to keep available the services of the present executives, employees and agents of the business (other than customary turnover not initiated by the Company) and preserve and enhance the goodwill of suppliers, distributors, customers and others having business relationships with the Company;

    (o) fail to maintain its books, accounts and records in the usual, regular and ordinary manner on a basis consistent with prior years;

    (p) fail to conduct its business in the usual and ordinary course consistent with past practices except for changes contemplated by this Agreement or resulting from this Agreement;

    (q) take any action that would require disclosure on SCHEDULE 3.11 hereof;

    (r) directly or indirectly engage in any transaction with any officer, director, stockholder or other insider or Affiliate which is not at arm's length;

    (s) fail to use commercially reasonable efforts to take or omit to take any action where such failure would make any representation or warranty in
Article III hereof untrue or incorrect as of the Closing provided, however, that the failure to spend money outside the usual and ordinary course of business shall not constitute a violation of this subsection (r);

    (t) adopt, amend or terminate any Plan, other than changes in employee welfare or benefit arrangements with respect to officers and employees of the Company made in the ordinary course consistent with past practice;

    (u) grant, or become obligated to grant, any increase in the compensation of officers or employees of the Company, including any such increase pursuant to any Plan (except for increases in compensation in the ordinary course of business consistent with past practice);

    (v) enter into any employment or similar agreement or arrangement with any director or employee of the Company or any independent contractor to provide services to the Company outside of the ordinary course of business consistent with past practices; or

    (w) agree, in writing or otherwise, to do any of the foregoing.

    SECTION 6.2. NO SOLICITATION. Neither the Company nor the Principal Stockholders shall, and each shall cause their respective Affiliates, officers, partners, directors, employees, representatives and agents, not to, directly or indirectly, encourage, solicit, initiate, engage or participate in discussions or negotiations with, or provide any information to, any Person other than Parent, Sub or their Affiliates (a "THIRD PARTY") in connection with any exchange offer, merger, consolidation, sale of substantial or material assets, sale of securities, acquisition of beneficial ownership of or the right to vote securities, liquidation, dissolution or similar transaction involving the Company (such proposals, announcements or transactions being referred to herein as "ACQUISITION PROPOSALS"). The Company and the Principal Stockholders shall promptly inform Parent of any written (or to the extent the Company or any Principal Stockholder has knowledge, any oral) inquiry (including the terms thereof and the identity of the Third Party making such inquiry) which any one of them may receive in respect of an Acquisition Proposal and furnish to Parent a copy of any such written inquiry.

    SECTION 6.3. ACCESS TO INFORMATION. Between the date of this Agreement and the Effective Time, at reasonable times and upon reasonable notice without significant disruption to the business of the Company, the Company will give Parent and its authorized representatives full access at Parent's expense to all personnel, offices and other facilities, and to all books and records of the Company (including Tax returns and accounting work papers) and shall permit Parent to make and shall fully cooperate with regard to such inspections (in order to conduct, among other things, interviews of individuals, visual inspections of facilities, and Phase I and, if necessary, Phase II environmental assessments of the facilities) as it may require and shall cause its officers to furnish Parent such financial and operating data and other information with respect to the business and properties of the Company as Parent may from time to time reasonably request; provided, however, that the Company shall have the right to be present during any such inspection and contact with personnel, and all records and information shall remain subject to a certain confidentiality/proprietary agreement dated January 19, 2000. The representations and warranties of the Company contained herein or in any certificate or other documents delivered to Parent shall not be deemed waived or otherwise affected by any such investigation made by Parent or any of its representatives. By written notice to the Parent and Sub given at least ten (10) days prior to the anticipated Closing Date, the Company or any Principal Stockholder may supplement or amend any of the disclosure schedules attached hereto (or create one or more additional disclosure schedules, if appropriate) with respect to any matter that arises or is discovered after the date of this Agreement that, if existing or known at the date of this Agreement, would have been required to be set forth or listed in any such schedule; provided that, for purposes of determining the rights and obligations of the parties under this Agreement, any such disclosure will be deemed to have been disclosed to Parent and Sub as of the date of this Agreement and Parent shall be deemed to have consented to any such disclosure solely for the purposes of determining whether Parent is entitled to indemnity (but not for the purpose of determining whether the condition to closing set forth in Section 8.2(a) has been satisfied) unless: (i) the items disclosed arose other than in the ordinary course of business; and (ii) in case of items that arose from events, transactions and occurrences after the date hereof, such items constitute violations of the covenants contained in Section 6.1 or (iii) the items disclosed were known to the Company on the date hereof.

    SECTION 6.4. ALL REASONABLE EFFORTS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done as promptly as practicable, all things necessary, proper and advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement (including, without limitation, refraining from taking any action with the intent of making any representation or warranty of such party to be or become untrue). If at any time after the date hereof any further action is necessary or desirable to carry out the purposes of this Agreement, including the execution of additional instruments, each party to this Agreement shall take all such necessary action.

    SECTION 6.5. CONSENTS AND APPROVALS. The Company and the Principal Stockholders shall (a) use their commercially reasonable efforts to obtain all necessary permits, consents, waivers, approvals, orders and authorizations of all Governmental Authorities and other Persons required to be obtained by the Company and Principal Stockholders in connection with the execution, delivery and performance of this Agreement, the Additional Agreements and the consummation of the transactions contemplated hereby and thereby by each such party (including, without limitation, the consent of the holders of the Options to the terms of Section 2.4 hereof), (b) diligently assist and cooperate with Parent in preparing and filing all documents required to be submitted by Parent to any Governmental Authority or its stockholders in connection with the execution, delivery and performance of this Agreement, the Additional Agreements and the consummation of the transactions contemplated hereby and thereby and the obtaining of Parent Stockholder Approval (as defined in Section 8.1 hereof) (which assistance and cooperation shall include timely furnishing to Parent of all information concerning the Company or Principal Stockholders which, in the opinion of counsel to Parent, is required to be included in such documents provided that reasonable notice is given), and in obtaining any permits, consents, waivers, approvals, orders and authorizations which may be required to be obtained by Parent in connection therewith and (c) keep Parent apprised of the status of any inquiries made of such party by any Governmental Authority with respect to this Agreement, the Additional Agreements or the transactions contemplated hereby and thereby. Each party will keep the other apprised of the status of any inquiries made of such party by any Governmental Authority with respect to this Agreement, the Additional Agreements or the transactions contemplated hereby and thereby.

    SECTION 6.6. PUBLIC ANNOUNCEMENTS. Parent shall determine when and the extent to which it is desirable or necessary to issue any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger and neither the Company nor the Principal Stockholders shall make any such press release or public statement without the prior consent of Parent. Parent shall not issue any such press release or make any such public statement without first consulting with the Company and without first providing the Company with a copy of any such written press release and provide the Company with a reasonable opportunity to have input, except as may be required by applicable law or by obligations pursuant to any listing agreement with any securities market or any securities market regulations.

    SECTION 6.7. DISCLOSURE SUPPLEMENTS. The Company and the Principal Stockholders shall promptly deliver to Parent in writing any information which, if existing, occurring or Known at the date of this Agreement, would have been required to be set forth or described in any Schedule hereto or which is necessary to correct any information in any Schedule which has been rendered inaccurate thereby, including, without limitation, the audited financial statements of the Company promptly upon their delivery by the Company's auditor. Parent shall promptly deliver to the Company in writing notice of any Parent Commission Filings made after the date hereof and any information not included in any Parent Commission Filing which, if existing, occurring, or Known at the date of this Agreement, would have been required to be set forth or described in any Schedule hereto or which is necessary to correct any information in any Schedule which has been rendered inaccurate thereby.

    SECTION 6.8. PAYMENT OF TRANSACTION EXPENSES. Prior to the Effective Time, the Company shall have paid its transaction expenses invoiced prior to the Effective Time as well as any other transaction expenses which the Company reasonably estimates shall be incurred through the Effective Time not to exceed the lesser of (x)$200,000] and (y) the proceeds (net of transaction expenses) from any Permitted Additional Investment; provided further that upon the Effective Time Parent shall deliver 111,111 shares of Parent Common Stock to the Financial Advisor (the issuance of which will reduce the number of shares of Parent Common Stock issuable to the Company Stockholders pursuant to and in accordance with Section 2.1(g)).

    SECTION 6.9.  COMPANY STOCKHOLDER APPROVAL.

    (a) As promptly as practicable, the Company shall (i) in accordance with the applicable provisions of the CBCA and the Company's Articles of Incorporation and By-laws, call, give notice, convene a special meeting, or solicit written consents of the Company Stockholders for the purpose of approving this Agreement and the Merger, (ii) recommend such approvals to the Company Stockholders and solicit proxies or consents therefor, and (iii) use commercially reasonable efforts to obtain such approvals of its stockholders. The Principal Stockholders shall vote, cause to be voted or execute a written consent with respect to all shares of Company Securities directly or indirectly owned beneficially or of record by them in favor of such approvals, and shall use commercially reasonable efforts to cause the other Company Stockholders to vote or execute a written consent in favor of such approvals. Each Principal Stockholder hereby fully and forever waives any and all dissenter's or appraisal rights in connection with the Merger and any other transactions contemplated hereby which such Principal Stockholder may now or hereafter have under applicable law or otherwise.

    (b) In connection with the solicitation of such consent and approval, the Company will prepare appropriate statements required to be furnished to the Company Stockholders under the CBCA, the Company's Articles of Incorporation and By-laws and Rule 502(b)(2) under the Securities Act (the "INFORMATION STATEMENT") and to be mailed to each Company Stockholder, all at the earliest practicable time; PROVIDED, HOWEVER, that the Information Statement shall be subject to the prior review and approval of Parent which is not to be unreasonably withheld or delayed. None of the information supplied or to be supplied by the Company for inclusion in or with the Information Statement (other than Parent Commission Filings and other information provided by Parent in writing expressly for inclusion in or with the Information Statement) will, at the date the Information Statement is first mailed to the Company Stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading (except for information furnished in writing by Parent expressly for inclusion therein or therewith).

    SECTION 6.10. AUTHORIZATION OF PARENT COMMON STOCK. Parent shall, in accordance with the applicable provisions of Delaware law, Parent's Certificate of Incorporation and By-laws, and the Securities Exchange Act of 1934, as amended, use commercially reasonable efforts to seek any approvals necessary for Parent to have sufficient authorized but unissued shares of Parent Common Stock to issue all of the Merger Consideration.

    SECTION 6.11. DIRECTORS, OFFICERS AND TRUSTEES. As of the Effective Time, upon the request of Parent, the Principal Stockholders shall promptly cause any officer or director of the Company to tender his or her resignation with respect to such office or directorship and shall cause any trustee (or similar official) of any Plan to tender its resignation with respect to such position.

    SECTION 6.12. SPECIFIC PERFORMANCE. Each of the parties hereto hereby acknowledges and agrees that the other parties would be damaged irreparably in the event that any of the material provisions of this Agreement are not substantially performed in accordance with their specific terms or are otherwise breached. Accordingly, each of the parties hereto hereby agrees that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the material provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in addition to any other remedy to which they may be entitled pursuant hereto.

    SECTION 6.13.  INTENTIONALLY OMITTED.

    SECTION 6.14.  REGISTRATION RIGHTS.

    (a) REGISTRATION. Subject to Sections 6.14(b) and 6.14(c) hereof, by the later of: (i) 30 days after the Effective Time, or (ii) 45 days after the Company delivers to Parent the Company's audited balance sheet as of March 31, 2000, and the Company's audited consolidated statements of income, stockholders' equity and cash flows for the period from the Company's inception through March 31, 2000 (the "Company Audited Financial Statements"), Parent shall file a registration on Form S-2 or S-3 (or such other form which Parent is then eligible to use with respect to the resale of Parent Common Stock) containing the minimum amount of disclosure required by the Securities Act and the rules of the Securities and Exchange Commission (the "SEC") thereunder which, pursuant to Rule 415 of the Securities Act, covers the Merger Consideration, (including the prospectus, amendments and supplements thereto, including post-effective amendments, and all exhibits and material incorporated by reference therein, a "REGISTRATION STATEMENT"), and shall use its commercially reasonable best efforts to cause such Registration Statement to be promptly declared effective. Subject to Section 6.14(b), Parent will use commercially reasonable best efforts to keep such Registration Statement in effect for a period expiring on the First Anniversary of the Effective Time (or, if earlier, the date upon which all of the shares of Parent Common Stock registered thereunder have been sold in accordance therewith). Parent shall keep the Principal Stockholders informed of the status and progress of all filings, SEC questions and any delays and timing of the preparation, filing, extension and ultimate effectiveness of the Registration Statement.

    (b) BLACKOUT PERIODS. If, prior to the filing or effectiveness of a Registration Statement, Parent shall furnish to the Principal Stockholders a certificate stating that the Parent has determined in its good faith judgment that the sale of Parent Common Stock pursuant to the Registration Statement would require (x) disclosure of material non-public information, the current disclosure of which would, in the sole judgment of Parent, be inadvisable under the circumstances (an "INFORMATION BLACKOUT"), or (y) filing of financial statements with the SEC in connection with a material acquisition or other event (a "FINANCIAL STATEMENT BLACKOUT"), then Parent's obligation to file a Registration Statement or use its commercially reasonable best efforts to cause such Registration Statement to become effective shall be deferred for a period not to exceed the earlier of (i) the date upon which (1) in the case of an Information Blackout such material information is disclosed to the public or
(2) in the case of a Financial Statement Blackout, the date upon which such financial statements are filed with the SEC or (ii) 90 days after Parent makes such good faith determination (the "BLACKOUT PERIOD"). If the Registration Statement is effective, then, upon written notice from Parent of an Information Blackout or a Financial Statement Blackout Parent may suspend sales pursuant to the Registration Statement for the applicable Blackout Period.

    (c) STOCKHOLDER'S OBLIGATIONS. Parent may require, as a precondition to its obligations pursuant to this Section 6.14 and/or Section 6.15 to any Company Stockholder, that such Company Stockholder furnish Parent with such information relating to such Company Stockholder and the shares of Parent Common Stock owned by such Company Stockholder as Parent deems reasonably necessary or appropriate in order to effect the registration of the Parent Common Stock in accordance herewith and, further that such Company Stockholder deliver a certification that
(i) such Company Stockholder intends in good faith to sell the Parent Common Stock owned by such Company Stockholder for which registration has been requested, (ii) such sale will be pursuant to ordinary brokerage transactions,
(iii) such Company Stockholder will deliver or cause to be delivered the prospectus contained in the Registration Statement, as then in effect, to such broker prior to the consummation of any such sale, (iv) such Company Stockholder, upon receipt of notice of any Blackout Period will (a) keep that fact that such notice has been delivered strictly confidential, (b) promptly halt any offer, sale, trading or transfer of any Parent Common Stock included in the applicable Registration Statement for the duration of such Blackout Period,
(c) promptly halt any use, publication or dissemination or distribution of the applicable Registration Statement, each prospectus included therein, and any amendment or supplement thereto for the duration of the Blackout Period; and
(v) upon receipt of any notice from the Parent of the happening of any event of as a result of which the Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, such Company Stockholder shall forthwith discontinue disposition of pursuant to the Registration Statement until receipt by such Company Stockholder of a supplemented or amended prospectus contemplated, and (vi) agree to bound by the indemnification provisions set forth in Section 6.14(d).

    (d) INDEMNIFICATION. In the event any shares of Parent Common Stock issued pursuant to the Merger are included in a registration statement under Sections
6.14 or 6.15:

        (i) To the extent permitted by law, Parent will indemnify and hold harmless each Company Stockholder and each of its directors, officers, and any person who controls such Company Stockholder within the meaning of the Securities Act against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act of 1933, as amended (the "Securities Act"), the Securities Exchange Act of 1934, as amended (the "Exchange Act") or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by
            Parent: (x) any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, (y) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or (z) any violation or alleged violation by Parent or each of its directors, officers, or any person who controls Parent within the meaning of the Securities Act of the Securities Act, the Exchange Act, any other federal or state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and Parent will pay as incurred to each such Company Stockholder for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED HOWEVER, that, pursuant to Section 6.14(d)(iii), the indemnity agreement contained in this Section 6.14(d) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Parent, nor shall Parent be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by, or on behalf of, such Company Stockholder; and PROVIDED FURTHER, that if any claim, action, demand, loss, damage, liability, cost or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission contained in any preliminary prospectus which did not appear in the final prospectus and if the Company Stockholder delivered a copy of the preliminary prospectus to the person alleging damage and failed to deliver a copy of the final prospectus to such persons, Parent shall not be liable with respect to the claims of such person.

        (ii) To the extent permitted by law, each Company Stockholder will, if shares of Parent Common Stock issued hereunder and held by such Company Stockholder are included in the securities as to which such registration qualifications or compliance is being effected, severally and not jointly, indemnify and hold harmless Parent, each of its directors, its officers and each person, if any, who controls Parent within the meaning of the Securities Act, any underwriter and any other holder of Parent Common Stock selling securities under such registration statement or any of such other stockholder's partners, directors or officers or any person who controls such stockholder, against any losses, claims, damages or liabilities (joint or several) to which Parent or any such director, officer, controlling person, underwriter or other such stockholder, or partner, director, officer or controlling person of such other stockholder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by, or on behalf of, such Company Stockholder to be specifically for use in connection with such registration; and each such Company Stockholder will pay as incurred any legal or other expenses reasonably incurred by Parent or any such director, officer, controlling person, underwriter or other stockholder, or partner, officer, director or controlling person of such other stockholder in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; PROVIDED FURTHER, that in no event shall any indemnity under this
             Section 6.14(d)(ii) exceed the net proceeds (after payment of taxes) from the offering received by such Company Stockholder.

       (iii) Promptly after receipt by an indemnified party under this
             Section 6.14(d) of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6.14(d), deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party shall have the right to retain separate counsel mutually satisfactory to the parties, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6.14(d), but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6.14(d). No indemnifying party shall be liable to an indemnified party for any settlement of any action or claim made without the consent of the indemnifying party; no indemnifying party may unreasonably withhold its consent to any such settlement. No indemnifying party will consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

        (iv) If the indemnification provided for in this Section 6.14(d) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; PROVIDED, that in no event shall any contribution by a Company Stockholder hereunder exceed the net proceeds from the offering received by such Company Stockholder.

        (v) The obligations of Parent and the Company Stockholders under this
            Section 6.14(d) shall survive completion of any offering of Parent Common Stock in a registration statement and the termination of this Agreement.

    SECTION 6.15. PIGGYBACK REGISTRATION RIGHTS. If, at any time after the first anniversary of the Effective Time, Parent proposes to register any of its securities under the Securities Act (other than as set forth in Section 6.15 above) and the registration form to be used may be used for the registration of the Parent Company Stock for resale (a "Piggyback Registration"), the Parent will give prompt written notice to all Company Stockholders of its intention to effect such a registration (which notice shall be given not less than 25 days prior to the date the registration statement is to be filed) and, subject to the terms hereof and Section 6.14(c), will include in such registration (to the extent actually effected) all Parent Common Stock issued pursuant hereto with respect to which the Parent has received written requests for inclusion therein within 15 days after the receipt of the Parent's notice (the "Piggyback Shares"); provided, however that Parent shall have no obligation to provide notice of or include such Registrable Shares with such Piggyback Registration in the event such Piggyback Registration is an underwritten registration. The rights pursuant hereto shall expire for any Company Stockholder on the first date on which such Company Stockholder can sell all shares of Parent Common Stock issued pursuant hereto and then owned by such Company Stockholder pursuant to Rule 144.

    SECTION 6.16. EMPLOYEES. The Company and the Principal Stockholders shall use commercially reasonable efforts to encourage the current employees of the Company to continue their employment and relationship with the Surviving Corporation following the Effective Time without any obligation of Parent or Sub to renegotiate any such employees' terms and conditions of employment.

    SECTION 6.17. EMPLOYEE BENEFITS MATTERS. The Surviving Corporation's officers and employees shall be eligible to participate in Parent's employee benefits programs (including medical and disability insurance, stock option plans, and 401(k) or other retirement plans), on the same terms and conditions as Parent's own officers and employees within not more than 90 days of the Effective Time. Until the transition to Parent's programs is complete, the Surviving Corporation or Parent shall maintain the Company's current employee benefit programs so that there is no lapse in coverage for any employee or officer who continues with the Surviving Corporation or its successor.

    SECTION 6.18.  INDEMNIFICATION; DIRECTORS' AND OFFICERS' LIABILITY
INSURANCE.

    (a) The certificate of incorporation and bylaws of the Surviving Corporation shall contain the provisions with respect to indemnification set forth in the certificate of incorporation and bylaws of the Company on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified prior to March 31, 2001 in any manner that would adversely affect the rights thereunder of persons who at any time prior to the Effective Time were identified as prospective indemnities under the certificate of incorporation or bylaws of the Company in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), unless such modification is required by applicable law.

    (b) Parent shall cause to be maintained in effect until March 31, 2001 the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company with respect to matters occurring prior to the Effective Time; provided, however, that: (i) Parent may substitute therefor policies of substantially the same coverage containing terms and conditions that are substantially the same for the indemnified parties to the extent reasonably available; and (ii) Parent shall not be required to pay a premium for such insurance in excess of $16,000, but in such case shall purchase as much coverage as possible for such amount.

                                  ARTICLE VII
                             RESTRICTIVE COVENANTS.

    In consideration of the Merger Consideration, each of the Principal Stockholders, severally, covenants with Parent as follows:

    SECTION 7.1. RESTRICTIONS. Each Principal Stockholder acknowledges that Parent has paid valuable consideration for the assets of the Company, particularly customer and supplier lists, distribution records, know-how, goodwill and other proprietary business information and trade secrets of the Company. The use by any Principal Stockholder of these relationships and such confidential information in a business or activity which competes with Parent or its Affiliates would provide the competing business with an unfair advantage over Parent or its Affiliates. Accordingly, subject to the other provisions of this Article VII, Parent wishes to restrict each Principal Stockholder's use of such information and each Principal Stockholder's ability to compete with Parent and its Affiliates. Each Principal Stockholder severally agrees, for the Merger Consideration, to comply from and after the Effective Time with the terms of this Article, all of which are reasonable and necessary to protect the confidential business information and trade secrets being acquired by Parent and to prevent any unfair advantage from being conferred upon a competing business of Parent or its Affiliate, as set forth below.

    SECTION 7.2.  NON-COMPETITION.

    (a) For a period of two years from and after the Effective Time, each Principal Stockholder (other than Tyco Electronics Corporation and Robert M. Yandrofski, PhD) agrees, severally, that it shall not, directly or indirectly, either alone or as a stockholder, partner, consultant, owner, agent, creditor, co-venturer of any other Person, or in any other capacity, directly or indirectly, engage in the Business within the Prohibited Area; provided that nothing herein shall prohibit any Stockholder from being an owner of not more than 5% of the outstanding stock of any class of a corporation which is publicly traded, so long as such Stockholder does not actively participate in the business of such corporation; provided further, that the restrictions contained in this Section 7.2 shall not apply to any Principal Stockholder listed on
Schedule 7.2 hereof at any time after his Involuntary Termination of Employment.

    (b) The term "PROHIBITED AREA" shall mean the areas set forth on
Schedule 7.2.

    (c) Each Principal Stockholder further agrees that it shall not directly or indirectly engage in any business at any time under a trademark or trade name that is confusingly similar to or may connote an association with "SPECTRAL SOLUTIONS", "SCT" or Superconductor Core Technologies" or any other trademark, trade name or logo of the Company; provided, however, that the use of Superconductor Core Technologies' "Y Snowflake" logo by a Principal Stockholder, shall not, by itself, violate this Section 7.2(c).

    SECTION 7.3. NON INTERFERENCE WITH BUSINESS RELATIONS. For a period of two years after the Closing Date, no Principal Stockholder shall, directly or indirectly, solicit, induce or attempt to solicit or induce any customer, supplier, licensee or other business relation of Parent or its Affiliates (including, without limitation, the Company and the Surviving Company) to cease doing business with Parent or its Affiliates, or in any way interfere with any such business relation of Parent or its Affiliates. Notwithstanding the foregoing, Robert M. Yandrofski, directly or through or with others, shall not be prohibited from offering products, services or technologies to other parties, including by soliciting, inducing or attempting to solicit or induce any other party to obtain any such products, services or technologies, or from consummating any transaction with any such party with respect to any such products, services or technologies, provided that Robert Yandrofski shall not use the Parent's Protected Information (defined below) to do so.

    SECTION 7.4. SOLICITATION OF CUSTOMERS AND EMPLOYEES. For a period of two years after the Closing Date, no Principal Stockholder (other than Tyco Electronics Corporation) shall, directly or indirectly, either alone or as a stockholder, partner, consultant, adviser, owner, agent, creditor, co-venturer of any other Person, or in any other capacity, (i) (except in the case of Robert
M. Yandrofski, PhD) sell to or solicit sales of products produced in the Business to any customer or account which was a customer or account of the Company as of the Closing Date or within the one-year period prior thereto, or
(ii) (other than through general, non targeted advertisements) solicit, hire, attempt to solicit or hire, or participate in any attempt to solicit or hire any person who was an employee of the Company or any of its Affiliates as of the Closing Date or within the six-month period prior thereto.

    SECTION 7.5. CONFIDENTIAL INFORMATION. Each Principal Stockholder recognizes that Parent's business interests require the fullest practical protection and confidential treatment of all information not generally known within the relevant trade group or by the public, including all documents, writings, memoranda, business plans, illustrations, designs, plans, processes, programs, inventions, computer software, reports, sources of supply, customer lists, supplier lists, trade secrets and all other valuable or unique information and techniques acquired, developed or used by the Company relating to its businesses, operations, employees and customers (hereinafter collectively termed "PROTECTED INFORMATION"). Each Principal Stockholder expressly acknowledges and agrees that Protected Information constitutes trade secrets and confidential and proprietary business information of Parent. Protected Information shall not include information which is or becomes part of the public domain through no breach of this Agreement by any Principal Stockholder. In addition, with respect to Robert M. Yandrofski, Protected Information shall not include any information (a) previously known, discovered, created, developed or the like and that either does not belong to the Company or is not directly relevant to the Company's business as that business has been conducted through the Effective Time, (b) that was acquired or otherwise received prior to the effective date of this Agreement without obligation of confidentiality, or
(c) that is independently developed without reference to the confidential and proprietary information of the Company or the Parent. Each Principal Stockholder acknowledges that Protected Information is essential to the success of the Business, and it is the policy of Parent to maintain as secret and confidential Protected Information which gives Parent a competitive advantage over those who do not know the Protected Information and is expressly and implicitly protected by Parent from unauthorized disclosure. Accordingly, each Principal Stockholder agrees to hold such Protected Information in a fiduciary capacity, to keep secret and to treat confidentially and not to, and not to permit any other Person to, directly or indirectly, appropriate, divulge, disclose or otherwise disseminate to any other Person nor use in any manner for any Principal Stockholder or any other Person's purposes or benefit any Protected Information, and not to use or aid others in using any such Protected Information in competition with Parent or its Affiliates except to the extent that disclosure is required by law; provided, however, that each Principal Stockholder shall provide Parent with notice as far in advance of any required disclosure as is practicable in order for Parent to obtain an order or other assurance that any information required to be disclosed will be treated as Protected Information and each Principal Stockholder shall use all reasonable efforts to cooperate with Parent in connection therewith and in furtherance thereof. This obligation of non-disclosure of information shall continue to exist for so long as such information remains Protected Information. For purposes of this Agreement, trade secrets are subject to the protection of the Illinois Trade Secret Act.

    SECTION 7.6. SCOPE. If, at the time of enforcement of this Article VII, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area.

    SECTION 7.7. REMEDIES. Each Principal Stockholder agrees that if he or she shall commit or threaten to commit a breach of any of the covenants contained in this Article VII, then Parent shall have the right to obtain all appropriate injunctive and other equitable remedies therefor, in addition to any other rights and remedies that may be available at law, it being acknowledged and agreed that any such breach would cause irreparable injury to Parent and that money damages would not provide an adequate remedy therefor.

                                  ARTICLE VIII
                               CLOSING CONDITIONS

    SECTION 8.1.  CONDITIONS TO EACH PARTY'S OBLIGATIONS UNDER THIS
AGREEMENT. The respective obligations of each party under this Agreement shall be subject to the fulfillment at or prior to the Effective Time of the following conditions, any one or more of which may be waived by the written consent of the parties hereto:

    (a) No injunction, restraining order or other ruling or order issued by any Governmental Authority or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect and no proceeding brought by any Governmental Authority shall be pending or threatened in writing which seeks any injunction, restraining order or other order which would prohibit consummation of the Merger or materially impair the ability of Parent to own and operate the business and assets of the Surviving Corporation after the Effective Time.

    (b) Parent, Sub, the Principal Stockholders and the Escrow Agent shall have executed and delivered the Escrow Agreement, which agreements shall become effective at the Effective Time.

    (b) Company Stockholder Approval shall have been duly and validly obtained.

    (c) Parent shall have sufficient unreserved and un-issued shares of authorized Parent Common Stock to deliver all of the Merger Consideration in the form of duly authorized, validly issued and fully paid and nonassessable shares of Parent Common Stock.

    SECTION 8.2. CONDITIONS TO THE OBLIGATIONS OF PARENT AND SUB UNDER THIS AGREEMENT. The obligations of Parent and Sub under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions any one or more of which may be waived by Parent and Sub:

    (a) Each of the covenants, obligations and conditions of the Company and the Principal Stockholders required to be performed or complied with or satisfied by such Person at or prior to the Closing pursuant to this Agreement shall have been duly performed, complied with and satisfied in all material respects, and each of the representations and warranties of the Company and the Principal Stockholders contained in this Agreement (including the Schedules delivered on the date of this Agreement but not including any information delivered to Parent subsequent to the date hereof pursuant to Section 6.7 hereof) shall be true and correct in all material respects (with materiality to be determined in the reasonable discretion of Parent) as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time, and Parent and Sub shall have received certificates to that effect signed by an officer of the Company and the Principal Stockholders.

    (b) All (i) action required by law or otherwise to be taken by the Board of Directors and stockholders of the Company to authorize the execution, delivery and performance of this Agreement and the Additional Agreements to which such Person is a party and the transactions contemplated hereby and thereby shall have been duly and validly taken, (ii) material licenses, permits, consents, waivers, approvals and similar authorizations of or from any Governmental Authorities or other Persons necessary or advisable in connection with the consummation of the Merger and the other transactions contemplated by this Agreement or any Additional Agreement or for the lawful conduct of the business of the Surviving Corporation following the Closing Date shall have been delivered, made or obtained, and Parent shall have received copies thereof in form and substance reasonably satisfactory to Parent.

    (c) Each of the employees of the Company identified on SCHEDULE 8.2 shall have entered into an employment agreement with the Surviving Company and/or Parent containing terms and conditions mutually agreeable to Parent and such employees and no key employees of the Company shall have terminated his or her employment with the Company since the date hereof other than as a result of death, disability or bona fide retirement; and each employee of the Company as of the Effective Time shall have entered into Parent's standard form of confidentiality and inventions agreement.

    (d) Each of the holders of the Options shall have consented, in writing in a form reasonably acceptable to Parent and its counsel, to the assumption of the Options pursuant to and in accordance with SECTION 2.4 hereof.

    (e) Parent shall have received all material permits, consents, waivers, approvals, orders and authorizations of all Governmental Authorities and other Persons required to be obtained by the Company and the Principal Stockholders in connection with the execution, delivery and performance of this Agreement, the Additional Agreements and the consummation of the transactions contemplated hereby and thereby by each such party, in each case in form and substance satisfactory to counsel to Parent (and with the materiality of any permit, consent, waiver, approval, order or authorization to be determined in the reasonable discretion of Parent).

    (f) Parent shall have received such certificates of the Company's officers and the Principal Stockholders and such other documents or agreements, in each case in form and substance satisfactory to counsel to Parent, as may reasonably be requested by Parent.

    (g) The Company shall have delivered to Parent the opinions of Gelt, Paddison & Associates, P.C. and Gould & Ratner, each counsel to the Company and the Principal Stockholders, addressed to Parent and dated as of the Effective Time, in substantially the forms set forth, respectively, on EXHIBITS C-1 AND C-2 attached hereto (subject to customary qualifications and exceptions);

    (h) Parent's stockholders shall have duly adopted and approved an amendment to Parent's Certificate of Incorporation increasing the number of authorized shares of Parent Common Stock to not less than 250,000,000 shares ("PARENT STOCKHOLDER APPROVAL"), and Parent shall have duly filed an amendment to its Certificate of Incorporation with the Secretary of State of Delaware to effect such increase in the number of authorized shares of Parent Common Stock.

    (i) Each of the Principal Stockholders and any other Company Stockholder who has purchased Company Securities in a Permitted Company Issuance shall have executed and delivered the appropriate Letter of Representation and Agreement, in substantially the form set forth on Exhibit D attached hereto, which shall include (i) certain securities law related acknowledgements, (ii) a waiver of dissenters rights and (iii) a general release of the Company and its officers and directors.

    (j) Each Company Stockholder which has not executed a Letter of Representation and Agreement shall have executed and delivered a certificate in substantially the form set forth on Exhibit E attached hereto.

    (k) All of the Company's indebtedness owed to any of its Affiliates on the date hereof, or hereafter incurred, shall have either been forgiven or converted into Company Securities on the terms specified in the Disclosure Schedules hereto.

    (l) The time period in which notices or any other actions which might be required for Company Stockholders to assert any dissenters or appraisal rights (whether pursuant to Section 7-113-101 through

7-113-302 of the CBCA or otherwise) in connection with the Merger shall have terminated, and Company Stockholders holding not more than 1% of the Company Securities then outstanding (assuming the exercise or conversion of all outstanding options, warrants, subscriptions, convertible debt or equity securities) shall have asserted any such dissenters or appraisal rights.

    (m) The Company shall have delivered to Parent the Company Audited Financial Statements in a form which could be filed by Parent as part of a Report on Form 8-K under the Securities Act.

    (n) The Company shall have received an acknowledgment from Robert Arentz that he has received all of the Company Securities to which he is entitled for his services to the Company.

    (o) The Stock Restriction Agreement identified in the Disclosure Scheules shall have been terminated.

    SECTION 8.3. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY AND PRINCIPAL STOCKHOLDERS UNDER THIS AGREEMENT. The obligations of the Company and the Principal Stockholders under this Agreement shall be further subject to the satisfaction, at or prior to the Effective Time, of the following conditions any one or more of which may be waived by the Company and the Principal
Stockholders:

    (a) Each of the covenants, obligations and conditions of Parent and Sub, respectively, required to be performed, complied with or satisfied by either at or prior to the Closing pursuant to the terms of this Agreement shall have been duly performed, complied with and satisfied, and each of the representations and warranties of Parent and Sub contained in this Agreement shall be true and correct in all material respects (with materiality to be determined in the reasonable discretion of the Company) as of the date of this Agreement and as of the Effective Time as though made at and as of the Effective Time.

    (b) Parent shall have delivered to the Company an opinion of Sonnenschein Nath & Rosenthal, counsel to Parent and Sub, dated as of the Effective Time, in substantially the form attached hereto as EXHIBIT F.

    (c) All action required by law or otherwise to be taken by the Board of Directors and stockholders of the Parent and Sub to authorize the execution, delivery and performance of this Agreement and the Additional Agreements to which such Person is a party and the transactions contemplated hereby and thereby shall have been duly and validly taken.

    (d) All other documents, instruments and approvals reasonably requested by the Company or Principal Stockholders shall have been obtained, including shares of Parent Common Stock issuable pursuant hereto (other than the Escrow Shares) duly registered, in the stock register maintained for Parent Common Stock by Parent and/or its transfer agent, in the name of the applicable Company Stockholders.

    (e) The nominee of the Principal Stockholders to serve as a director of Parent for a two year term, which shall either be Richard Herring or another person chosen by the Principal Stockholders and approved in writing by Parent (which approval shall not be unreasonably withheld), shall have been duly elected to such a term.

                                   ARTICLE IX
                                    CLOSING

    SECTION 9.1. CLOSING. The closing (the "CLOSING") of the transactions contemplated by this Agreement shall take place at the offices of Sonnenschein Nath & Rosenthal, 8000 Sears Tower, Chicago, Illinois 60606, at 10:00 a.m., local time, on the first business day following the day on which the last of the conditions set forth in Article VIII is fulfilled or waived, or at such other time and place and on such other date as Parent and the Company shall agree (the "CLOSING DATE").

    (a) At the Closing, the Company shall deliver to Parent the following:

         (i) all previously undelivered documents required to be delivered by the Company to Parent at or prior to the Closing in connection with the transactions contemplated hereby; and

         (ii) such other certificates, agreements and documents as Parent shall reasonably request.

    (b) At the Closing, Parent shall deliver to the Company the following:

         (i) all previously undelivered documents required to be delivered by Parent to the Company at or prior to the Closing in connection with the transactions contemplated hereby; and

         (ii) such other certificates, agreements and documents as the Company shall reasonably request.

    (c) At the Closing, Parent and Sub shall deliver or cause to be delivered to the Escrow Agent certificates evidencing the number of shares of Parent Common Stock to be delivered to the Escrow Agent under Sections 2.1(e) hereof, which certificates will be duly issued and registered in the name of the Escrow Agent.

                                   ARTICLE X
                          TERMINATION AND ABANDONMENT

    SECTION 10.1. TERMINATION. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time:

    (a) by mutual written consent of the Company and Parent;

    (b) by either the Company or Parent:

         (i) if there shall have been a material breach of any representation, warranty, covenant or agreement on the part of Parent and Sub on the one hand, or the Company or the Principal Stockholders on the other, set forth in this Agreement which breach shall not have been cured, or inaccuracy shall not have been corrected, within fourteen days following receipt by the breaching party of notice of such breach; or

         (ii) if a Governmental Authority shall have issued an order, decree or ruling or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order, decree, ruling or other action shall have become final and non-appealable; or

    (c) By Parent:

         (i) If the Company Audited Financial Statements in a form which could be filed by Parent as part of a Report on Form 8-K under the Securities Act shall have not been received by Parent on or before May31, 2000 or if such Audited Financial Statements disclose material adverse errors in the unaudited financial statements previously provided by the Company (provided that a termination because of errors in the Company's unaudited financials must be made within 10 days after receipt of the Company Audited Financial Statements);

         (ii) If the Effective Time shall not have occurred on or before July 15, 2000; or

    (d) By the Company if the Effective Time shall not have occurred on or before the later of (x) July 15, 2000 and (y) the date which is sixty days after the Company Audited Financial Statements in a form which could be filed by Parent as part of a Report on Form 8-K under the Securities Act shall have been received by Parent.

PROVIDED, HOWEVER, that the right to terminate this Agreement under either clause (c)(ii) or (d) shall not be available to any party whose breach of this Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or before such date.

    SECTION 10.2. PROCEDURE AND EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to Section 10.1 hereof, written notice thereof shall forthwith be given to the other parties to this Agreement and this Agreement shall terminate and the Merger shall be abandoned, without further action by any of the parties hereto. If this Agreement is terminated as provided herein, no party hereto shall have any liability or further obligation to any other party to this Agreement resulting from such termination except (i) that the provisions of this Section 10.2, and the proviso of
Section 10.1(b)(iii) shall remain in full force and effect, and (ii) no party waives any claim or right against a breaching party to the extent that such termination results from the breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement.

                                   ARTICLE XI
                          SURVIVAL AND INDEMNIFICATION

    SECTION 11.1. SURVIVAL AND REMEDIES. All representations and warranties of each of the parties hereto contained in this Agreement or the Additional Agreements, including all statements contained in any certificate, schedule, document or other writing delivered pursuant hereto or in connection with the transactions contemplated hereby, shall be deemed to be representations and warranties within the meaning of this Section 11.1, shall be deemed to be material and to have been relied upon by Parent or the Principal Stockholders, as the case may be, and shall survive the Closing until the earlier of March 31, 2001, or thirty days after delivery to Parent by its auditors of audited financial statements of the Surviving Corporation for the calendar year 2000 (the "Expiration Date"), except (a) in the case of representations and warranties set forth in Sections 3.3, 3.5, 3.6, 4.1, 4.3, 5.2 and 5.4, as to which claims may be made at any time (regardless of whether the facts giving rise to such claim are also the subject of any expired representation or warranty); and (b) in the case of representations and warranties set forth in Sections 3.15 and 3.17, as to which claims may be made at any time prior to the expiration of the applicable statute of limitations with respect thereto (regardless of whether the facts giving rise to such claim are also the subject of any expired representation or warranty) (the representations and warranties listed in clauses (a) and (b) are referred to as the "UNLIMITED REPRESENTATIONS"). Notwithstanding anything to the contrary in the previous sentence, any claim for indemnification relating to a breach of any such representation or warranty asserted in a writing (stating the nature of the claim, the identity of the underlying claimants, if applicable, and an estimate of the amount of the claim, if known, and the basis for the claim) on or before the expiration of the relevant time period shall survive, and the representations and warranties referenced in such claim shall survive for purposes of such claim, until resolved or judicially determined. All of the covenants and agreements of each of the parties hereto contained in this Agreement or in any document delivered pursuant to this Agreement shall survive the Closing, and claims for indemnification relating to a breach of any such covenant or agreement may be made at any time. In the event of a breach of any of such representations, warranties, covenants and agreements, the party to whom such representation, warranty, covenant or agreement has been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement, or otherwise, whether of law or in equity, regardless of any disclosure to, or investigation made by or on behalf of such party on or before the Closing Date. Claims for indemnification under this Article XI, except with respect to Claims (i) pursuant to Article VII hereto, or (ii) based upon any fraud or intentional misrepresentation made or committed by any party hereto in connection herewith, are the sole and exclusive remedy of the parties for any and all loss, damage (including, for this purpose only, any punitive, consequential, lost profits, benefit of the bargain, and special damages), expense (including court costs, amounts paid in settlement, judgments, attorneys' fees and other expenses for investigating and defending), claim, deficiency, and Liability.

    SECTION 11.2.  INDEMNIFICATION OF PARENT BY THE COMPANY AND THE
STOCKHOLDERS.

    (a) Subject to Section 11.2(b) and Section 11.8, the Company, in the event the Closing hereunder does not occur, or the Principal Stockholders and the other Company Stockholders (in the case of the other Company Stockholder's only to the extent of the Escrow), in the event the Closing hereunder does occur, shall, to the extent not covered and promptly paid by applicable insurance, indemnify, defend and hold harmless Parent and its past, present and future directors, officers, employees, agents, subsidiaries and Affiliates (the "PARENT INDEMNIFIED PARTIES") for any and all loss, damage, expense (including court costs, amounts paid in settlement, judgments, reasonable attorneys' fees and other reasonable expenses for investigating and defending), claim, deficiency, Liability or obligation related to, resulting from, caused by or arising from:
(i) any inaccuracy in or breach of any representation or warranty made by the Company and the Principal Stockholders in Article III hereof or made by the Company in any other agreement, instrument or document delivered by the Company pursuant hereto, and (ii) any failure to perform or breach by the Company prior to the Effective Time of any covenant or agreement made by the Company herein or in any other agreement, instrument or document delivered by the Company or any of its respective Affiliates pursuant hereto (collectively, the "DAMAGES").

    (b) Notwithstanding anything to the contrary contained in Section 11.2(a), however, no indemnification shall be required to be made under Section 11.2
(a) (except as a result of a breach of any Unlimited Representations) until the aggregate amount of all Damages under Section 11.2(a) exceeds $650,000 (the "Threshold Amount"), but then Parent shall be entitled to recover the full amount of Damages. After the Effective Time, Parent shall satisfy any claim for Damages under this Section 11.2 by withdrawing from the Escrow, in accordance with the terms of the Escrow Agreement, that number of shares of Parent Common Stock determined by dividing the amount of the claim by the average closing price of Parent Common Stock as reported on the Nasdaq Stock Market (or the NASD's electronic bulletin board, for any day that Parent Common Stock is not listed on the Nasdaq Stock Market) for the ten trading days immediately preceding the third business day prior to the date of such withdrawal from the Escrow; PROVIDED, HOWEVER, to the extent the claims for such Damages cannot be satisfied in full from the Escrow (the "EXCESS DAMAGES") the Principal Stockholders (but not the other Company Stockholders) shall be liable for the portion of the Excess Damages determined in accordance with Section 11.2(c). Subject to and in accordance with the Escrow Agreement, the balance, if any, of the Escrow remaining on the Distribution Date (as defined in the Escrow Agreement) shall be distributed to the Company Stockholders.

    (c) Each Principal Stockholder shall be liable for that amount of Excess Damages multiplied by a fraction, the numerator which equals the aggregate number of shares of Company Securities owned by such Company Stockholder immediately prior to the Effective Time and the denominator which equals the aggregate number of Company Securities outstanding immediately prior to the Effective Time, assuming (for both the numerator and denominator) that all Options (whether vested or unvested) and any warrants, options or other rights to purchase Company Securities are exercised or converted in full; PROVIDED, HOWEVER, that the amount of Excess Damages for which any Principal Stockholder is liable shall not exceed the sum of: (i) the fair market value of Parent Company Stock received by such Principal Stockholder pursuant to this Agreement (not including any Parent Common Stock or other securities or cash allocable to the Principal Stockholder held in the Escrow and applied to Parent's claim for Damages out of the Escrow pursuant to Section 11.2(b), but assuming all Options, whether vested or unvested, and any warrants, options or other rights to purchase Company Securities are exercised or converted in full and including any additional shares of Parent Common Stock or other securities issued as stock dividends on account of stock splits with respect to such shares), which are owned by such Principal Stockholder (or any transferee other than pursuant to a bona fide sale to a person who is not an Affiliate of such Principal Stockholder) as of the date such Excess Damages are paid by such Principal Stockholder, plus (ii) the proceeds of any sale of Parent Common Stock received by such Principal Stockholder pursuant to this Agreement (including any additional shares of Parent Common Stock or other securities issued as stock dividends on account of stock splits with respect to such shares) which were sold by such Principal

Stockholder (or any transferee other than pursuant to a bona fide sale to a person who is not an Affiliate of such Principal Stockholder) prior to the date such Excess Damages are paid by the Principal Stockholder, net of any selling expenses incurred in effectuating such sale or sales. For the purpose of the preceding sentence, Parent Common Stock is valued in the same manner as it is valued in connection with a withdrawal from the Escrow.

    (d) The foregoing in no way shall limit any remedy provided for herein or at law or equity resulting from a breach of any obligation under Article VII hereunder.

    (e) AS A MATTER OF CLARIFICATION, IT IS THE INTENTION OF THE PARTIES THAT (EXCEPT WITH RESPECT TO CLAIMS PURSUANT TO ARTICLE VII OR THOSE BASED ON FRAUD OR INTENTIONAL MISREPRESENTATION), FROM AND AFTER THE EFFECTIVE TIME, THE PRINCIPAL STOCKHOLDERS MAY ONLY BE LIABLE FOR DAMAGES IN CONNECTION WITH, OR RELATING TO, THIS AGREEMENT PURSUANT TO THIS ARTICLE XI (OR, IF APPLICABLE, THE PROVISIONS OF THE OPTION AND EXCLUSIVE DEALING AGREEMENTS INCORPORATING THIS
ARTICLE XI BY REFERENCE THEREIN), AND THAT THE MAXIMUM LIABILITY OF A PRINCIPAL STOCKHOLDER FOR INDEMNIFICATION UNDER THIS ARTICLE XI IN CONNECTION WITH A BREACH OF THE REPRESENTATIONS OR WARRANTIES CONTAINED IN ARTICLE III SHALL BE THE SHARES OF PARENT COMMON STOCK RECEIVED BY SUCH PRINCIPAL STOCKHOLDER AS A RESULT THE MERGER (AND ANY PROCEEDS REALIZED UPON THE SALE THEREOF), AS MORE FULLY DETAILED IN THIS SECTION 11.2.

    SECTION 11.3.  INDEMNIFICATION OF PARENT BY THE PRINCIPAL
STOCKHOLDERS. Each Principal Stockholder shall, to the extent not covered and promptly paid by applicable insurance, severally but not jointly, indemnify, defend and hold harmless Parent Indemnified Parties for any and all loss damage, expense (including court costs, amounts paid in settlement, judgments, reasonable attorneys' fees and other reasonable expenses for investigating and defending), Claim deficiency, Liability or obligation related to, resulting from, caused by or arising from: (a) any inaccuracy in or breach of any representation or warranty made by such Principal Stockholder in Article IV herein or in any other agreement, instrument or document delivered by such Principal Stockholder pursuant hereto, (b) any failure to perform or breach by such Principal Stockholder of any covenant or agreement made by such Principal Stockholder herein or in any other agreement, instrument or document delivered by such Principal Stockholder or any of his, her or its Affiliates pursuant hereto, and (c) any transaction expenses incurred by the Company and/or the Company Stockholders in connection with the transaction contemplated by this Agreement, except to the extent that such transaction expenses were paid by the Company or Parent as permitted pursuant to Section 6.9.

    SECTION 11.4. INDEMNIFICATION BY PARENT. Parent shall, to the extent not covered and promptly paid by applicable insurance, indemnify, defend and hold harmless each of the Company and its past, present and future directors, officers, employees, agents, subsidiaries and Affiliates and the Company Stockholders, and its and their successors, assigns, heirs and personal representatives (the "SELLER INDEMNIFIED PARTIES"), for any and all loss, damage, expense (including court costs, amounts paid in settlement, judgments, reasonable attorneys' fees and other reasonable expenses for investigating and defending), suit, action, claim, deficiency, liability or obligation related to, caused by or arising from any inaccuracy or breach of any representation or warranty, any failure to perform or breach of any covenant or agreement made by the Parent or Sub herein or in any other agreement, instrument or document delivered by Parent or Sub pursuant hereto, and any and all claims made in good faith based upon facts alleged that, if true, would have constituted any such misrepresentation, breach or failure.. Notwithstanding anything to the contrary contained in this Section 11.4, no indemnification shall be required to be made under this Section 11.4 (except as a result of a breach of any Unlimited Representations) until the aggregate amount of all Damages under Section 11.4 exceeds the Threshold Amount, but then the Seller Indemnified Parties shall be entitled to recover the full amount of Damages. Furthermore, in no event shall Parent be liable for Damages pursuant to this Section 11.4 in an amount which exceeds the product of (x) the number of shares of Parent Common Stock constituting the Merger Consideration times (y) the average last sale price of Parent Common Stock on the NASD's electronic bulletin board for the ten days immediately preceding the third business day prior to the date hereof.

    SECTION 11.5. INDEMNIFICATION PROCEDURE FOR THIRD PARTY CLAIMS AGAINST INDEMNIFIED PARTIES.

    (a) In the event that subsequent to the Effective Time any Person ("INDEMNIFIED PARTY") asserts a claim for indemnification or receives notice of the assertion of any claim or of the commencement of any action or proceeding by any entity which is not a party to this Agreement (including any Governmental Authority) (a "THIRD PARTY CLAIM") against such Indemnified Party, with respect to which Parent or the Company Stockholders ("INDEMNIFYING PARTY") is required to provide indemnification under this Agreement, the Indemnified Party shall give written notice together with a statement of any available information regarding such claim (the "NOTICE OF CLAIM") to the Indemnifying Party promptly after learning of such claim; PROVIDED, HOWEVER, that notice to the Principal Stockholders shall be deemed notice to all of the Company Stockholders. If the Indemnifying Party is the Company Stockholders and the potential aggregate amount of such indemnity claim, together with all other pending indemnity claims under this Agreement and the Purchase Agreement, is less than the Cap as of the date the Notice of Claim is delivered to the Indemnifying Party, or if the Indemnifying Party is Parent, then in each case the Indemnifying Party shall have the right, upon written notice to the Indemnified Party (the "DEFENSE NOTICE") promptly after receipt from the Indemnified Party of the Notice of Claim, to conduct at its expense the defense against such claim in its own name, or, if necessary, in the name of the Indemnified Party; PROVIDED, HOWEVER, that the Indemnified Party shall have the right to approve the defense counsel representing the Indemnifying Party, which approval shall not be unreasonably withheld, and in the event the Indemnifying Party and the Indemnified Party cannot agree upon such counsel within ten days after the Defense Notice is provided, then Indemnifying Party shall propose an alternate Defense Counsel, which shall be subject again to the Indemnified Party's approval, which approval shall not be unreasonably withheld. The Indemnifying Party shall not settle or compromise any Third Party Claim for which it has assumed the defense pursuant to this Section 11.5(a) without the Indemnified Party's prior written consent thereto, unless the terms of such settlement or compromise discharge and release the Indemnified Party from all Liabilities and obligations thereunder and do not involve a remedy other than the payment of money by the Indemnifying Party.

    (b) In the event that the Indemnifying Party shall fail to give the Defense Notice within the time and as prescribed by Section 11.5(a), or if the Indemnifying Party is the Company Stockholders and either (i) the aggregate amount of such indemnity claim, together with all other pending indemnity claims under this Agreement and the Purchase Agreement, equals or exceeds $2,500,000 as of the date the Notice of Claim is delivered to the Indemnifying Party, or
(ii) such claim does not specify a dollar amount and the potential aggregate dollar amount of such claim, together with all other pending indemnity claims under this Agreement and the Purchase Agreement, is reasonably expected to equal or exceed $2,500,000 as of the date the Notice of Claim is delivered to the Indemnifying Party, or (iii) such claim involves a claim for injunctive or other equitable relief affecting Parent or the Surviving Corporation, then in any such event the Indemnified Party shall have the right to conduct such defense, at the Indemnifying Party's expense, in good faith with counsel reasonably acceptable to the Indemnifying Party, but the Indemnified Party shall be prohibited from compromising or settling the claim without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. In the event that the Indemnified Party conducts the defense pursuant to this
Section 11.4(b), the Indemnifying Party will, at its expense, make available to the Indemnified Party such assistance and materials as the Indemnified Party may reasonably request. The Indemnifying Party may participate in such defense at its own expense.

    (c) In the event that the Indemnifying Party does deliver a Defense Notice and thereby elects to conduct the defense of the subject Third Party Claim, the Indemnified Party will cooperate with and make available to the Indemnifying Party such assistance and materials as it may reasonably request, all at the expense of the Indemnifying Party. Regardless of which Party defends such claim, the other Party shall have the right at its expense to participate in the defense assisted by counsel of its own choosing. Notwithstanding the foregoing and in the event that the Indemnifying Party delivers a Defense Notice and thereby elects to conduct the defense of the subject Third Party Claim but does not proceed diligently to defend or settle such Third Party Claim within a reasonable time after its receipt of notice of the assertion or commencement thereof, then (a) the Indemnified Party shall have the right, but not the obligation, to undertake at the expense of the Indemnifying Party the defense or settlement of such Third Party Claim for the account and at the risk of the Indemnifying Party, and
(b) the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make as to such Third Party Claim. No delivery of a Defense Notice by an Indemnifying Party in connection with a Third Party Claim shall prejudice any right of such Indemnifying Party to challenge whether the Indemnified Party is entitled to indemnification hereunder with respect to such Third Party Claim.

    (d) Any judgment entered or settlement agreed upon in the manner provided herein shall be binding upon the Indemnifying Party, and shall be conclusively deemed to be an obligation with respect to which the Indemnified Party is entitled to prompt indemnification hereunder, subject to the Indemnifying Party's right to appeal an appealable judgment or order.

    SECTION 11.6. FAILURE TO GIVE TIMELY NOTICE. A failure by an Indemnified Party to give timely, complete or accurate notice as provided in this
Article XI will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party entitled to receive such was actually damaged as a result of such failure to give timely notice. Notwithstanding the foregoing, the parties hereby acknowledge and agree that nothing in this Section 11.6 shall be deemed to extend any of the time periods set forth in Section 11.1 with respect to the survival of representations and warranties.

    SECTION 11.7. INSURANCE. If an Indemnified Party both collects proceeds from any insurance company and receives a payment from the Indemnifying Party hereunder, and the sum of such proceeds and payment is in excess of the Damages or losses with respect to the matter that is the subject of the indemnity, then the Indemnified Party shall promptly refund to the Indemnifying Party the amount of such excess.

    SECTION 11.8. LIMITATION OF LIABILITY. Notwithstanding anything to the contrary contained elsewhere in this Agreement, in no event shall any party be liable for any consequential, incidental, or special damages except to the extent such damages relate to the intentional misconduct or fraud of a party; provided, however, that: (i) nothing in this Section 11.8 shall prevent any party from recovering for differences in value as the result of a breach of a representation, warranty, or covenant; and (ii) Parent shall not be liable for a lack of an increase in the market value of the Parent Common Stock, even if contemplated by the Company Stockholders, except to the extent such lack of increase is the result of a breach of Parent's obligations under this Agreement. Furthermore, nothing in this Section 11.8 shall limit a party's right to indemnification in connection with a Third Party Claim pursuant to which such party was required to pay a third party consequential, incidental, or special damages.

                                  ARTICLE XII
                            MISCELLANEOUS PROVISIONS

    SECTION 12.1. AMENDMENT AND MODIFICATION. This Agreement may be amended only pursuant to a written instrument signed on behalf of the Company, Parent and the Principal Stockholders.

    SECTION 12.2. WAIVER OF COMPLIANCE; CONSENTS. Any failure of Parent or Sub, on the one hand or the Company or the Principal Stockholders, on the other hand, to comply with any obligation, covenant, agreement or condition contained herein may be waived only in writing by the Company and the Principal Stockholders or Parent and Sub, respectively, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any other failure. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party to enforce any such provision. Any amendment or waiver effected in accordance with Section 12.1 or this Section 12.2 shall be binding upon each of the Company Stockholders.

    SECTION 12.3. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

    SECTION 12.4.  EXPENSES AND OBLIGATIONS.  Except as set forth in
Section 6.8 hereof, all costs and expenses incurred in connection with the consummation of the transactions contemplated by this Agreement by Parent and Sub shall be paid by Parent or Sub and all costs and expense incurred in connection with the consummation of the transactions contemplated by this Agreement by the Company shall be paid by the Principal Stockholders.

    SECTION 12.5. PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and, nothing in this Agreement except as set forth in Article X hereof, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

    SECTION 12.6. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given upon receipt and may be sent by hand, mail (registered or certified mail, postage prepaid, return receipt requested), recognized overnight delivery service or upon transmission by telecopy, electronic or facsimile transmission (with request of assurance of receipt in a manner customary for communication of such type) as follows:

       (a) If to Parent or Sub, or to the Company after the Effective Time, to:

               Illinois Superconductor Corporation
               451 Kingston Court
               Mount Prospect, Illinois 60056
               Attn: Chief Executive Officer
               Telecopy: (847) 299-9609

               and

               Illinois Superconductor Corporation
               c/o Elliott Associates
               712 Fifth Avenue
               New York, New York 10019
               Attention: Mark Brodsky
               Telecopy: 212-974-2092
               E-Mail: Mbrodsky@elliott-assoc.com

           with a copy (which shall not constitute notice) to:

               Sonnenschein Nath & Rosenthal
               8000 Sears Tower
               233 S. Wacker Drive
               Chicago, Illinois 60606
               Attn: Michael D. Rosenthal, Esq.
               Telecopy: (312) 876-7934
               E-Mail: mdr@sonnenschein.com

       (b) if to the Company or the Principal Stockholders, to:

               Spectral Solutions, Inc.
               740 South Pierce Avenue
               Louisville, Colorado 80027
               Attn: Richard Herring, Ph.D.
               Telecopy: (303) 664-6070
           with a copy (which shall not constitute notice) to:

               Gelt, Paddison & Associates, P.C.
               303 E. 17th Avenue
               Suite 910
               Denver, Colorado 80203
               Attn: Eric Zinn, Esq.
               Telecopy: (303) 830-9400
               E-Mail: ezinn@gfslegal.com

                       And

               Gould & Ratner
               222 N. LaSalle Street
               Suite 800
               Chicago, Illinois 60601
               Attn: Fredric D. Tannenbaum, Esq.
               Telecopy: (312) 236-3241
               E-Mail: ftannenbaum@gould-ratner.com

    SECTION 12.7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without regard to the conflicts-of-laws rules thereof.

    SECTION 12.8. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

    SECTION 12.9. HEADINGS. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

    SECTION 12.10. CERTAIN DEFINITIONS. For purposes of this Agreement, the term:

    (a) "ADDITIONAL AGREEMENTS" shall mean the Escrow Agreement and the Option and Exclusive Dealing Agreement substantially in the form of EXHIBIT G hereto, to be executed by each of the Principal Stockholders in favor of Parent in connection herewith, and all other agreements and documents contemplated by this Agreement;

    (b) "AFFILIATE" shall mean (i) a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, another Person and (ii) any parent, spouse, lineal descendant or adopted child of a Person specified in clause (i), any spouse or adopted child of any such descendant or any child of such spouse, the executors, administrators, conservators or personal representatives of any Person referred to in this clause (ii) and any Person which, directly or indirectly, is owned or controlled by one or more of the Persons referred to in this clause (ii) or any trust principally for their benefit;

    (c) "AFFILIATED GROUP" means any affiliated group as defined in
Section 1504 of the Code (or any analogous combined, consolidated or unitary group under state, local or foreign income Tax law) of which the Company or any of its Affiliates is or has been a member;

    (d) "CAUSE" shall mean a termination of employment following the employee's:

         (i) conviction of any act which constitutes a felony under applicable federal or state law either in connection with the performance of employee's obligations on behalf of his employer or any of its Affiliates (collectively the "EMPLOYER") or which affects such employee's ability to perform his obligations to perform his obligations as an employee of the Employer or pursuant to any written employment or similar agreement between him and the Employer (an "EMPLOYMENT AGREEMENT");

         (ii) willful misconduct in connection with the performance of his duties and responsibilities as an employee of the Employer or under any Employment Agreement (after written notice and at least 30 days opportunity to cure);

        (iii) commission of an act of embezzlement, fraud or dishonesty which results in a loss, damage or injury to the Employer;

         (iv) substantial and continuing neglect, gross negligence or inattention in the performance of his duties as an employee of Employer which is not cured within in thirty days of receipt of a written notice thereof from the Employer;

         (v) unauthorized use or unauthorized disclosure of any trade secret or confidential information of the Employer;

         (vi) material breach of any Employment Agreement which is not cured within thirty days of receipt of written notice thereof from the Employer; or

        (vii) the continued failure of Employee, after thirty days notice and consultation with Employer, to perform his duties in a reasonably effective manner.

    (d) "CLAIMS" shall mean all pending and threatened claims, actions, causes of action, demands, orders, notices, suits, grievances, proceedings, disputes, arbitrations and investigations;

    (e) "ENFORCEABILITY EXCEPTIONS" shall mean except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium, or similar laws from time to time in effect which affect creditors' rights generally, and by legal and equitable limitations on the enforceability of specific remedies;

    (f) "ENVIRONMENTAL CLAIM" shall mean any Claim (written or oral) by any Person or any Governmental Authority alleging potential Liability or obligations (including potential Liability or obligations for or requirement to incur investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (i) the presence, release or threatened release into the environment, of any Materials of Environmental Concern at any location, whether or not owned or operated by the Company, or
(ii) circumstances forming the basis of any violation, potential violation or alleged violation, or Liability, potential Liability or alleged Liability, under any Environmental Law;

    (g) "ENVIRONMENTAL LAWS" shall mean all now existing Rules and permit conditions relating to pollution or protection of human health or the environment (including ambient air, indoor air, surface water, ground water, land surface or subsurface strata), including Rules relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern;

    (h) "ERISA AFFILIATE" shall mean any corporation or other Person which is a member of the same controlled group (within the meaning of Section 414(b) of the Code) of corporations or other Persons as the Company, or which is under common control (within the meaning of Section 414(c) of the Code) with the Company, or any corporation or other Person which is a member of an affiliated service group (within the meaning of Section 414(m) of the Code) with the Company, or any corporation or other Person which is required to be aggregated with the Company pursuant to Section 414(o) of the Code or the regulations promulgated under Sections 414(b), (c), (m) or (o) of the Code;

    (i) "FINANCIAL ADVISOR" shall mean Falkenberg Capital Corporation, the financial advisor retained by the Company in connection with the transactions contemplated hereby.

    (j) "GOVERNMENTAL AUTHORITY" shall mean any court (federal, state, local, foreign or otherwise), any arbitration or other alternative dispute mechanism, any federal, state, local, foreign or other government or governmental department, agency, board, commission, bureau or instrumentality and any other regulatory authority;

    (k) "INVOLUNTARY TERMINATION OF EMPLOYMENT" shall mean a termination of a Principal Stockholder's employment with the Parent, the Surviving Corporation and their respective Affiliates: (i) by Parent other than for Cause or (ii) by the Principal Stockholder (x) within sixty days of receipt of notice from Parent of any required relocation of his principal office by more than 45 miles from its then present location (y) within sixty days of any material reduction in his pay or benefits (except a reduction in benefits which also affects all other similarly situated employees; provided, however, the failure to maintain commercially reasonable health and medical benefits shall constitute grounds for an Involuntary Termination of Employment) or upon a general change in the nature and duties of his job which a reasonable person in employee's circumstances would consider materially adverse, provided that such change was not cured by the Principal Stockholder's employer within thirty days of written notice objecting to such change and that the Principal Stockholder terminated his employment within thirty days following the expiration of such cure period.

    (l) "KNOWLEDGE" (or any form of such term, such as "Knows", "Known", etc.) as used in this Agreement with respect to a party's awareness of the presence or absence of a fact, event or condition shall mean (i) the actual knowledge of such Person after due inquiry, and in the case of any Person other than an individual, any director, officer, shareholder (beneficial or of record), managing director, partner, trustee or similar individual of such Person plus
(ii) the knowledge that should be obtained by a party conducting itself reasonably and with sound discretion in the management of its own affairs;

    (m) "KNOW-HOW" shall mean laboratory journals, specialized knowledge (including product knowledge and use and application knowledge), trade secrets, formulae, product formulations, recipes, processes, product designs, specifications, quality control, procedures, manufacturing, engineering and other drawings, computer data bases and software, technology, other intangibles, technical information, safety information, engineering data and design and engineering specifications, research records, market surveys and all promotional literature, customer and supplier lists and similar data;

    (n) "LIABILITY" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or un-accrued, whether liquidated or un-liquidated, and whether due or to become due and regardless of when or by whom asserted), including any liability for Taxes;

    (o) "LIENS" shall mean all title defects, charges, claims, restrictions, liens, pledges, security interests, mortgages, tenancies and other possessory interests, conditional sale or other title retention agreements, assessments, easements, rights of way, covenants, restrictions, rights of first refusal, encroachments and other burdens, options, restrictions or encumbrances of any kind;

    (p) "MATERIALS OF ENVIRONMENTAL CONCERN" shall mean chemicals or other substances subject to regulation pursuant to Environmental Laws, including pollutants, contaminants, wastes, by products, toxic substances, radionuclides, polychlorinated biphenyls, asbestos, petroleum (including crude oil or any fraction thereof) and petroleum products;

    (q) "PATENTS" shall mean patents (including all reissues, reexaminations, divisions, continuations, continuations in part and extensions thereof), utility models, patent applications and patent disclosures docketed;

    (r) "PERSON" shall mean an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or, as applicable, any other entity;

    (s) "PLAN" shall mean each bonus, pension, stock option, stock purchase, stock bonus, benefit, welfare, profit sharing, retirement, disability, vacation, severance, hospitalization, insurance, incentive, deferred compensation and other similar fringe or employee benefit plans, funds, programs or arrangements, all employment contracts or executive compensation agreements, written or oral, and all collective bargaining agreements and each other "employee benefit plan" (within the meaning of Section 3(3) of ERISA), in each of the foregoing cases which cover, are maintained for the benefit of, or relate to any or all employees (regardless whether such employees' regular place of employment is within or without the United States) or terminated employees of the Company or any Subsidiary or ERISA Affiliate;

    (t) "PROPRIETARY RIGHTS" shall mean (i) Patents, (ii) Trademarks,
(iii) Trade Names, (iv) Know-how, (v) rights in trade dress and packaging and
(vi) shop rights, copyrights, inventions, trade secrets, service marks and all other intellectual property rights, in each case whether registered or not and in each case wherever such rights exist throughout the world, and including the right to recover for any past infringement;

    (u) "RULES" shall mean any federal, state, local or foreign statute, law, code, ordinance, rule, regulation, judgment, writ, decree, injunction, order, concession, grant, franchise, permit or license or other governmental or regulatory authorization or approval applicable to the Company, any of the Subsidiaries or any of the Company Stockholders or any of their respective assets, properties, operations or any Plan;

    (v) "TRADEMARKS" shall mean trademarks, service marks, brand marks, registrations thereof, pending applications for registration thereof, and such unregistered rights which are used in the business of the Company or any of the Subsidiaries; and

    (w) "TRADE NAMES" shall mean (i) trade names and other identifying names,
(ii) brand names, and (iii) logos and all other names and slogans used in the business of the Company or any of the Subsidiaries.

    SECTION 12.11. ENTIRE AGREEMENT. This Agreement (including all Exhibits and Schedules attached hereto and incorporated by reference herein) and the documents and instruments referred to herein, and the other agreements included in or contemplated by the exhibits hereto (the "OTHER AGREEMENTS") embody the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein or therein. This Agreement (including all Exhibits and Schedules attached hereto and incorporated by reference herein), and the Other Agreements supersede all prior agreements and understandings between the parties with respect to such subject matter.

    SECTION 12.12. ASSIGNMENT. This Agreement shall not be assigned by operation of law or otherwise, except that it may be assigned (other than the obligations in Article II) by Parent or Sub to one or more of their Affiliates who agree in writing to be bound by the provisions hereof; PROVIDED, that Parent remains obligated under this Agreement, that the Company and Principal Stockholders shall be promptly informed of any such assignment, that such assignees make the appropriate representations and warranties set forth in
Article V and that no delay shall be caused by such assignment. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

    SECTION 12.13. NO STRICT CONSTRUCTION. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person.

    SECTION 12.14. WAIVERS OF TRIAL BY JURY. EACH OF THE COMPANY, THE PRINCIPAL STOCKHOLDERS, PARENT AND SUB HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE ADDITIONAL AGREEMENTS, AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

    SECTION 12.15. CONSENT TO JURISDICTION. AS A FURTHER INDUCEMENT TO PARENT AND SUB TO ENTER INTO THIS AGREEMENT AND IN CONSIDERATION THEREFORE, THE COMPANY, THE PRINCIPAL STOCKHOLDERS AND PARENT AND SUB EACH COVENANT AND AGREE THAT ANY STATE OR FEDERAL COURT WITHIN COOK COUNTY, ILLINOIS SHALL HAVE JURISDICTION OF ANY ACTION OR PROCEEDING RELATING TO, OR ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT AND THE OTHER AGREEMENTS AND PARENT, THE COMPANY AND EACH OF THE PRINCIPAL STOCKHOLDERS CONSENTS TO PERSONAL JURISDICTION OF SUCH COURTS AND WAIVES ANY OBJECTION (WHETHER BASED ON FORUM NON CONVENIENS OR OTHERWISE) TO SUCH COURTS' JURISDICTION OR AS TO THE APPROPRIATENESS OR CONVENIENCE OF ANY SUCH FORUM. SERVICE OF ANY SUMMONS AND COMPLAINT MAY BE MADE
BY: (A) PERSONALLY DELIVERING A COPY OF SUCH SUMMONS AND COMPLAINT TO (IF A NATURAL PERSON) THE INDIVIDUAL TO BE SERVED; (B) LEAVING A COPY OF SUCH SUMMONS AND COMPLAINT AT THE INDIVIDUAL'S USUAL PLACE OF ABODE WITH ANY PERSON OVER THE AGE OF 18 WHO IS A MEMBER OF SUCH INDIVIDUAL'S FAMILY; (C) LEAVING A COPY OF SUCH SUMMONS AND COMPLAINT AT THE INDIVIDUAL'S USUAL PLACE OF BUSINESS WITH THE INDIVIDUAL'S ASSISTANT OR SECRETARY; (D) DELIVERING A COPY TO AN AGENT AUTHORIZED BY APPOINTMENT OR LAW TO ACCEPT SERVICE OF PROCESS; OR (E) ANY OTHER METHOD AUTHORIZED UNDER APPLICABLE LAW.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

      [SIGNATURE PAGES, SCHEDULES AND EXHIBITS TO THIS AGREEMENT HAVE BEEN
                            INTENTIONALLY OMITTED.]

                               TABLE OF CONTENTS

                                                                PAGE
                                                              --------
ARTICLE I THE MERGER........................................         1
    SECTION 1.1. The Merger; Surviving Corporation..........         1
    SECTION 1.2. Effect of the Merger.......................         1
    SECTION 1.3. Articles of Incorporation of the Surviving
     Corporation............................................         2
    SECTION 1.4. Bylaws of the Surviving Corporation........         2
    SECTION 1.5. Board of Directors and Officers of the
     Surviving Corporation..................................         2
    SECTION 1.6. Effective Time of the Merger...............         2

ARTICLE II CONVERSION OF SHARES.............................         2
    SECTION 2.1. Conversion of Capital Stock................         2
        (a) Sub Common Stock................................         2
        (b) Cancellation of Treasury Stock..................         2
        (c)  Conversion of Company Common Stock.............         2
        (d) Conversion of Company Preferred Stock...........         2
        (e)  Escrow Shares..................................         2
        (f)  Equitable Adjustments..........................         3
        (g)  Pro Rata Number................................         3
        (h)  Definition of Merger Consideration.............         3
    SECTION 2.2. Dissenters' Rights.........................         3
    SECTION 2.3. No Fractional Shares.......................         3
    SECTION 2.4. Assumption of Opinions.....................         3
    SECTION 2.5. Stock Certificates; Surrender and
     Payment................................................         4
        (a) Effect of Merger on Company Stock
        Certificates........................................         4
        (b) Surrender and Payment...........................         4
        (c)  Lost, Stolen or Destroyed Certificates.........         4
        (d) Closing of the Company's Stock Transfer Books...         5
    SECTION 2.6. Transfer of Parent Common Stock............         5

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY
  AND THE PRINCIPAL STOCKHOLDERS............................         5
    SECTION 3.1. Organization and Authority.................         5
    SECTION 3.2. Qualification..............................         5
    SECTION 3.3. Authorization..............................         5
    SECTION 3.4. No Violation...............................         6
    SECTION 3.5. Capitalization of the Company..............         6
    SECTION 3.6. No Subsidiaries............................         7
    SECTION 3.7. Consents and Approvals.....................         7
    SECTION 3.8. Books and Records..........................         7
    SECTION 3.9. Financial Statements.......................         7
    SECTION 3.10. Absence of Undisclosed Liabilities........         7
    SECTION 3.11. Absence of Certain Changes................         8
    SECTION 3.12. Litigation................................         9
    SECTION 3.13. Title to Assets; Liens and Encumbrances...        10
    SECTION 3.14. Contracts.................................        10
    SECTION 3.15. Employee Benefit Plans....................        11

    SECTION 3.16. Environmental Matters.....................        12
    SECTION 3.17. Taxes.....................................        13
    SECTION 3.18. Compliance with Applicable Law............        14
    SECTION 3.19. Brokers' Fees and Commissions.............        15
    SECTION 3.20. Proprietary Rights........................        15
    SECTION 3.21. Labor Matters.............................        16
    SECTION 3.22. Non-Compete Agreements....................        17
    SECTION 3.23. Inventory.................................        17
    SECTION 3.24. Accounts Receivable.......................        17
    SECTION 3.25. Bank Accounts.............................        18
    SECTION 3.26. Insurance.................................        18
    SECTION 3.27. Real Estate...............................        18
    SECTION 3.28. Products and Warranty Liability...........        19
    SECTION 3.29. Transactions with Related Parties.........        20
    SECTION 3.30. Customers and Vendors.....................        20
    SECTION 3.31. Names.....................................        20
    SECTION 3.32. Forecasts.................................        20
    SECTION 3.33. Year 2000 Compliance......................        21
    SECTION 3.34. Disclosure................................        21
    SECTION 3.35. Disclaimer................................        21

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL
  STOCKHOLDERS..............................................        22
    SECTION 4.1. Authorization..............................        22
    SECTION 4.2. No Violation...............................        22
    SECTION 4.3. Ownership of Stock.........................        22
    SECTION 4.4. Investment Representation..................        23

ARTICLE V REPRESENTATIONS AND WARRANTIES OF PARENT AND
  SUB.......................................................        23
    SECTION 5.1. Organization and Qualification.............        23
    SECTION 5.2. Authorization..............................        23
    SECTION 5.3. No Violation...............................        24
    SECTION 5.4. Capitalization of Parent...................        24
    SECTION 5.5. Consents and Approvals.....................        24
    SECTION 5.6. Brokers....................................        24
    SECTION 5.7. Parent Commission Reports..................        24
    SECTION 5.8. Absence of Certain Actions.................        25
    SECTION 5.9. Disclaimer.................................        25

ARTICLE VI COVENANTS........................................        25
    SECTION 6.1. Conduct of Business of the Company Prior to
     the Effective Time.....................................        25
    SECTION 6.2. No Solicitation............................        27
    SECTION 6.3. Access to Information......................        27
    SECTION 6.4. All Reasonable Efforts.....................        28
    SECTION 6.5. Consents and Approvals.....................        28
    SECTION 6.6. Public Announcements.......................        28

    SECTION 6.7. Disclosure Supplements.....................        29
    SECTION 6.8. Payment of Transaction Expenses............        29
    SECTION 6.9. Company Stockholder Approval...............        29
    SECTION 6.10. Authorization of Parent Common Stock......        30
    SECTION 6.11. Directors, Officers and Trustees..........        30
    SECTION 6.12. Specific Performance......................        30
    SECTION 6.13. INTENTIONALLY OMITTED.....................        30
    SECTION 6.14. Registration Rights.......................        30
        (a) Registration....................................        30
        (b) Blackout Periods................................        30
        (c)  Stockholder's Obligations......................        31
        (d) Indemnification.................................        31
    SECTION 6.15. Piggyback Registration Rights.............        33
    SECTION 6.16. Employees.................................        33
    SECTION 6.17. Employee Benefits Matters.................        33
    SECTION 6.18. Indemnification; Directors' and Officers'
     Liability Insurance....................................        33

ARTICLE VII RESTRICTIVE COVENANTS...........................        34
    SECTION 7.1. Restrictions...............................        34
    SECTION 7.2. Non-competition............................        34
    SECTION 7.3. Non Interference with Business Relations...        34
    SECTION 7.4. Solicitation of Customers and Employees....        35
    SECTION 7.5. Confidential Information...................        35
    SECTION 7.6. Scope......................................        36
    SECTION 7.7. Remedies...................................        36

ARTICLE VIII CLOSING CONDITIONS.............................        36
    SECTION 8.1. Conditions to Each Party's Obligations
     under this Agreement...................................        36
    SECTION 8.2. Conditions to the Obligations of Parent and
     Sub under this Agreement...............................        36
    SECTION 8.3. Conditions to the Obligations of the
     Company and Stockholders under this Agreement..........        38

ARTICLE IX CLOSING..........................................        38
    SECTION 9.1. Closing....................................        38

ARTICLE X TERMINATION AND ABANDONMENT.......................        39
    SECTION 10.1. Termination...............................        39
    SECTION 10.2. Procedure and Effect of Termination.......        40

ARTICLE XI SURVIVAL AND INDEMNIFICATION.....................        40
    SECTION 11.1. Survival and Remedies.....................        40
    SECTION 11.2. Indemnification of Parent by the Company
     and the Stockholders...................................        41
    SECTION 11.3. Indemnification of Parent by the Principal
     Stockholders...........................................        42
    SECTION 11.4. Indemnification by Parent.................        42
    SECTION 11.5. Indemnification Procedure for Third Party
     Claims Against Indemnified Parties.....................        43
    SECTION 11.6. Failure to Give Timely Notice.............        44
    SECTION 11.7. Insurance.................................        44

    SECTION 11.8. Limitation of Liability...................        44

ARTICLE XII MISCELLANEOUS PROVISIONS........................        44
    SECTION 12.1. Amendment and Modification................        44
    SECTION 12.2. Waiver of Compliance; Consents............        44
    SECTION 12.3. Validity..................................        45
    SECTION 12.4. Expenses and Obligations..................        45
    SECTION 12.5. Parties in Interest.......................        45
    SECTION 12.6. Notices...................................        45
    SECTION 12.7. Governing Law.............................        46
    SECTION 12.8. Counterparts..............................        46
    SECTION 12.9. Headings..................................        46
    SECTION 12.10. Certain Definitions......................        46
    SECTION 12.11. Entire Agreement.........................        49
    SECTION 12.12. Assignment...............................        49
    SECTION 12.13. No Strict Construction...................        49
    SECTION 12.14. Waivers of Trial By Jury.................        49
    SECTION 12.15. Consent to Jurisdiction..................        50

EXHIBITS

EXHIBIT A               Form of Articles of Merger to be filed with the Secretary of
                        State of Colorado
EXHIBIT B               Form of Escrow Agreement
EXHIBIT C-1             Form of Opinion of Gelt, Paddison & Associates P.C
EXHIBIT C-2             Form of Opinion of Gould & Ratner.
EXHIBIT D               Forms of Principal Stockholders Letter and Representation
                        Agreement
EXHIBIT E               Stockholder Certificate
EXHIBIT F               Form of Opinion of Sonnenschein Nath & Rosenthal
EXHIBIT G               Option and Exclusive Dealing Agreement

SCHEDULES

SCHEDULE 2.4.             Option List
SCHEDULE 3.2.             List of Jurisdictions Where Licensed or Qualified to do
                          Business
SCHEDULE 3.4              No Violation
SCHEDULE 3.5.             Capitalization of the Company
SCHEDULE 3.6              Ownership of Subsidiaries' Capital Stock
SCHEDULE 3.7.             Consents and Approvals
SCHEDULE 3.9              Financial Statements
SCHEDULE 3.10             Undisclosed Liabilities
SCHEDULE 3.11.            Absence of Certain Changes
SCHEDULE 3.12.            List and Summary of all Pending and Threatened Claims
SCHEDULE 3.13.            Liens and Encumbrances
SCHEDULE 3.14.            Contracts
SCHEDULE 3.15.            Employee Benefit Plans
SCHEDULE 3.16.            Environmental Matters
SCHEDULE 3.17.            Taxes
SCHEDULE 3.18.            List and Summary of Licenses
SCHEDULE 3.19             Brokers
SCHEDULE 3.20.            Proprietary Rights
SCHEDULE 3.21.            Labor Matters
SCHEDULE 3.22             Non-Compete Agreements
SCHEDULE 3.23             Inventory
SCHEDULE 3.24.            Accounts Receivable
SCHEDULE 3.25.            Bank Accounts
SCHEDULE 3.26.            Insurance
SCHEDULE 3.27.            Real Estate
SCHEDULE 3.28.            Products and Warranty Liability
SCHEDULE 3.29.            Transactions with Related Parties
SCHEDULE 3.30.            Customers and Vendors
SCHEDULE 3.31.            Names
SCHEDULE 3.32             Forecasts
SCHEDULE 3.33             Year 2000 Compliance
SCHEDULE 5.4              Parent Capitalization
SCHEDULE 5.8              Material Adverse Changes
SCHEDULE 6.1.             Permissible Capital Expenditures
SCHEDULE 7.2.             Prohibited Area
SCHEDULE 8.2.             Employees with Employment Agreements

                                                                         ANNEX B

                     OPTION AND EXCLUSIVE DEALING AGREEMENT

    OPTION AND EXCLUSIVE DEALING AGREEMENT ("AGREEMENT") dated May 17, 2000, by and between Illinois Superconductor Corporation, a Delaware corporation ("ISC")
and             (the "STOCKHOLDER")(1).

                                    RECITALS

    SSI ACQUISITION CORP., a Colorado corporation which is a wholly-owned subsidiary of ISC ("MERGER SUB"), ISC and Spectral Solutions, Inc., a Colorado corporation ("COMPANY"), Russell Scott III and certain of the Company's other stockholders (collectively, the "PRINCIPAL STOCKHOLDERS"), are entering into an Agreement and Plan of Merger, of even date herewith (as such agreement may be amended from time to time, the "MERGER AGREEMENT"), pursuant to which (and subject to the terms and conditions specified therein) Merger Sub will be merged with and into Company and ISC will be the sole stockholder of the surviving corporation resulting from such transaction (said transaction being hereinafter called the "MERGER").

    In consideration of and as a condition to ISC's entering into the Merger Agreement, ISC requires that each of the Principal Stockholders and certain of the other stockholders of the Company (the "Designated Non-Principal Stockholders") enter into, and each of the Principal Stockholders and Designated Non-Principal Stockholders have agreed to enter into, option and exclusive dealing agreements substantially in the form hereof with ISC (collectively, the "OPTION AGREEMENTS"). Capitalized terms used herein without definition shall have the meaning given such terms in the Merger Agreement.

                                   AGREEMENT

    To implement the foregoing and in consideration of the mutual agreements contained herein, the parties hereby agree as follows:

    1. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. The Stockholder hereby represents and warrants to ISC as follows:

        1.1  OWNERSHIP OF SHARES.

           (a) Stockholder is the record holder and beneficial owner of the Company Securities and/or options listed on SCHEDULE 1.1 hereto, (all such securities owned by the Stockholder shall constitute the "EXISTING SHARES," and together with any and all debt or equity of Company acquired of record or beneficially by Stockholder in any capacity after the date hereof and prior to the termination hereof, whether upon exercise of options, conversion of the Preferred Stock or other convertible securities, purchase, exchange or otherwise, shall constitute collectively, the "SHARES").

           (b) Stockholder will have sole power of disposition with respect to the Shares owned by Stockholder and will have sole voting power with respect to the matters set forth in Section 2 hereof and sole power to demand dissenter's or appraisal rights, in each case with respect to all Shares with no restrictions on such rights, subject to applicable federal and state securities laws and the terms of this Agreement.

        1.2 REVIEW OF AGREEMENTS. Stockholder has had the opportunity to review, and consult with counsel regarding, the terms of this Agreement, the Merger Agreement and the Escrow Agreement (as defined in the Merger Agreement and attached thereto as EXHIBIT B).

        1.3 RELIANCE BY PURCHASER. Stockholder understands and acknowledges that ISC is entering into the Merger Agreement in reliance upon Stockholder's execution, delivery and performance of this Agreement. Stockholder further understands and acknowledges that Stockholder is

------------------------

(1)   Each Stockholder will enter into a separate agreement.

    (a) granting to ISC the irrevocable proxy pursuant to Section 2.2 of this Agreement, (b) making the covenants contained in Section 3 of this Agreement and (c) granting the Option contained in Section 8, in each case in consideration of the execution and delivery of the Merger Agreement. If a Principal Stockholder, Stockholder further covenants that ISC shall be entitled to rely on the representations, warranties and covenants of the Stockholder in his capacity as a Principal Stockholder as contained in
    Article III, Article IV, Article VI and Article VII, respectively, of the Merger Agreement and that such representations, warranties and covenants shall be incorporated into this Agreement with the same force and effect; PROVIDED, HOWEVER, for the purposes hereof, the "Effective Time" and the "Closing" shall be deemed to have occurred on the Option Closing Date pursuant to Section 8 hereof.

        1.4 BROKERS. Except to the extent disclosed in Section 3.19 of the Merger Agreement, no agent, broker, investment banker, financial advisors or other person or entity is or will be entitled to any brokerage commission, finder's fee or like payment in connection with any of the transactions contemplated by this Agreement or the Merger Agreement based upon such arrangements made by or on behalf of Stockholder.

    2.  AGREEMENT TO VOTE; PROXY.

        2.1 VOTING. Stockholder hereby agrees that, until the Termination Date (as defined in Section 6), at any meeting of the shareholders of Company and at any adjournment thereof, however called, or in connection with any written consent of one or more of the shareholders of Company, Stockholder shall vote (or cause to be voted) the Shares held of record or beneficially by Stockholder: (i) in favor of the Merger, the execution and delivery by Company of the Merger Agreement and the approval of the terms thereof, and each of the other actions contemplated by the Merger Agreement and this Agreement, and any actions required in furtherance hereof and thereof;
    (ii) after the delivery of a valid Exercise Notice in accordance with
    Section 8.2(a) in favor of the removal of all then serving members of the Company's Board of Directors, (b) in favor of the election of the nominees to the Company's Board of Directors designated by the Option Holder (as defined in Section 8.1 of this Agreement) in the Exercise Notice to fill the vacancies created by such removal, and (c) against all other nominees to the Company's Board of Directors (provided, however, that the removal and replacement of the Board of Directors described in this clause shall not take effect until the closing of the Options in accordance with the provisions of Section 8 and the rest of this Agreement); (iii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Company under the Merger Agreement or of Stockholder under this Agreement; and
    (iv) against any of the following actions (other than the Merger and the transactions with ISC and Merger Sub contemplated by the Merger Agreement):
    (a) a sale, lease, exchange, transfer or other disposition, directly or indirectly, of all or a substantial portion of the assets of Company or any of the Subsidiaries, (b) a sale or exchange of capital stock of Company or any of the Subsidiaries or a reorganization, consolidation, recapitalization, dissolution or liquidation of Company or any of the Subsidiaries; (c) any change in the board of directors of Company; (d) any change in the present capitalization of Company or any other matter which could in any way dilute, reduce or adversely affect the aggregate voting power or rights, of the Shares (other than any Permitted Additional Investment, as defined in the Merger Agreement); or (e) any extraordinary corporate transaction or other action, including, without limitation, any amendment of the articles of incorporation or by-laws Company, which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or the transactions contemplated by the Merger Agreement or this Agreement or the consummation or contemplated economic benefits of any of the foregoing (the events described in clause (iv)(a) through (e) being collectively referred to as a "Change of Control Event"). Stockholder shall not enter into any agreement or understanding with any person or entity prior to the Termination Date to vote or give instructions after the Termination Date in any manner inconsistent with clause (i), (ii), (iii), or (iv) of this Section 2.1 or the provisions of the preceding sentence.

        2.2 PROXY. STOCKHOLDER HEREBY CONSTITUTES AND APPOINTS THE THEN SERVING PRESIDENT, VICE PRESIDENT AND SECRETARY OF ISC OR ANY OF THEM INDIVIDUALLY TO ACT FOR STOCKHOLDER AS HIS PROXY, WITH FULL POWER OF SUBSTITUTION IN EACH, TO REPRESENT STOCKHOLDER FOR PURPOSES OF VOTING THE SHARES AS EXPRESSLY PROVIDED IN SECTION 2.1. STOCKHOLDER AGREES THAT THIS PROXY SHALL CONSTITUTE A DULY-EXECUTED AND DELIVERED PROXY PURSUANT TO
    SECTION 7-107-203 OF THE COLORADO BUSINESS CORPORATION ACT (THE "ACT"), THAT THE PROXY SHALL BE IRREVOCABLE PRIOR TO THE TERMINATION DATE, GIVEN THAT IT IS COUPLED WITH AN INTEREST IN THE SHARES SUFFICIENT IN LAW TO SUPPORT AN IRREVOCABLE POWER. STOCKHOLDER HEREBY REVOKES, EFFECTIVE UPON THE EXECUTION AND DELIVERY HEREOF, ALL OTHER PROXIES THAT STOCKHOLDER MAY HAVE HERETOFORE APPOINTED OR GRANTED, AND NO SUBSEQUENT PROXY SHALL BE GIVEN OR WRITTEN CONSENT EXECUTED (AND IF GIVEN OR EXECUTED, SUCH PROXY SHALL NOT BE EFFECTIVE) BY STOCKHOLDER FROM THE DATE HEREOF UNTIL THE TERMINATION DATE.

        UNTIL THE TERMINATION DATE THIS PROXY SHALL REMAIN IN FULL FORCE AND EFFECT AND BE ENFORCEABLE AGAINST ANY DONEE, TRANSFEREE OR ASSIGNEE OF THE SHARES. THIS PROXY IS IRREVOCABLE UNTIL THE TERMINATION DATE AND COUPLED WITH AN INTEREST AND IS EXECUTED AND INTENDED TO BE IRREVOCABLE IN ACCORDANCE WITH THE PROVISIONS OF SECTION 7-107-203 OF THE ACT.

        2.3 LEGEND OF STOCK CERTIFICATES. Stockholder agrees that he will promptly (and in no event later than five days after the date hereof) deliver to ISC all stock certificates or other instruments representing the Shares to be inscribed with the following legend:

       THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THAT CERTAIN OPTION AND EXCLUSIVE DEALING AGREEMENT DATED
       MAY 17, 2000 BY AND AMONG A STOCKHOLDER OF SPECTRAL SOLUTIONS, INC., SSI ACQUISITION CORP. AND ILLINOIS SEMICONDUCTOR CORPORATION ("ISC") WHICH, AMONG OTHER THINGS, GRANTS TO ISC AN OPTION TO PURCHASE AND CERTAIN VOTING RIGHTS WITH RESPECT TO THE SHARES REPRESENTED HEREBY AND IMPOSES CERTAIN RESTRICTIONS ON SUCH SHAREHOLDER. THE TERMS OF SUCH AGREEMENT ARE BINDING UPON ALL PRESENT AND FUTURE HOLDERS OF THE SHARES REPRESENTED HEREBY.

    Stockholder agrees that all stock certificates or other instruments representing the Shares shall continue to bear such legend until the Termination Date.

        2.4 WRITTEN REQUEST TO CALL A STOCKHOLDER MEETING. Stockholder has delivered, and will not cause to be rescinded, a written request in accordance with Section 3.3 of the Company's By-laws to the Company that a special meeting of the stockholders of the Company be called, and notice thereof promptly delivered, such meeting to be held on the date immediately preceding the Option Closing Date and to be for the purposes of removing the Company's directors and electing the nominees designated in writing by the Option Holder, such removal and replacement to be effective only upon the closing of the Options in accordance with the provisions of Section 8 and the rest of this Agreement.

    3. CERTAIN COVENANTS OF STOCKHOLDER. Except in accordance with the terms of this Agreement, Stockholder hereby covenants and agrees as follows:

        3.1 NO SOLICITATION. Stockholder shall not (nor shall Stockholder permit any of his Affiliates or representatives to), directly or indirectly, encourage, solicit or initiate inquiries or proposals from, or provide any confidential information to, or participate in any discussions or negotiations with, any person or entity (other than ISC and its Affiliates and their respective directors, officers, employees, representatives and agents) concerning any Change of Control Event. Stockholder will immediately notify ISC of the terms of any proposal, discussion, negotiation or inquiry (and will disclose to ISC any written materials received by Stockholder in connection with such proposal, discussion, negotiation, or inquiry) and the identity of the party making such proposal, discussion, negotiation or inquiry which Stockholder may receive in respect of any such transaction and will keep ISC apprised of the status of any such proposals, discussions, negotiations or inquiries. Stockholder agrees not to release any Person from, or waive any provision of, any standstill agreement relating to the Company to which Stockholder is a party or any confidentiality agreement relating to the Company between Stockholder and another person or entity. Stockholder shall immediately cease and cause to be terminated any existing activities, discussions or negotiations by Stockholder or any representative of Stockholder with parties conducted heretofore with respect to any of the foregoing and shall use all reasonable efforts to enforce the terms of all standstill and confidentiality agreements relating to the Company to which such Stockholder is a party or a third party beneficiary, including, without limitation, obtaining the return or the destruction of any proprietary information provided to any such parties.

        3.2 RESTRICTION ON TRANSFER, PROXIES AND NONINTERFERENCE. Prior to the Termination Date, Stockholder shall not, directly or indirectly: (i) offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, enforce or permit the execution of the provisions of any redemption agreement with Company or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, or exercise any discretionary powers to distribute, any or all of the Shares or any interest therein; or (ii) except as contemplated by this Agreement, grant any proxies or powers of attorney with respect to any Shares, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares.

        3.3 NOTIFICATION. Stockholder shall promptly notify ISC of his receipt or acquisition of any Shares in addition to the Existing Shares.

        3.4 DELIVERY OF DOCUMENTS. Contemporaneously with the execution of this Agreement, Stockholder shall execute the Merger Agreement and the Escrow Agreement. At the Closing (as that term is defined in the Merger Agreement), Stockholder shall execute and deliver to ISC each of the other documents to be delivered by Stockholder pursuant to the Merger Agreement.

        3.5 INDEMNIFICATION. The Company and the Principal Stockholders shall have indemnity obligations hereunder under the same conditions and circumstances, and subject to the same limitations and procedures as set forth in the Merger Agreement; and Article XI of the Merger Agreement shall be incorporated herein by reference in its entirety and shall have the same force and effect; PROVIDED, HOWEVER, that for the purposes hereof, the "Effective Time" and the "Closing" shall be deemed to have occurred on the Option Closing Date pursuant to Section 8 hereof; and provided, further, that the parties to this Agreement shall also agree to indemnity with respect to any breach of any obligation, agreement or covenant hereunder and in connection with any inaccuracy or breach of any representation or warranty contained herein subject to the procedures and limitations set forth in Article XI of the Merger Agreement.

    4. CERTAIN EVENTS. Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any person or entity to which legal or beneficial ownership of Shares shall pass, whether by operation of law or otherwise, including, without limitation, each Stockholder's heirs, guardians, administrators or successors or as a result of any divorce.

    5. STOP TRANSFER. Stockholder agrees with, and covenants to, ISC that, without the prior written consent of ISC, Stockholder shall not transfer, and shall not request that Company register the transfer (book-entry or otherwise) of, any certificate or uncertificated interest representing any of Stockholder's Shares, unless such transfer is made in compliance with this Agreement.

    6. TERMINATION. The obligations of Stockholder under this Agreement shall terminate upon the first to occur of (i) the termination of the Merger Agreement in accordance with Section 10.1(a), (ii) the termination of the Merger Agreement by the Company pursuant to Section 10.1(b), (iii) sixty days after the termination of the Merger Agreement pursuant to Section 10.1(b) by ISC,
(iv) sixty days after the termination of the Merger Agreement pursuant to
Section 10.1(c) or 10.1(d) if as of the date of such termination any of the conditions set forth in Sections 8.1(c) or 8.2 have not been satisfied and/or waived, or (v) the termination of the Merger Agreement pursuant to 10.1(c)(ii) or 10.1(d) if as of the date of such termination the conditions specified in Sections 8.1(c) and 8.2 have been satisfied and/or waived; provided, however, that in the event an Exercise Notice has been delivered prior to the termination hereof, the provisions hereof shall survive until the Option Closing Date (provided, that if any Stockholder or the Company is in breach of its obligations pursuant hereto or pursuant to the other Option Agreements as of the Option Closing Date, the terms hereof shall survive until twenty days after all of such breaches have been cured). The date of the termination of this Agreement pursuant to the preceding sentence shall be referred to herein as the "Termination Date."

    7. CONFIDENTIALITY; PUBLIC ANNOUNCEMENTS. This Agreement, the Merger Agreement and the terms hereof and thereof are confidential and no party to this Agreement shall disclose any of the terms of this Agreement or the Merger Agreement, the transactions contemplated hereby or thereby or the fact that the parties to this Agreement and the Merger Agreement are engaged in negotiations, without the prior approval of Company, in the case of disclosure by ISC, and of ISC, in the case of disclosure by the Stockholder.

    8. OPTION TO PURCHASE SHARES. In consideration of ISC's execution of the Merger Agreement, ISC has requested and Stockholder agrees that the terms of this Section 8 shall be effective, without any further action or deed, from the date of this Agreement until the Termination Date.

        8.1 GRANT OF OPTION. Subject to Section 8.2, Stockholder hereby grants to ISC and its successors and assigns ("OPTION HOLDER") an irrevocable option (the "OPTION") to purchase all (but not less than all) of the Shares for the number of duly authorized, validly issued, fully paid and non-assessable shares of Parent Common Stock and/or options issuable pursuant to the Parent Option Plan which would be issuable to Stockholder pursuant to the Merger Agreement were the Effective Time to have occurred at the Option Closing (the "Exercise Price"), exclusive of shares issuable pursuant to Section 8.4 hereof.

        8.2 EXERCISE BY OPTION HOLDER. Option Holder may only exercise the Option in accordance with Section 8.1 above by delivery of written notice ("EXERCISE NOTICE") to Stockholder: (i) on or after June 30, 2000, or
    (ii) within sixty days following the termination of the Merger Agreement (a "Triggering Termination") pursuant to (a) Section 10.1(b) of the Merger Agreement by ISC; or (b) Section 10.1(c) of the Merger Agreement by ISC if the conditions set forth in Section 8.1(c) or Section 8.2 of the Merger Agreement have not been met and/or waived. A copy of the Exercise Notice shall be provided to the Company. The Exercise Notice shall state the number of Shares as to which the Option is being exercised (the "ACQUIRED SHARES") and the amount of the Exercise Price; and shall include the names of the Option Holder's nominees to the Board of Directors of the Company. Notwithstanding anything herein to the contrary, Option Holder may not exercise this Option unless: (x) Option Holder simultaneously exercises the Options pursuant to the other Option Agreements such that Option Holder shall purchase all of Acquired Shares owned by all of the Principal Stockholders and Designated Non-Principal Stockholders;
    (y) ISC and Sub (as that term is defined in the Merger Agreement) are not in breach under the Merger Agreement; and (z) there are no circumstances then existing that make it reasonably likely that ISC and Sub would be unable to satisfy the closing conditions set forth in Section 8.3 to the Merger Agreement (except to the extent such circumstances arose after, or were the direct or indirect result of, the termination of the Merger Agreement as the result of a Triggering Termination).

        8.3 CLOSING. If Option Holder timely delivers an Exercise Notice in accordance with Section 8.2 above, then the closing of the purchase of the Acquired Shares shall be at a mutually agreed upon location on a date (the "OPTION CLOSING DATE") which is 14 days after Option Holder's election. On the Option Closing Date, Option Holder shall deliver to Stockholder the Exercise Price, in Parent Common Stock, upon receipt by Option Holder of
    (a) certificates representing the Acquired Shares duly endorsed for transfer to Option Holder or accompanied by duly executed stock powers, (b) a certificate duly executed by Stockholder stating that all of the representations and warranties contained in Section 1 of this Agreement and (other than in the case of Designated Non-Principal Stockholders)
    Article IV of the Merger Agreement are true and correct with respect to the Acquired Shares on the Option Closing Date (in the case of Section 4.4 of the Merger Agreement, such representation and warranty shall apply to ISC Common Stock received on the Option Closing Date), and (c) such other documents, certificates and instruments as Option Holder or its counsel shall reasonably request to transfer the Acquired Shares to Option Holder on the stock record books of Company and to vest in Option Holder on the Option Closing Date good and marketable title to the Acquired Shares free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or other encumbrances whatsoever, except for encumbrances or proxies arising under this Agreement, and in compliance with applicable state and federal securities laws.

        8.4 ESCROW. Notwithstanding the foregoing, upon exercise of the option, ISC shall deposit into Escrow (as such term is defined in the Merger Agreement) 5% of the aggregate number of shares of Parent Common Stock otherwise payable pursuant to Section 8 hereof (the "Escrow Shares"), which shares (x) shall be registered in the name of the Escrow Agent in the stock register maintained by the Company and/or its transfer agent and
    (y) simultaneous with the Option Closing Date without any further action by any Person, shall become subject to the terms and conditions of the Escrow established by the Escrow Agreement. Stockholder hereby irrevocably appoints Russell Scott III (or any successor provided for pursuant to the Escrow Agreement) as its true and lawful agent and attorney-in-fact to act in its name, place, and stead with respect to the Escrow, and to otherwise act as the Stockholder Representative under the Escrow Agreement, with all the rights and powers granted to the Stockholder Representative by the Escrow Agreement.

        8.5 NO FRACTIONAL SHARES. No certificates representing fractional shares of ISC Common Stock shall be issued upon the surrender for exchange of certificates formerly representing the Shares or deposited into the Escrow. In lieu of any such fractional shares, the Option Holder will be paid cash, or cash will be deposited into the Escrow, in an amount equal to such fraction multiplied by the average closing price of Parent Common Stock for the ten consecutive trading days immediately preceding the second business day prior to the Option Closing Date as reported on the principal national stock exchange or automated quotation system of a national securities association on which Parent Common Stock is then listed or qualified for trading, or if there Parent Common Stock is not then so listed, as reported on the National Association of Securities Dealer's electronic bulletin board.

        8.6 REGISTRATION RIGHTS. ISC and Stockholder agree that the rights provided Stockholder in Sections 6.14 and 6.15 of the Merger Agreement with respect to the registration on Form S-2 or S-3 for the resale of the Parent Common Stock shall be incorporated into this Agreement with the same force and effect; PROVIDED, HOWEVER, for purposes hereof, the "Effective Time" shall be deemed to have occurred on the Option Closing Date.

    9.  MISCELLANEOUS.

        9.1 ENTIRE AGREEMENT. This Agreement, together with the Schedule attached hereto and the definitions in the Merger Agreement, represent the entire agreement and understanding of the parties hereto with reference to the transactions contemplated herein and therein, and no representations, warranties or covenants have been made in connection with this Agreement other than those set forth herein or as specifically incorporated from the Merger Agreement or the escrow agreement. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements among the parties relating to the subject matter of this Agreement and all prior drafts thereof, all of which are merged into this Agreement.

        9.2 ASSIGNMENT. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, heirs, representatives and assigns, as the case may be; PROVIDED, HOWEVER, that no party shall assign or delegate this Agreement or any of the rights or obligations created hereunder without the prior written consent of the other party. Notwithstanding the foregoing, ISC and Merger Sub shall have the unrestricted right to assign this Agreement and all or any part of its rights hereunder to any Affiliate of ISC, but in such event ISC shall remain fully liable for the performance of all of such obligations in the manner prescribed in this Agreement. Nothing in this Agreement shall confer upon any person or entity not a party to this Agreement, or the legal representatives of such person or entity, any rights (including, without limitation, rights as a third party beneficiary) or remedies of any nature or kind whatsoever under or by reason of this Agreement.

        9.3 AMENDMENTS. This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, and consents may be provided, only by a written instrument signed by ISC and the Stockholder or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

        9.4 NOTICES. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given on the earlier of delivery thereof if by hand or upon receipt if sent by mail (registered or certified mail, postage prepaid, return receipt requested) or on the next business day after deposit if sent by a recognized overnight delivery service or upon receipt if sent by telecopy or facsimile transmission as follows:

       (a) if to ISC, to:

               Illinois Superconductor Corporation
               451 Kingston Court
               Mt. Prospect, Illinois 60056
               Attention: Chief Executive Officer
               Facsimile: (847) 299-9609

               With copies to:

               Elliott-Associates, L.P.
               712 Fifth Avenue
               New York, New York 10019
               Attention: Mark Brodsky
               Facsimile: (212) 974-2092

               Sonnenschein Nath & Rosenthal
               8000 Sears Tower
               Chicago, IL 60606
               Attention: Michael D. Rosenthal, Esq.
               Facsimile: (312) 876-7934

       (b) if to Stockholder, to the address specified on SCHEDULE 1.1 hereto:

               With a copy to:

               ---------------------------------------------------

               ---------------------------------------------------

               ---------------------------------------------------

        9.5 GOVERNING LAW; CONSENT TO JURISDICTION; VENUE. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois. As a further inducement to ISC to enter into the Merger Agreement, and in consideration thereof, Stockholder, ISC, Merger Sub and Company covenant and agree (i) that any state or federal court within Cook County, Illinois shall have exclusive jurisdiction of any action or proceeding relating to, or arising under or in connection with this Agreement and ISC, Merger Sub, Stockholder and Company consent to personal jurisdiction of such courts and waives any objection to such courts' jurisdiction, and (ii) service of any summons and complaint may be made by:
    (a) personally delivering a copy of such summons and complaint to (if a natural person) the individual to be served; (b) leaving a copy of such summons and complaint at the individual's usual place of abode with any person over the age of 18 who is a member of such individual's family;
    (c) leaving a copy of such summons and complaint at the individual's usual place of business with the individual's assistant or secretary;
    (d) delivering a copy to an agent authorized by appointment or law to accept service of process; or (e) any other method authorized under applicable law..

        9.6 ENFORCEMENT. Because the business, assets and capital stock of Company is unique, any breach of this Agreement would cause ISC and its Affiliates irreparable harm for which monetary damages would be inadequate. Accordingly, the parties agree that the parties hereto shall be entitled to specifically enforce this Agreement and to obtain injunctive or other equitable remedies to prevent or redress any breach by the other party of this Agreement, without the necessity of posting any bond or other security, in addition to any other remedies to which such party might be entitled by law or in equity. In the event of any breach of this Agreement, the prevailing party shall be entitled to recover its legal fees and related expenses and costs incurred to enforce its rights hereunder.

        9.7 COUNTERPARTS; TERMS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement. All references herein to Sections and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. All references to singular or plural or masculine or feminine shall include the other as the context may require.

        9.8 DESCRIPTIVE HEADINGS. The section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

        9.9 SEVERABILITY. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof.

        9.10 DEFINITIONS; CONSTRUCTION. For purposes of this Agreement, in the event of a stock dividend or distribution, or any change in the Preferred Stock of the Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

        9.11 STOCKHOLDER CAPACITY. Notwithstanding anything herein to the contrary, no Stockholder is making any agreement or understanding herein in his capacity as a director or officer of Company, and the agreements set forth herein shall in no way restrict Stockholder in the exercise of his fiduciary duties as a director or officer of Company. Stockholder has executed this Agreement solely in his capacity as the record or beneficial holder of the Shares.

        9.12 EXPENSES. Except as otherwise provided herein, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

        9.13 FURTHER ASSURANCES. Stockholders and ISC shall execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

        9.14 DOCUMENTATION. This Agreement was initially prepared by ISC's legal counsel as a matter of convenience only, and such document has been thoroughly reviewed and negotiated by each Stockholder, with the opportunity to receive assistance from his legal counsel,, and, therefore, no interpretation will be made in favor of any of the parties or signatories or any of their Affiliates with respect to this Agreement for the reason that such documents were prepared by ISC's legal counsel.

        9.15 WAIVERS OF TRIAL BY JURY. STOCKHOLDER AND ISC HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE ADDITIONAL DOCUMENTS, AND CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT.

                   [BALANCE OF PAGE LEFT INTENTIONALLY BLANK]

    IN WITNESS WHEREOF, ISC, Merger Sub and Stockholder have caused this Option and Exclusive Dealing Agreement to be duly executed as of the day and year first above written.

                                                       ILLINOIS SUPERCONDUCTOR CORPORATION,
                                                       a Delaware corporation

                                                       By:
                                                              ---------------------------------------

                                                       Name:
                                                              ---------------------------------------

                                                       Title:
                                                              ---------------------------------------

                                                       SSI ACQUISITION CORPORATION,
                                                       a Colorado corporation

                                                       By:
                                                              ---------------------------------------

                                                       Name:
                                                              ---------------------------------------

                                                       Title:
                                                              ---------------------------------------

                                                       ---------------------------------------------
                                                       STOCKHOLDER

                     OPTION AND EXCLUSIVE DEALING AGREEMENT

                              NAME OF STOCKHOLDER

    The undersigned hereby acknowledges the terms of this Agreement and covenants (i) to cause the legend required by Section 2.3 to be inscribed on each stock certificate or other instrument representing shares of capital stock of Company owned by Stockholder, and (ii) not to permit the registration of any transfer in violation of Section 5 hereof. The undersigned further agrees to issue to any transfer agent, promptly upon execution of this Agreement, a stop transfer order relating to all shares of capital stock of the undersigned owned of record by Stockholder existing on the date of this Agreement, such order to prohibit any transfer of such shares without the written consent of ISC.

    Furthermore the undersigned acknowledges that it has received the written request referred to in Section 2.4, and agrees that upon receipt of a copy of the Exercise Notice it shall cause to be called a meeting of the stockholders of the Company for the purposes and on the date set forth in Section 2.4, and shall cause timely notice to be delivered regarding such meeting to all of the stockholders of the Company in accordance with the terms of the Colorado Business Corporations Act, and the Company's Articles of Incorporation and By-laws. Furthermore, the Company acknowledges that it has received irrevocable resignations from each of its directors which shall become effective on the Option Closing Date upon the closing of the Options in accordance with the provisions of Section 8 and the rest of this Agreement, which resignations have been validly and irrevocably accepted by the Company effective as set forth above. Furthermore, the Company agrees that it will not permit or cause any director to be appointed or elected after the date hereof, unless such director tenders a resignation similar in terms to that set forth in the preceding sentence.

                                                       SPECTRAL SOLUTIONS, INC.

                                                       By:
                                                              ---------------------------------------

                                                       Name:
                                                              ---------------------------------------

                                                       Title:
                                                              ---------------------------------------

                                                                         ANNEX C
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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                            ------------------------

                                   FORM 10-Q

(MARK ONE)

   /X/     QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
           SECURITIES EXCHANGE ACT OF 1934

                 For the quarterly period ended March 31, 2000
                                       OR

   / /     TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
           SECURITIES EXCHANGE ACT OF 1934

        For the transition period from ______________ to ______________

                         COMMISSION FILE NUMBER 0-22302

                            ------------------------

                      ILLINOIS SUPERCONDUCTOR CORPORATION

             (Exact name of registrant as specified in its charter)

               DELAWARE                                     36-3688459
    (State or other jurisdiction of             (IRS Employer Identification No.)
            incorporation)

                                451 KINGSTON COURT
                           MT. PROSPECT, ILLINOIS 60056
                                   (847)391-9400
           (Address and telephone number of principal executive offices)

    Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes /X/ No / /

    On May 9, 2000, 30,276,167 shares of the registrant's Common Stock, par value $0.001 per share, were outstanding.

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
                               TABLE OF CONTENTS

                        PART I. FINANCIAL INFORMATION

Item 1.     Financial Statements........................................    3

            Condensed Balance Sheets as of March 31, 2000 (unaudited)
              and December 31, 1999.....................................    3

            Condensed Statements of Operations (unaudited) for the three months ended March 31, 2000 and the three months ended
              March 31, 1999............................................    4

            Condensed Statements of Cash Flows (unaudited) for the three months ended March 31, 2000 and the three months ended
              March 31, 1999............................................    5

            Notes to Condensed Financial Statements.....................    6

            Management's Discussion and Analysis of Financial Condition
Item 2.       and Results of Operations.................................   10

            Quantitative and Qualitative Disclosures About Market
Item 3.       Risk......................................................   12

                         PART II. OTHER INFORMATION

Item 1.     Legal Proceedings...........................................   13

Item 2.     Changes in Securities and Use of Proceeds...................   15

Item 3.     Defaults Upon Senior Securities.............................    *

Item 4.     Submission of Matters to a Vote of Security Holders.........    *

Item 5.     Other Information...........................................    *

Item 6.     Exhibits and Reports on Form 8-K............................   16

------------------------

*   No reportable information under this item.

                         PART I. FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS

                      ILLINOIS SUPERCONDUCTOR CORPORATION
                            CONDENSED BALANCE SHEETS

                                                              MARCH 31, 2000    DECEMBER 31, 1999
                                                              ---------------   ------------------
                                                                (UNAUDITED)
ASSETS:
  Current assets:
    Cash and cash equivalents...............................    $ 5,496,668         $   723,711
    Inventories.............................................        984,824           1,092,713
    Accounts receivable, net................................        124,778             175,801
    Prepaid expenses and other..............................        222,917             428,475
                                                                -----------         -----------
  Total current assets......................................      6,829,187           2,420,700
  Property and equipment:
    Property and equipment..................................      8,098,636           8,089,169
    Less: accumulated depreciation..........................     (5,634,373)         (5,433,808)
                                                                -----------         -----------
  Net property and equipment................................      2,464,263           2,655,361
  Restricted certificates of deposit........................        259,066             291,575
  Patents and trademarks, net...............................        584,895             592,823
  Deferred financing fees, net..............................         43,127              78,700
                                                                -----------         -----------
  Total assets..............................................    $10,180,538         $ 6,039,159
                                                                ===========         ===========
LIABILITIES AND STOCKHOLDERS' EQUITY (NET CAPITAL
  DEFICIENCY):
  Current liabilities:
    Accounts payable........................................    $   518,988         $   990,913
    Accrued liabilities.....................................        615,272             589,043
    Current portion of Senior Convertible Notes, net of
      discount..............................................      1,892,790                  --
    Current portion of other long-term debt.................          9,149               9,020
                                                                -----------         -----------
  Total current liabilities.................................      3,036,199           1,588,976
  Senior Convertible Notes, net of discount.................      7,644,491          13,002,068
  Accrued interest on Senior Convertible Notes..............        582,560             638,743
  Other long-term debt, less current portion................          7,661              10,074
  Deferred occupancy costs..................................         90,960              91,010
  Stockholders' equity (net capital deficiency):
    Preferred stock; 100,000 shares authorized; No shares
      issued and outstanding at March 31, 2000 and
      December 31, 1999.....................................             --                  --
    Common stock ($.001 par value); 60,000,000 shares
      authorized; 30,274,667 and 15,753,001 shares issued
      and outstanding at March 31, 2000 and December 31,
      1999, respectively....................................         30,275              15,753
    Additional paid-in capital..............................     84,096,031          74,249,643
    Notes receivable from stockholders......................             --            (680,696)
    Accumulated deficit.....................................    (85,307,639)        (82,876,412)
                                                                -----------         -----------
  Total stockholders' equity (net capital deficiency).......     (1,181,333)         (9,291,712)
                                                                -----------         -----------
  Total liabilities and stockholders' equity (net capital
    deficiency).............................................    $10,180,538         $ 6,039,159
                                                                ===========         ===========

NOTE: The condensed balance sheet as of December 31, 1999 has been derived from the audited financial statements for that date but does not include all of the information and accompanying notes required by generally accepted accounting principles for complete financial statements.

SEE THE ACCOMPANYING NOTES WHICH ARE AN INTEGRAL PART OF THE CONDENSED FINANCIAL
  STATEMENTS.

                      ILLINOIS SUPERCONDUCTOR CORPORATION

                       CONDENSED STATEMENTS OF OPERATIONS

                                  (UNAUDITED)

                                                                 THREE MONTHS ENDED
                                                                      MARCH 31,
                                                              -------------------------
                                                                 2000          1999
                                                              -----------   -----------
Net sales...................................................  $   172,363   $   511,900
Costs and expenses:
  Cost of sales.............................................      649,083     1,009,026
  Research and development..................................      306,328       521,563
  Selling and marketing.....................................      184,525       456,515
  General and administrative................................    1,065,230       708,519
                                                              -----------   -----------
Total costs and expenses....................................    2,205,166     2,695,623
                                                              -----------   -----------
Operating loss..............................................   (2,032,803)   (2,183,723)
Other income (expense):
  Interest income...........................................       24,380        38,356
  Non-cash interest expense on Senior Convertible Notes.....     (400,881)     (114,210)
  Other interest expense....................................       (1,583)      (15,207)
  Other income, net.........................................        7,957            --
                                                              -----------   -----------
                                                                 (370,127)      (91,061)
                                                              -----------   -----------
Loss before extraordinary item..............................   (2,402,930)   (2,274,784)
Extraordinary item -- debt extinguishment...................      (28,297)      (73,000)
                                                              -----------   -----------
Net loss....................................................  $(2,431,227)  $(2,347,784)
                                                              ===========   ===========
Basic and diluted loss per share before extraordinary
  item......................................................  $     (0.10)  $     (0.18)
Extraordinary item -- debt extinguishment...................           --         (0.01)
                                                              -----------   -----------
Basic and diluted loss per share............................  $     (0.10)  $     (0.19)
                                                              ===========   ===========
Weighted average number of common shares outstanding........   24,325,932    12,557,344
                                                              ===========   ===========

SEE THE ACCOMPANYING NOTES WHICH ARE AN INTEGRAL PART OF THE CONDENSED FINANCIAL
  STATEMENTS.

                      ILLINOIS SUPERCONDUCTOR CORPORATION
                       CONDENSED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                                 THREE MONTHS ENDED
                                                                      MARCH 31,
                                                              -------------------------
                                                                 2000          1999
                                                              -----------   -----------
OPERATING ACTIVITIES:
Net loss....................................................  $(2,431,227)  $(2,347,784)
  Adjustments to reconcile net loss to net cash used in
    operating activities:
  Extraordinary item -- debt extinguishment.................       28,297        73,000
  Depreciation and amortization.............................      208,492       230,756
  Non-cash interest expense on Senior Convertible Notes.....      400,881       114,210
  Changes in operating assets and liabilities...............     (258,554)      473,606
                                                              -----------   -----------
Net cash used in operating activities.......................   (2,052,111)   (1,456,212)
                                                              -----------   -----------
INVESTING ACTIVITIES:
  Decrease in restricted certificates of deposit............       32,509            --
  Payment of patent costs...................................           --       (21,564)
  Acquisition of property and equipment.....................       (9,466)      (11,957)
                                                              -----------   -----------
Net cash provided by (used in) investing activities.........       23,043       (33,521)
                                                              -----------   -----------
FINANCING ACTIVITIES:
  Proceeds from issuance of Senior Convertible Notes........    4,000,000     3,300,000
  Exercise of stock options.................................       47,982            --
  Exercise of warrants......................................    2,756,327            --
  Payments on other long-term debt..........................       (2,284)           --
                                                              -----------   -----------
Net cash provided by financing activities...................    6,802,025     3,300,000
                                                              -----------   -----------

Increase in cash and cash equivalents.......................    4,772,957     1,810,267
Cash and cash equivalents at beginning of period............      723,711     2,152,595
                                                              -----------   -----------
Cash and cash equivalents at end of period..................  $ 5,496,668   $ 3,962,862
                                                              ===========   ===========

SEE THE ACCOMPANYING NOTES WHICH ARE AN INTEGRAL PART OF THE CONDENSED FINANCIAL STATEMENTS.

                      ILLINOIS SUPERCONDUCTOR CORPORATION

                    NOTES TO CONDENSED FINANCIAL STATEMENTS

                                  (UNAUDITED)

NOTE 1 -- BASIS OF PRESENTATION

    The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2000 are not necessarily indicative of the results that may be expected for the year ending December 31, 2000. For further information, refer to the financial statements, including the notes thereto, included in the Illinois Superconductor Corporation (the "Company") Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

NOTE 2 -- NET LOSS PER SHARE

    Basic and diluted net loss per share is computed based on the weighted average number of common shares outstanding. Common shares issuable upon the exercise of options and warrants and conversion of the Company's Senior Convertible Notes are not included in the per share calculations since the effect of their inclusion would be antidilutive.

NOTE 3 -- INVENTORIES

    Inventories consisted of the following:

                                                 MARCH 31, 2000   DECEMBER 31, 1999
                                                 --------------   -----------------
Raw materials..................................     $575,000         $  736,000
Work in process................................      132,000                 --
Finished product...............................      278,000            357,000
                                                    --------         ----------
                                                    $985,000         $1,093,000
                                                    ========         ==========

NOTE 4 -- SENIOR CONVERTIBLE NOTES

    On May 15, 1998, March 31, 1999, November 5, 1999, and December 29, 1999,
the Company issued and sold $15,650,000 in aggregate principal amount of Senior Convertible Notes ("the Notes") and issued detachable warrants to purchase an aggregate of 6,250,000 shares of the Company's common stock.

    On March 27, 2000, the Company issued and sold $4,000,000 in aggregate principal amount of Senior Convertible Notes due January 2, 2001 (the
"March 2000 Notes") and issued warrants (the "March 2000 Warrants") to purchase 1,600,000 shares of the Company's common stock. The March 2000 Notes bear interest at 10% per annum, payable in kind or in cash, at the Company's option (unless the Company does not meet certain requirements commencing November 5, 2001, in which case interest must be paid in cash). Holders of the March 2000 Notes may convert the principal amount, plus accrued interest not paid in cash, if any, into shares of the Company's common stock at a fixed conversion price of $0.25 per share. The March 2000 Warrants have an exercise price of $0.25 per share and expire on November 5, 2004.

    Since the March 2000 Notes were issued with detachable warrants with a fair value of $11,312,000 (calculated using the Black-Scholes Approximation Formula), the entire $4,000,000 of proceeds received

                      ILLINOIS SUPERCONDUCTOR CORPORATION

                                  (UNAUDITED)

NOTE 4 -- SENIOR CONVERTIBLE NOTES (CONTINUED) for the March 2000 Notes was allocated to additional paid-in capital, creating a discount to the debt. This discount is being recognized as a charge to interest expense using the effective interest method over the nine month term of the March 2000 Notes. No further amounts were allocated to additional paid-in capital for the excess of the fair value of the warrants over the proceeds to be received or for the intrinsic value of the non-detachable conversion feature that was "in-the-money" at the date of issuance, since these amounts cannot exceed the principal amount of the notes issued.

    At March 31, 2000, the amount of outstanding Senior Convertible Notes, net of discounts and including accrued interest, recognized in the condensed balance sheet is as follows:

Notes, due May 15, 2002 and bearing interest at 2%..........  $   947,000
Notes, due May 15, 2002 and bearing interest at 6%..........    6,697,000
Notes, due January 2, 2001 and bearing interest at 10%......    1,823,000
Accrued interest............................................      653,000
                                                              -----------
                                                              $10,120,000
                                                              ===========

    Payments due on the Senior Convertible Notes by maturity date, including interest accrued through March 31, 2000, are as follows at March 31, 2000:

Notes, due January 2, 2001..................................  $ 6,070,000
Notes, due May 15, 2002.....................................    9,187,000
                                                              -----------
                                                              $15,257,000
                                                              ===========

    Interest on the Senior Convertible Notes is payable in kind or in cash, at the Company's option. However, if the Company does not meet certain requirements commencing November 5, 2001, interest on the notes must be paid in cash. At any time, holders of the Notes may convert the principal amount, plus accrued interest not paid in cash (if any) into shares of the Company's common stock at a fixed conversion price of $0.25 per share. All of the Company's assets are pledged as security to certain of the purchasers of the Notes. Additionally, the note purchase agreements relating to the notes contain several covenants, which limit the Company's ability to incur additional indebtedness and to create any further lien, pledge, or encumbrance on any assets of the Company.

    During the three months ended March 31, 2000, $4,120,222 in aggregate principal amount of Senior Convertible Notes, plus accrued interest, was converted into 11,591,852 shares of common stock. During the year ended
December 31, 1999, $925,000 in aggregate principal amount of Notes, plus accrued interest, was converted into 3,178,706 shares of common stock. There were no conversions of Notes during the three months ended March 31, 1999.

    For the three months ended March 31, 2000 and 1999, the Company recognized extraordinary items of $28,297 and $73,000, respectively, in the condensed statements of operations. The extraordinary charge for the three months ended March 31, 2000 is a result of the conversions of Senior Convertible Notes and the related write-off of a portion of deferred financing fees during the period. The extraordinary charge for the three months ended March 31, 1999 is a result of amendments made to certain of the Notes and related detachable warrants on March 31, 1999. These amendments were accounted for like, and reported

                      ILLINOIS SUPERCONDUCTOR CORPORATION

                                  (UNAUDITED)

NOTE 4 -- SENIOR CONVERTIBLE NOTES (CONTINUED) in the same manner as, a debt extinguishment. The extraordinary item of $73,000 for the three months ended March 31, 1999 represents the increase in fair value of the detachable warrants as a result of the amendments.

    The Company recognized $400,881 and $114,210 of non-cash interest charges for the three months ended March 31, 2000 and 1999, respectively as a result of the amortization of discounts and deferred financing fees related to the Notes.

    It is not practicable to estimate the fair value of the Senior Convertible Notes at March 31, 2000 because a quoted market price for such securities is not available, the Company has not developed a valuation model necessary to make such an estimate, and the cost of obtaining an independent valuation would be prohibitive.

NOTE 5 -- SETTLEMENT OF SHAREHOLDER NOTE RECEIVABLE

    On February 22, 2000, the Company reached a settlement agreement with the borrowers of $680,696 in principal amount of shareholder notes receivable. The Company agreed to release the borrowers' obligations under the notes in return for the borrowers' surrender of warrants to purchase 210,196 shares of common stock of the Company held by them. As a result of this settlement, the Company recorded a charge of $822,776 to additional paid-in capital during the three months ended March 31, 2000, reflecting the carrying amount of the notes and related interest accrued, which approximates the fair value of the warrants surrendered.

NOTE 6 -- STOCK OPTIONS AND WARRANTS

    On February 15, 2000, the Board of Directors of the Company granted to certain executive level employees (i) an aggregate of 440,000 Deferred Stock Units ("DSU's") and (ii) an aggregate of 585,000 non-qualified stock options under the Company's 1993 Stock Option Plan (the "Plan"). The non-qualified stock options have an exercise price of $4.1875 per share (the closing price of the Company's common stock on February 15, 2000). On March 24, 2000, the Board of Directors of the Company also granted to a certain executive level employee 500,000 non-qualified stock options under the Plan. The exercise price for these non-qualified stock options is $6.6094 (the closing price of the Company's common stock on March 24, 2000). The DSU's represent the right to receive an equivalent number of restricted shares of the Company's common stock. Both the DSU's and non-qualified stock options vest at the rate of 10%, 20%, 30% and 40% on the first, second, third and fourth anniversary, respectively, of the date of grant. The executive level employees have the right to defer receipt of the common stock subject to the DSU's to a later date as elected by the employee.

    The DSU's and the non-qualified stock options are subject to approval by the Company's stockholders of an amendment to the Company's Charter as well as amendment to the Company's 1993 Stock Option Plan. The measurement date for the DSU's and the non-qualified stock options is expected to be May 17, 2000, the anticipated date of the Company's Annual Stockholders' Meeting. The Company will recognize compensation expense for the DSU's over the vesting period based on their intrinsic value (the number of DSU's multiplied by the closing price of the Company's common stock on the measurement date).

                      ILLINOIS SUPERCONDUCTOR CORPORATION

                                  (UNAUDITED)

NOTE 6 -- STOCK OPTIONS AND WARRANTS (CONTINUED)
    During the three months ended March 31, 2000, warrants for an aggregate of 2,915,574 shares of the Company's common stock were exercised for proceeds of $2,756,327. No warrants were exercised during the three months ended March 31, 1999.

NOTE 7 -- LEGAL PROCEEDINGS

    See "Part II. -- Other Information, Item 1. Legal Proceedings" for a description of outstanding legal proceedings involving the Company. The Company believes that the resolution of the matters discussed therein will not have a material adverse effect on the financial condition, results of operations or cash flows of the Company.

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    NOTE CONCERNING FORWARD-LOOKING STATEMENTS

    Because the Company wants to provide investors with more meaningful and useful information, this Report contains, and incorporates by reference, certain "forward-looking statements" that reflect the Company's current expectations regarding the future results of operations, performance and achievements of the Company. The Company has tried, wherever possible, to identify these forward-looking statements by using words such as "anticipates," "believes," "estimates," "expects," "plans," "intends" and similar expressions. These statements reflect the Company's current beliefs and are based on information currently available to it. Accordingly, these statements are subject to certain risks, uncertainties and contingencies, which could cause the Company's actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These factors include, among others, the following: the Company's ability to obtain additional financing in the near future; the Company's history of net losses and the lack of assurance that the Company's earnings will be sufficient to cover fixed charges in the future; the degree to which the Company is leveraged, the fact that its assets are pledged and the restrictions imposed on the Company under its existing debt instruments, all of which may adversely affect the Company's ability to finance its future operations; uncertainty about the Company's ability to compete effectively against better capitalized competitors and to withstand downturns in its business or the economy generally; decline in demand for, and acceptance of, the Company's products; the adverse effects on the liquidity of the Company's common stock because of its delisting from the NASDAQ National Market in June 1999; volatility of the Company's common stock price; continued downward pressure on the prices charged for the Company's products due to competition of rival manufacturers of radio frequency and front end products for the wireless telecommunications market; the timing and receipt of customer orders; the Company's ability to attract and retain key personnel; and the effects of legal proceedings. A more complete description of these risks, uncertainties and assumptions is included in the Company's filings with the Securities and Exchange Commission, including those described under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended
December 31, 1999. The Company undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this Report or to reflect the occurrence of unanticipated events.

GENERAL

    The following is a discussion and analysis of the historical results of operations and financial condition of the Company and factors affecting the Company's financial resources. This discussion should be read in conjunction with the financial statements, including the notes thereto, set forth herein under "Part I. -- Financial Information" and "Item 1. Financial Statements" and in the Company's Annual Report on Form 10-K for the fiscal year ended
December 31, 1999. This discussion contains forward-looking statements which involve certain risks, uncertainties and contingencies which could cause the Company's actual results, performance or achievements to differ materially from those expressed, or implied, by such forward-looking statements. Such forward-looking statements are qualified by reference to, and should be read in conjunction with, the language set forth above.

    The Company was founded in 1989 by ARCH Development Corporation, an affiliate of the University of Chicago, to commercialize superconducting technologies developed initially at Argonne National Laboratory. The Company uses its patented and proprietary high temperature superconducting materials technologies to develop and manufacture radio frequency ("RF") front-end products, which are designed to enhance the quality, capacity, coverage, and flexibility of cellular, personal communications services ("PCS") and other wireless telecommunications services.

RESULTS OF OPERATIONS

    The Company's net sales decreased $339,537, or 66.3%, to $172,363 for the three months ended March 31, 2000 from $511,900 for the three months ended March 31, 1999, primarily as a result of lower unit volume. The Company anticipates its net sales to remain flat in 2000 based on forecasts of slow domestic expansion by cellular operators and a delayed deployment of sales to international markets.

    Cost of sales decreased to $649,083 for the three months ended March 31, 2000 from $1,009,026 for the same period in 1999. The reduction in cost of sales was due to the decrease in sales volume, offset by the effects of low utilization levels and excess capacity. The Company expects the cost of sales to exceed net sales until it manufactures and ships a significantly higher amount of its commercial products.

    The Company's research and development expenses decreased to $306,328 for the three months ended March 31, 2000, from $521,563 for the same period in 1999, a decrease of 41.3%. These costs were lower due to the successful development of the Company's core products, increased efficiency in the Company's development processes, and personnel reductions. During the remainder of 2000, management expects research and development expenditures to continue on a consistent level.

    Selling and marketing expenses decreased to $184,525 for the three months ended March 31, 2000, from $456,515 for the same period in 1999, a decrease of 59.6%. The decrease in these expenses was due to a decrease in personnel and reduced travel, trade show, delivery and advertising costs. Management expects selling and marketing expenses to increase during 2000 from current levels as sales and marketing efforts are expanded for the Company's All Temperature Performance ("ATP-TM-") filter product.

    General and administrative expenses increased to $1,065,230 for the three months ended March 31, 2000, from $708,519 for the same period in 1999, an increase of 50.3%. This increase was primarily attributable to an increase in consulting, travel and professional costs. Consulting costs increased as a result of upgrades made to information systems infrastructure, travel costs were higher as management pursued new relationships with customers in Europe and Asia, and professional fees increased due to the Company's application for listing on the NASDAQ Small-Cap Market, strategic initiatives, and press releases.

    Non-cash interest expense increased to $400,881 for the three months ended March 31, 2000 from $114,210 for the same period in 1999, an increase of 251.0%. The increase in this expense is primarily a result of the issuance of an aggregate of $9,300,000 of Senior Convertible Notes in March 1999,
November 1999, December 1999 and March 2000 at higher effective rates of interest.

    For the three months ended March 31, 2000 and 1999, the Company recognized extraordinary items of $28,297 and $73,000, respectively. The extraordinary charge for the three months ended March 31, 2000 is a result the conversions of Senior Convertible Notes and the related write-off of a portion of deferred financing fees during the period. The extraordinary charge for the three months ended March 31, 1999 is a result of amendments made to certain of the Senior Convertible Notes and related detachable warrants on March 31, 1999. These amendments were accounted for like, and reported in the same manner as, a debt extinguishment. The extraordinary item of $73,000 for the three months ended March 31, 1999 represents the increase in fair value of the detachable warrants as a result of the amendments.

LIQUIDITY AND CAPITAL RESOURCES

    At March 31, 2000, the Company's cash and cash equivalents, including restricted certificates of deposit, were $5,755,734, an increase of $4,740,448 from the balance at December 31, 1999 of $1,015,286. This increase primarily reflects proceeds received during the three months ended March 31, 2000 from the new issuance of Senior Convertible Notes and the exercise of warrants of $4,000,000 and $2,756,327, respectively, reduced by the use of $2,052,111 of cash for operations.

    The continuing development of and expansion in sales of the Company's RF filter product lines will require continued commitment of substantial funds to undertake continued product development and manufacturing activities and to market and sell its RF front-end products. The actual amount of the Company's future funding requirements will depend on many factors, including: the amount and timing of future revenues, the level of product marketing and sales efforts to support the Company's commercialization plans, the magnitude of the Company's research and product development programs, the ability of the

Company to improve product margins, the cost of additional plant and equipment for manufacturing and the costs involved in protecting the Company's patents or other intellectual property.

    Despite the new issuance of Senior Convertible Notes in March 2000 and the receipt of proceeds from the exercise of warrants in the three months ended March 31, 2000, the Company believes that during the fourth quarter of 2000, it will require substantial additional funds to finance its operations and to re-pay or re-finance $6.1 million of Senior Convertible Notes due January 2, 2001, if such notes are not converted by that date. The Company expects, given current business conditions, that there exists a reasonable probability that such conversion will occur. The Company's strategy to generate sufficient working capital to fund its operations and cash requirements in the future includes: increasing sales and advancing market penetration by selling its products to original equipment manufacturers and customers both domestically and in overseas markets; building strong and enduring relationships with existing customers and expanding product offerings to meet varying customer needs; and reducing product costs through redesign, economies of scale in material purchases, the refinement of manufacturing processes, and further reductions in overhead. The Company is actively seeking financing in order to obtain working capital to continue its operations according to its current operating plan through the fourth quarter of 2000 and beyond. To that end, the Company has commenced discussions with potential strategic and financial investors, with the goal to secure additional financing by the fourth quarter. The Company intends to enter into negotiations with the purchasers of the Senior Convertible Notes due January 2, 2001 to extend the maturity of these notes. Additionally, the Company has entered into a factoring agreement, which expires on September 27, 2000 and is subject to renewal for successive twelve month periods, whereby the Company may assign and sell its interest, on a full recourse basis, in its present and future trade accounts receivable, subject to the consent of its current investors. The Company has pledged its receivables and inventory as collateral under the factoring agreement.

    The Company's Senior Convertible Notes contain restrictions limiting the Company's ability to incur additional indebtedness or to pay dividends (other than in shares of Common Stock) and are secured by the Company's assets. This may adversely affect the Company's ability to raise additional equity or debt financing. In the event that the Company fails to achieve break-even or positive operating income during the second quarter of 2001, the Notes may become immediately due and payable unless the holders thereof agree to modify or waive such provision. In addition, the Company's Common Stock was de-listed from trading on the NASDAQ National Market in June 1999 due to the Company's continuing inability to meet the net tangible assets requirement for continued listing. The Common Stock is now traded in the over-the-counter market and quoted on the National Association of Securities Dealers, Inc. electronic bulletin board. This does not provide the same liquidity for the trading of securities as the NASDAQ National Market. In February 2000, the Company applied to NASDAQ for listing of the Company's Common Stock on the NASDAQ Small-Cap Market. However, there can be no assurance that the Common Stock will be listed.

    If the Company is unable to obtain adequate funds when needed in the future, the Company would be required to substantially delay, scale-back or eliminate the manufacturing, marketing or sales of one or more of its products or research and development programs, or may be required to obtain funds through arrangements with collaborative partners or others that may require the Company to relinquish rights to certain of its technologies, or potential products that the Company would not otherwise relinquish. In particular, if the Company does not secure adequate additional financing, the Company believes that it may not be able to continue as a going concern.

    The Company is currently conducting discussions with several unrelated parties regarding potential strategic business opportunities, acquisitions or alliances that may take a number of different forms, including contractual licensing relationships or joint venture relationships. These discussions have not developed to a point where a structure or specific terms and conditions have been definitively agreed upon. There can be no assurance that the discussions will lead to any business opportunities or alliances, or that any transactions will be consummated.

ITEM 3.  QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

    The Company does not have any material market risk sensitive instruments.

                           PART II. OTHER INFORMATION

ITEM 1. LEGAL PROCEEDINGS

SIEGLER LITIGATION

    On June 5, 1996, Craig M. Siegler filed a complaint against the Company in the Circuit Court of Cook County, Illinois, County Department, Chancery Division. The complaint alleged that, in connection with the Company's private placement of securities in November 1995, the Company breached and repudiated an oral contract with Mr. Siegler for the issuance and sale by the Company to Mr. Siegler of 370,370.37 shares of the Common Stock, plus warrants (immediately exercisable at $12.96 per share) to purchase an additional 370,370.37 shares of the Common Stock, for a total price of $4,000,000. The remedy sought by Mr. Siegler was a sale to him of such securities on the terms of the November 1995 private placement. On August 16, 1996, the Company's motion to dismiss Mr. Siegler's complaint was granted with leave to amend. On
September 19, 1996, Mr. Siegler's motion for reconsideration was denied.

    On October 10, 1996, Mr. Siegler filed his First Amended Verified Complaint and Jury Demand, seeking a jury trial and money damages equal to the difference between $8,800,000 (370,370.37 shares at $10.80 per share and 370,370.37 shares at $12.96 per share) and 740,740.74 multiplied by the highest price at which the Common Stock traded on The Nasdaq Stock Market between November 20, 1995 and the date of judgment. Mr. Siegler also preserved his claim for specific performance for purposes of appeal. On November 1, 1996, the case was transferred to the Circuit Court of Cook County, Illinois, County Department, Law Division. The Company's Answer was filed on November 21, 1996, and the parties have completed discovery.

    The Company filed a motion for summary judgment against Mr. Siegler, which was on hold pending the deposition of an expert retained by Mr. Siegler in the case. The Company deposed this witness in March 2000, after which the court entered a briefing schedule on the motion for summary judgement. Currently, the Company is preparing a reply to the plaintiff's response to the summary judgement motion, which will be filed in May. A hearing date has been set for June.

    The Company believes that the suit is without merit and intends to continue to defend itself vigorously in this litigation. However, if Mr. Siegler prevails in this litigation and is awarded damages in accordance with the formula described above, such judgment would have a material adverse effect on the Company's operating results and financial condition.

NOTE LITIGATION

    On July 10, 1997, the Company filed a complaint against Sheldon Drobny; Howard L. "Buzz" Simons, joint tenant with Aric and Corey Simons; Aaron Fischer; Stewart Shiman; Sharon D. Gonsky, d/b/a SDG Associates; Gregg Rosenberg; Stacey Rosenberg; Merrill Weber & Co., Inc.; Drobny/Fischer Partnership, an Illinois general partnership; and Ruben Rosenberg (collectively, the "Borrowers"), and Paradigm Venture Investors, L.L.C. (the "Guarantor") in the Circuit Court of Cook County, Illinois, County Department, Law Division. The complaint sought to enforce the terms of loans made to the Borrowers by the Company and evidenced by promissory notes dated December 13, 1996, in the original aggregate principal amount of $680,696 and the guarantee by the Guarantor of the Borrowers' obligations under these promissory notes. The Borrowers' notes were issued to the Company in connection with the Borrowers' exercise of warrants to purchase shares of the Common Stock in December 1996. In September 1997, the Borrowers filed a counterclaim alleging that they exercised the warrants in reliance on the Company's alleged fraudulent representations to certain Borrowers concerning a third-party's future underwriting of a secondary public offering of the Common Stock.

    On February 22, 2000, the Company reached a settlement agreement with the Borrowers, whereby the Company agreed to release the Borrowers' obligations under the notes in return for the Borrowers' surrender of 210,196 warrants to purchase common stock of the Company held by them and discharge of their counterclaims. As a result of this settlement, the Company recorded a charge of $822,776 to additional paid-in capital during the three months ended March 31, 2000, reflecting the carrying amount of the notes and related interest accrued, which approximates the fair value of the warrants surrendered.

LIPMAN LITIGATION

    On January 6, 1998, Jerome H. Lipman, individually and on behalf of all others similarly situated, filed a complaint against the Company and eight of its former or current directors: Leonard A. Batterson, Michael J. Friduss, Peter
S. Fuss, Edward W. Laves, Steven L. Lazarus, Tom L. Powers, Ora E. Smith and Paul G. Yovovich (collectively, the "Named Directors") in the Circuit Court of Cook County, Illinois, County Department, Chancery Division. The complaint alleged that the Named Directors breached their duties of loyalty and due care to the putative class of stockholders by selecting financing for the Company in June 1997 which supposedly entrenched the Directors and reduced the Common Stock price. The complaint also alleged that the Named Directors breached their duty of disclosure by not informing the stockholders that the selected financing would erode the Common Stock price. Mr. Lipman's complaint sought certification of a class consisting of all owners of the Common Stock during the period from June 6, 1997 through November 21, 1997, excluding the Named Directors and Sheldon Drobny. The complaint also sought an unspecified amount of compensatory and punitive damages, and attorneys' fees.

    In February 1998, the Company and the Named Directors filed a motion to dismiss Mr. Lipman's complaint. The motion presented arguments that the claims of Mr. Lipman and the putative class are barred by the business judgment rule and the plaintiff's failure to fulfill the legal prerequisites for filing an action against the Named Directors. In June 1998, the court granted the Company's and the Named Directors' motion to dismiss the complaint. Thereafter Mr. Lipman filed an amended complaint against the Named Directors but excluding the Company itself as a defendant. The amended complaint alleged that the Named Directors breached their duties of loyalty and due care to the putative class of stockholders by selecting financing for the Company in June 1997 and thereafter drawing two tranches of the financing. The amended complaint sought certification of a class consisting of all owners of the Common Stock during the period from May 15, 1997 through December 31, 1997, excluding the Named Directors. Mr. Lipman's amended complaint alleges that the stock owned by the putative class lost $61 million due to the financing the Named Directors selected, and sought an unspecified amount of compensatory and punitive damages. The Named Directors filed a motion to dismiss Mr. Lipman's amended complaint which the court granted in December 1998, finding that Mr. Lipman still had failed to fulfill the prerequisites for maintaining a shareholder derivative action against the Named Directors. In January 1999, Mr. Lipman and two added former stockholders filed a second amended complaint against the Named Directors and again including the Company itself as a defendant. The second amended complaint alleged that the Named Directors breached their duties of loyalty and due care to the putative class and further alleged that the purported devaluation of the plaintiffs' stock resulting from the June 1997 financing was an improper "assessment" on the plaintiffs' shares for which they sought an unspecified amount of compensatory and punitive damages. The Company and the Named Directors filed a motion to dismiss the second amended complaint which the Court granted in April 1999, finding that (i) the plaintiffs could not assert their stock devaluation claims, except derivatively, and (ii) the plaintiffs still had failed to fulfill the prerequisites for maintaining a shareholder derivative action against the Named Directors. In May 1999, the plaintiffs filed a third amended complaint against the Company and the Named Directors.

    The third amended complaint reiterated the plaintiffs' previous allegations that the Named Directors breached their duties of loyalty, due care and candor to the putative class, and again alleged the plaintiffs' claims of an improper "assessment." The third amended complaint also asserted two claims of purported common law fraud and a supposed violation of the Illinois Consumer Fraud Act based on allegations that the Company and the Named Directors had selectively disclosed "material, non-public confidential information" to the non-party financier in order to obtain the financing that the Company selected in June 1997, which allegedly reduced the Common Stock price. The plaintiffs sought an unspecified amount of compensatory and punitive damages, interest and attorneys' fees. In
June 1999, the Company and the Named Directors filed a motion to dismiss the third amended complaint, arguing that the plaintiffs' allegations of purported market manipulation by the financier, facilitated by supposedly improper selective disclosure, are beyond the jurisdiction of the Illinois court and fail to allege certain essential elements of common law fraud and the Illinois Consumer Fraud Act. The defendants' motion also argued that the plaintiffs still had failed to fulfill the prerequisites for asserting their stock devaluation claims as a shareholder derivative action. In August 1999, the Court granted the Company's and the Named Directors' motion, and dismissed the suit with prejudice.

    Thereafter the plaintiffs filed a motion for reconsideration of the dismissal; the Court denied the plaintiffs' reconsideration motion on September 23, 1999. On October 21, 1999, the plaintiff filed their notice of appeal from the dismissal orders. The Company and the named Directors regard the appeal as without merit and they intend to vigorously defend against the plaintiffs' appeal from the Circuit Court's dismissal orders.

16(B) LITIGATION

    On February 26, 1999, Mark Levy, derivatively on behalf of the Company, filed a complaint against Southbrook International Investments, Ltd. ("Southbrook"), Elliott Associates, L.P. ("Elliott"), and Westgate International, L.P. ("Westgate"), and against the Company as a "nominal defendant." The complaint filed in the United States District Court for the Southern District of New York, alleges that Southbrook, Elliott and Westgate, while having beneficial ownership of more than 10% of the Company's common stock, violated Section 16(b) of the Securities Exchange Act of 1934 in connection with purchases and sales of Company securities within six month periods. The complaint seeks to recover from Southbrook, Elliott and Westgate their respective profits (in unspecified amounts) from those transactions. No relief is sought against the Company as a nominal defendant.

    Elliott and Westgate are currently investors in the Company with substantial rights to acquire Company common stock by conversion of notes and exercise of warrants and have designated four of the current five directors of the Company, two of whom, Messrs. Mark Brodsky and Samuel Perlman, are employed by a company that provides management services to, and is under common control with, Elliott and Westgate.

    An amended complaint dated September 2, 1999 was served on the Company. The amended complaint raises the same claims alleged in the original complaint. As a "nominal defendant" the Company, by agreement with the plaintiff, has not responded to the lawsuit, but has reserved its right to move to dismiss any amended pleading.

    Defendants moved to dismiss the amended complaint in February 2000. In response, the plaintiff has cross-moved for leave to amend his complaint again. The proposed new pleading adds Alexander Finance, LP as a defendant for the
Section 16(b) claims, but also proposes state law breach of fiduciary duty claims against current directors Edward W. Laves, Howard Hoffman, Tom L. Powers, Mark D. Brodsky, George Calhoun and Sam Perlman and former directors Robert D. Mitchum and Terry S. Parker, based on the board of directors' decision to issue securities to the defendants at $0.25 per share.

    The Company intends to defend itself vigorously in the matters described above and believes that the resolution of these matters will not have a material adverse effect on the financial condition, results of operations, or cash flows of the Company.

ITEM 2. CHANGES IN SECURITIES AND USE OF PROCEEDS

    Information concerning the Senior Convertible Notes and Warrants issued by the Company on March 27, 2000 and not registered under the Securities Act of 1933 is incorporated herein by reference from the Company's Current Report on Form 8-K dated and filed on March 28, 2000. The securities issued were not registered under the Securities Act of 1933, in reliance upon the exemption in Section 4(2) thereof for a transaction by an issuer not involving a public offering, based upon the fact that the sale was made exclusively to financially sophisticated institutional investors with which the Company had a pre-existing relationship, which represented that they were acquiring the securities for their own account for investment purposes and not for distribution.

    The terms of the Company's debt, including the securities issued in March 2000, prohibit the Company from paying dividends on its Common Stock (other than in shares of Common Stock).

ITEM 6. EXHIBITS AND REPORTS ON FORM 8-K

(a) Exhibits:

    Exhibits are listed in the Exhibit Index, which list is incorporated herein by reference.

(b) Reports on Form 8-K:

    A Current Report on Form 8-K, dated and filed March 17, 2000.

    A Current Report on Form 8-K, dated and filed March 28, 2000.

                                   SIGNATURES

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

                                                       ILLINOIS SUPERCONDUCTOR CORPORATION

Date: May 12, 2000                                     By:              /s/ GEORGE CALHOUN
                                                            -----------------------------------------
                                                                          George Calhoun
                                                                     CHIEF EXECUTIVE OFFICER
                                                                  (PRINCIPAL EXECUTIVE OFFICER)

Date: May 12, 2000                                     By:             /s/ CYNTHIA QUIGLEY
                                                            -----------------------------------------
                                                                         Cynthia Quigley
                                                                     CHIEF FINANCIAL OFFICER
                                                               (PRINCIPAL FINANCIAL AND ACCOUNTING
                                                                             OFFICER)

                                 EXHIBIT INDEX

       EXHIBIT
       NUMBER                             DESCRIPTION OF EXHIBITS
---------------------                     -----------------------
         3.1            Certificate of Incorporation of the Company, as amended,
                        incorporated by reference to Exhibit 3.1 to the Company's
                        Registration Statement on Form S-3/A, filed with the
                        Securities and Exchange Commission ("SEC") on August 13,
                        1998, Registration No. 333-56601 (the "August 1998 S-3").

         3.2            By-Laws of the Company, incorporated by reference to
                        Exhibit 3.2 to Amendment No. 3 to the Company's Registration
                        Statement on Form S-1, filed with the SEC on October 26,
                        1993, Registration No. 33-67756 (the "IPO Registration
                        Statement").

         4.1 Specimen stock certificate representing Common Stock, incorporated by reference to Exhibit 4.1 to the IPO
                        Registration Statement.

         4.2            Form of Series B Warrants, incorporated by reference to
                        Exhibit 4.2 to the IPO Registration Statement.

         4.3            Form of Series C Warrants, incorporated by reference to
                        Exhibit 4.3 to the IPO Registration Statement.

         4.4            Form of Representative Warrant, incorporated by reference to
                        Exhibit 4.4 to the IPO Registration Statement.

         4.5            Rights Agreement dated as of February 9, 1996 between the
                        Company and LaSalle National Trust, N.A., incorporated by reference to the Exhibit to the Company's Registration
                        Statement on Form 8-A, filed with the SEC on February 12,
                        1996.

         4.8            Warrant dated June 6, 1997 issued to Southbrook
                        International Investments, Ltd., incorporated by reference to Exhibit 4.5 to the Company's Registration Statement on
                        Form S-3, filed with the SEC on June 23, 1997, Registration
                        No. 333-29797 (the "June 1997 S-3").

         4.14 Form of 2% Senior Convertible Note due May 15, 2002, incorporated by reference to Exhibit 4.2 to the August 1998 S-3.

         4.15 Form of Warrant dated May 15, 1998, incorporated by reference to Exhibit 4.3 to the August 1998 S-3.

         4.16           Securities Purchase Agreement dated as of May 15, 1998, by and between the Company and Elliott Associates, L.P.,
                        Westgate International, L.P., Alexander Finance, LP, State
                        Farm Mutual Automobile Insurance Company, Spring Point
                        Partners, L.P. and Spring Point Offshore Fund, incorporated by reference to Exhibit 4.5 to the August 1998 S-3.

         4.17           Registration Rights Agreement dated as of May 15, 1998, by and between the Company and Elliott Associates, L.P.,
                        Westgate International, L.P., Alexander Finance, LP, State
                        Farm Mutual Automobile Insurance Company, Spring Point
                        Partners, L.P. and Spring Point Offshore Fund, incorporated by reference to Exhibit 4.6 to the August 1998 S-3.

         4.18 Form of 6% Senior Convertible Note due May 15, 2002, incorporated by reference to Exhibit 4.18 to the Company's
                        Annual Report on Form 10-K for the fiscal year ended
                        December 31, 1998 (the "1998 Form 10-K").

         4.19 Form of Warrant dated March 31, 1999, incorporated by reference to Exhibit 4.19 to the 1998 Form 10-K.

         4.20           Securities Purchase Agreement dated as of March 31, 1999, by and between the Company and Elliott Associates, L.P.,
                        Westgate International, L.P., Alexander Finance, LP and
                        State Farm Mutual Automobile Insurance Company, incorporated by reference to Exhibit 4.20 to the 1998 Form 10-K.

       EXHIBIT
       NUMBER                             DESCRIPTION OF EXHIBITS
---------------------                     -----------------------
         4.21           Registration Rights Agreement dated as of March 31, 1999, by and between the Company and Elliott Associates, L.P.,
                        Westgate International, L.P., Alexander Finance, LP and
                        State Farm Mutual Automobile Insurance Company, incorporated by reference to Exhibit 4.21 to the 1998 Form 10-K.

         4.22           Amendment to Securities Purchase Agreement dated as of
                        March 31, 1999, by and between the Company and Elliott
                        Associates, L.P., Westgate International, L.P., Alexander
                        Finance, LP, State Farm Mutual Automobile Insurance Company,
                        Spring Point Partners, L.P. and Spring Point Offshore Fund,
                        incorporated by reference to Exhibit 4.22 to the 1998
                        Form 10-K.

         4.23           Letter Agreement, dated November 5, 1999, by and among the
                        Company and Elliott Associates, L.P., Westgate
                        International, L.P. and Alexander Finance, LP (the
                        "Investors"), incorporated by reference to Exhibit 10(a) to the Company's Form 8-K, dated November 5, 1999 and filed
                        November 15, 1999.

         4.24           Letter Agreement re Modification of Covenants, dated
                        November 5, 1999, by and among the Company and the
                        Investors, incorporated by reference to Exhibit 10(b) to the
                        Company's Form 8-K, dated November 5, 1999 and filed
                        November 15, 1999.

         4.25           Security Agreement, dated November 5, 1999, by and among the
                        Company and the Investors, incorporated by reference to
                        Exhibit 10(c) to the Company's Form 8-K, dated November 5,
                        1999 and filed November 15, 1999.

         4.26           Letter Agreement, dated November 12, 1999 amending the
                        Letter Agreement identified as Exhibit 4.23, above.*

         4.27           Securities Purchase Letter Agreement dated December 28,
                        1999, by and among the Company and the Investors.*

         4.28 Securities Purchase Letter Agreement dated March 27, 2000, by and among the Company and the Investors.*

        10.1 1993 Amended and Restated Stock Option Plan, as amended, incorporated by reference to Exhibit A to the Company's
                        Proxy Statement filed with the SEC on April 7, 2000.**

        10.20           Employment Agreement dated April 12, 1999 between the
                        Company and Amr Abdelmonem, incorporated by reference
                        Exhibit 10.20 to the Company's Registration Statement on
                        Form S-2, as amended, filed with the SEC on July 9, 1999, Registration No. 333-77337.

        27.             Financial Data Schedule.*

------------------------

*   Filed herewith.

** Management Contract or compensatory plan or arrangement required to be filed as an exhibit to this Form 10-Q.

                                                                      EXHIBIT 27

                            FINANCIAL DATA SCHEDULE

PERIOD TYPE:                                   3-MOS
FISCAL YEAR END:                               DEC-31-2000
PERIOD START:                                  JAN-01-2000
PERIOD END:                                    MARCH-31-2000
CASH:                                          5,496,668
SECURITIES:                                    0
RECEIVABLES:                                   165,118
ALLOWANCES:                                    40,340
INVENTORY:                                     984,824
CURRENT ASSETS:                                6,829,187
PP&E:                                          8,098,636
DEPRECIATION:                                  5,634,373
TOTAL ASSETS:                                  10,180,538
CURRENT LIABILITIES:                           3,036,199
BONDS:                                         10,136,651
PREFERRED MANDATORY:                           0
PREFERRED:                                     0
COMMON:                                        30,275
OTHER SE:                                      (1,211,608)
TOTAL LIABILITY AND EQUITY:                    10,180,538
SALES:                                         172,363
TOTAL REVENUES:                                172,363
CGS:                                           649,083
TOTAL COSTS:                                   649,083
OTHER EXPENSES:                                1,556,083
LOSS PROVISION:                                0
INTEREST EXPENSE:                              402,464
INCOME PRETAX:                                 (2,402,930)
INCOME TAX:                                    0
INCOME CONTINUING:                             (2,402,930)
DISCONTINUED:                                  0
EXTRAORDINARY:                                 (28,297)
CHANGES:                                       0
NET INCOME:                                    (2,431,227)
EPS BASIC:                                     (0.10)
EPS DILUTED:                                   (0.10)

                                                                         ANNEX D

                           REPORT OF INDEPENDENT AUDITORS

Board of Directors
Spectral Solutions, Inc.

We have audited the accompanying balance sheets of Spectral Solutions, Inc. (a development stage company) as of December 31, 1999 and 1998, and the related statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1999, the period from November 20, 1998 (date of inception) to December 31, 1998 and the cumulative period from November 20, 1998 (date of inception) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Spectral Solutions, Inc. at December 31, 1999 and 1998, and the results of its operations and its cash flows for the year ended December 31, 1999, the period from November 20, 1998 (date of inception) to December 31, 1998 and the cumulative period from November 20, 1998 (date of inception) to December 31, 1999, in conformity with auditing standards generally accepted in the United States.

The accompanying financial statements have been prepared assuming that Spectral Solutions, Inc. will continue as a going concern. As more fully described in
Note 3, Spectral Solutions, Inc. has incurred operating losses since inception and does not currently have financing commitments in place to meet expected cash requirements through 2000. These conditions raise substantial doubt about Spectral Solutions, Inc.'s ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                                          /s/ Ernst & Young LLP

May 30, 2000
Chicago, Illinois

                            SPECTRAL SOLUTIONS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS

                                                                DECEMBER 31,
                                                           ----------------------    MARCH 31,
                                                             1998        1999          2000
                                                           --------   -----------   -----------
                                                                                    (UNAUDITED)
ASSETS
Current assets:
  Cash...................................................  $     --   $    32,675   $   101,301
  Accounts receivable....................................        --        22,000            --
  Inventory..............................................        --       482,984       552,432
  Prepaid expenses, deposits and other...................        --        50,422       117,617
                                                           --------   -----------   -----------
Total current assets.....................................        --       588,081       771,350
Property and equipment:
  Leasehold improvements.................................        --        33,831        33,831
  Lab equipment..........................................        --       205,458       211,878
  Manufacturing equipment................................        --       273,236       273,236
  Software...............................................        --         6,257        12,407
  Office equipment and furniture and fixtures............        --        50,931        54,731
                                                           --------   -----------   -----------
                                                                 --       569,713       586,083
  Accumulated depreciation...............................        --       (82,593)     (112,313)
                                                           --------   -----------   -----------
                                                                 --       487,120       473,770
Other assets.............................................        --        23,125        21,778
Deposits.................................................   124,281            --            --
Goodwill, net............................................        --       774,856       729,719
                                                           --------   -----------   -----------
Total assets.............................................  $124,281   $ 1,873,182   $ 1,996,617
                                                           ========   ===========   ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable.......................................  $ 12,738   $   230,448   $    64,262
  Accrued liabilities....................................        --       152,238       230,269
  Amounts due to related parties.........................        --       686,385     1,051,385
  Convertible promissory note............................        --       600,000       600,000
                                                           --------   -----------   -----------
Total current liabilities................................    12,738     1,669,071     1,945,916
Commitments and contingencies............................        --            --            --
Stockholders' equity:
  Preferred stock, $.001 par value: authorized shares --
    12,500,000; issued and outstanding shares --
    10,246,839 and 10,893,504 at December 31,1999 and
    March 31, 2000, respectively.........................        --        10,247        10,893
  Non-voting common stock, $.001 par value: authorized
    shares -- 6,000,000; issued and outstanding
    shares -- 600,000 and 1,635,566 at December 31, 1999
    and March 31, 2000, respectively.....................        --           600         1,635
  Additional paid-in capital.............................   165,146     3,081,814     3,790,330
  Deficit accumulated during the development stage.......   (53,603)   (2,888,550)   (3,752,157)
                                                           --------   -----------   -----------
Total stockholders' equity...............................   111,543       204,111        50,701
                                                           --------   -----------   -----------
Total liabilities and stockholders' equity...............  $124,281   $ 1,873,182   $ 1,996,617
                                                           ========   ===========   ===========

SEE ACCOMPANYING NOTES.

                            SPECTRAL SOLUTIONS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS

                                                                CUMULATIVE                           CUMULATIVE
                           PERIOD FROM                          PERIOD FROM                          PERIOD FROM
                          NOVEMBER 20,                         NOVEMBER 20,                         NOVEMBER 20,
                              1998                                 1998           THREE MONTHS          1998
                       (DATE OF INCEPTION)    YEAR ENDED    (DATE OF INCEPTION)      ENDED       (DATE OF INCEPTION)
                         TO DECEMBER 31,     DECEMBER 31,     TO DECEMBER 31,      MARCH 31,        TO MARCH 31,
                              1998               1999              1999               2000              2000
                       -------------------   ------------   -------------------   ------------   -------------------
                                                                                  (UNAUDITED)        (UNAUDITED)
Net sales............       $     --         $    44,000        $    44,000         $      --        $    44,000

Costs and expenses:
  Cost of sales......             --             278,647            278,647            87,048            365,695
  Research and
    development......             --             413,560            413,560           153,688            567,248
  Marketing..........             --             798,037            798,037           300,289          1,098,326
  General and
    administrative...         53,603           1,177,121          1,230,724           322,582          1,553,306
                            --------         -----------        -----------         ---------        -----------
                              53,603           2,667,365          2,720,968           863,607          3,584,575
                            --------         -----------        -----------         ---------        -----------
Operating loss.......        (53,603)         (2,623,365)        (2,676,968)         (863,607)        (3,540,575)

Other income
  (expense):
  Interest income....             --                 965                965                --                965
  Interest expense...             --             (19,468)           (19,468)               --            (19,468)
  Non-cash interest
    expense on
    convertible
    note.............             --            (200,000)          (200,000)               --           (200,000)
  Other income,
    net..............             --               6,921              6,921                --              6,921
                            --------         -----------        -----------         ---------        -----------
                                  --            (211,582)          (211,582)               --           (211,582)
                            --------         -----------        -----------         ---------        -----------
Net loss.............       $(53,603)        $(2,834,947)       $(2,888,550)        $(863,607)       $(3,752,157)
                            ========         ===========        ===========         =========        ===========

                             See accompanying notes

                            SPECTRAL SOLUTIONS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                           DEFICIT
                                                                                         ACCUMULATED
                              PREFERRED STOCK           COMMON STOCK        ADDITIONAL   DURING THE
                           ----------------------   ---------------------    PAID-IN     DEVELOPMENT
                             SHARES       AMOUNT      SHARES      AMOUNT     CAPITAL        STAGE        TOTAL
                           -----------   --------   ----------   --------   ----------   -----------   ----------
Balance at November 20,
  1998 (date of
  inception).............           --   $    --            --    $   --    $       --   $        --   $       --
Initial capital
  contribution...........           --        --            --        --       165,146            --      165,146
Net loss.................           --        --            --        --            --       (53,603)     (53,603)
                           -----------   -------    ----------    ------    ----------   -----------   ----------
Balance at December 31,
  1998...................           --        --            --        --       165,146       (53,603)     111,543
Issuance of preferred
  stock..................   10,246,839    10,247            --        --     2,401,848            --    2,412,095
Issuance of common stock
  for services...........           --        --       600,000       600       143,400            --      144,000
Discount on issuance of
  convertible promissory
  note...................           --        --            --        --       200,000            --      200,000
Compensation expense
  related to stock grants
  and options............           --        --            --        --       171,420            --      171,420
Net loss.................           --        --            --        --            --    (2,834,947)  (2,834,947)
                           -----------   -------    ----------    ------    ----------   -----------   ----------
Balance at December 31,
  1999...................   10,246,839    10,247       600,000       600     3,081,814    (2,888,550)     204,111
Issuance of preferred
  stock (unaudited)......      646,665       646            --        --       484,354            --      485,000
Issuance of common stock
  and compensation
  expense related to
  stock grants and
  options (unaudited)....           --        --       641,666       641        80,996            --       81,637
Issuance of common stock
  for services
  (unaudited)............           --        --         8,900         9         3,551            --        3,560
Conversion of amounts due
  to related parties to
  common stock
  (unaudited)............           --        --       385,000       385       139,615            --      140,000
Net loss (unaudited).....           --        --            --        --            --      (863,607)    (863,607)
                           -----------   -------    ----------    ------    ----------   -----------   ----------
Balance at March 31, 2000
  (unaudited)............   10,893,504   $10,893     1,635,566    $1,635    $3,790,330   $(3,752,157)  $  (50,701)
                           ===========   =======    ==========    ======    ==========   ===========   ==========

                            See accompanying notes.

                            SPECTRAL SOLUTIONS, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF CASH FLOWS

                                    PERIOD FROM                           CUMULATIVE PERIOD                    CUMULATIVE PERIOD
                                   NOVEMBER 20,                           FROM NOVEMBER 20,     THREE MONTHS   FROM NOVEMBER 20,
                                   1998 (DATE OF                                 1998              ENDED             1998
                                   INCEPTION) TO        YEAR ENDED      (DATE OF INCEPTION) TO   MARCH 31,    (DATE OF INCEPTION)
                                 DECEMBER 31, 1998   DECEMBER 31, 1999    DECEMBER 31, 1999         2000       TO MARCH 31, 2000
                                -------------------  -----------------  ----------------------  ------------  -------------------
                                                                                                (UNAUDITED)       (UNAUDITED)
OPERATING ACTIVITIES
Net loss......................       $ (53,603)         $(2,834,947)         $(2,888,550)        $(863,607)       $(3,752,157)
Adjustments to reconcile net
  loss to net cash used in
  operating activities:
    Depreciation..............              --               82,593               82,593            29,720            112,313
    Amortization..............              --              131,706              131,706            46,484            178,190
    Non-cash interest expense
      on convertible note.....              --              200,000              200,000                --            200,000
    Compensation expense
      related to stock grants
      and options.............              --              171,420              171,420            81,637            253,057
    Issuance of common stock
      for services............              --              144,000              144,000                --            144,000
    Changes in operating
      assets and liabilities
      (net of acquisition)
      Accounts receivable.....              --              (22,000)             (22,000)           22,000                 --
      Inventory...............              --             (200,255)            (200,255)          (69,447)          (269,702)
      Prepaid expenses,
        deposits and other....              --              (50,422)             (50,422)          (67,195)          (117,617)
      Accounts payable........          12,738              217,710              230,448          (166,186)            64,262
      Accrued liabilities.....              --               22,238               22,238            81,590            103,828
                                     ---------          -----------          -----------         ---------        -----------
Net cash used in operating
  activities..................         (40,865)          (2,137,957)          (2,178,822)         (905,004)        (3,083,826)
INVESTING ACTIVITIES
Cash paid for acquisition of
  SCT.........................        (124,281)          (1,009,775)          (1,134,056)               --         (1,134,056)
Purchases of property and
  equipment...................              --              (35,832)             (35,832)          (16,370)           (52,202)
                                     ---------          -----------          -----------         ---------        -----------
Net cash used in investing
  activities..................        (124,281)          (1,045,607)          (1,169,888)          (16,370)        (1,186,258)
FINANCING ACTIVITIES
Proceeds from issuance of
  convertible note and
  warrants....................              --              600,000              600,000                --            600,000
Proceeds received in
  connection with issuance of
  preferred stock.............         165,146            1,929,854            2,095,000           485,000          2,580,000
Advances from related
  parties.....................              --              686,385              686,385           505,000          1,191,385
                                     ---------          -----------          -----------         ---------        -----------
Net cash provided by financing
  activities..................         165,146            3,216,239            3,381,385           990,000          4,371,385
                                     ---------          -----------          -----------         ---------        -----------
Net increase in cash..........              --               32,675               32,675            68,626            101,301
Cash at beginning of period...               -                    -                    -            32,675                 --
                                     ---------          -----------          -----------         ---------        -----------
Cash at end of period.........       $      --          $    32,675          $    32,675         $ 101,301        $   101,301
                                     =========          ===========          ===========         =========        ===========
Cash paid for:
  Interest....................       $      --          $       800          $       800         $      --        $       800
Noncash operating, investing
  and financing activities:
  Issuance of preferred stock
    as part of purchase of
    SCT.......................       $      --          $   482,241          $   482,241         $      --        $   482,241
  Purchase liability for
    future payment of
    acquisition costs.........              --              130,000              130,000                --            130,000
  Conversion of amounts due to
    related parties to common
    stock.....................              --                   --                   --           140,000            140,000
  Issuance of common stock for
    services..................              --                   --                   --             3,560              3,560

SEE ACCOMPANYING NOTES.

                            SPECTRAL SOLUTIONS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

    The Company was incorporated on November 20, 1998 to commercialize superconducting technologies primarily for the wireless telecommunications industry. Since its inception, the Company has been in the development stage, engaging in research and development activities, recruiting technical and administrative personnel, and raising capital.

INTERIM FINANCIAL INFORMATION

    The condensed financial statements at March 31, 2000 and for the three months then ended are unaudited but include all adjustments (consisting only of normal recurring adjustments) which the Company considers necessary for a fair presentation of the financial position at such date and of the operating results and cash flows for that period. Results of the 2000 period are not necessarily indicative of results expected for the entire year. The condensed financial statements do not include all of the interim disclosures normally provided in annual financial statements.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

REVENUE RECOGNITION

    Revenues from product sales are generally recognized when title passes to the customer. The Company has established a program which, in certain situations, allows prospective customers to field test the Company's products for a period of time. Revenues from field test arrangements are recognized upon customer acceptance of the products.

INVENTORIES

    Inventories are stated at the lower of cost (determined on a first-in, first-out basis) or market.

PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost and depreciated over their estimated useful lives, which range from three to seven years, using the straight-line method. Leasehold improvements are amortized over their estimated useful lives or the life of the lease, whichever is shorter. Amortization of leasehold improvements is included in depreciation expense.

GOODWILL

    Goodwill represents the excess of purchase price over the fair value of assets acquired less liabilities assumed and is being amortized on a straight-line basis over an estimated useful life of 5 years. Goodwill is reviewed for impairment whenever events indicate that its carrying amount may not be recoverable. The carrying value of goodwill will be reviewed if the facts and circumstances suggest that it may be impaired. If this review indicates the goodwill will not be recoverable, the Company estimates the future undiscounted cash flows to be generated by the business. In the event that the sum of the undiscounted cash flows is less

                            SPECTRAL SOLUTIONS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) than the carrying amount of goodwill, it would be written down to its fair value, which is normally measured by discounting estimated future cash flows. Goodwill is net of accumulated amortization of $131,706 and $176,843 at December 31, 1999 and March 31, 2000, respectively.

INCOME TAXES

    Deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

OTHER ASSETS

    Capitalized patent costs are included in Other Assets and are being amortized over five years using the straight-line method.

RESEARCH AND DEVELOPMENT COSTS

    Research and development costs related to both present and future products are charged to expense in the period incurred.

DESCRIPTION OF CERTAIN CONCENTRATIONS AND RISKS

    The Company operates in a highly competitive and rapidly changing industry. The development and commercialization of new technologies by any competitor could adversely affect the Company's results of operations.

LONG-LIVED ASSETS

    The Company records impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amount.

3. GOING CONCERN AND MANAGEMENT'S PLANS

    The Company has incurred, and continues to incur, losses from operations and the Company's available resources are not presently sufficient to fund its expected cash requirements through the end of 2000. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

    As a result of its funding requirements, during February and April of 2000, the Company issued additional shares of preferred and common stock in exchange for proceeds aggregating $1,085,000. In addition, the $600,000 convertible promissory note, together with the related accrued interest outstanding at December 31, 1999, was converted into 1,546,667 shares of preferred stock during April 2000.

    Despite the recent capital raised and the conversion of the convertible promissory note, the Company believes that it will require substantial additional funds during 2000 to finance its product development, manufacturing and marketing activities. The Company is actively seeking financing in order to obtain working capital to continue its operations according to its current operating plan through 2000 and beyond.

                            SPECTRAL SOLUTIONS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

3. GOING CONCERN AND MANAGEMENT'S PLANS (CONTINUED)
    If the Company is unable to obtain adequate funds when needed in the future, the Company would be required to substantially delay, scale-back or eliminate its research and development programs and the manufacturing and marketing efforts of one or more of its products, or may be required to obtain funds through arrangements with collaborative partners or others that may require the Company to relinquish rights to certain of its technologies, product candidates or potential products that the Company would not otherwise relinquish. This would materially and adversely affect the Company's business, financial condition, results of operations and cash flows.

4. ACQUISITION

    On April 14, 1999, the Company acquired substantially all of the assets and assumed certain liabilities of Superconducting Core Technologies, Inc. (SCT), which was in bankruptcy proceedings. The total purchase price was $1,746,297, consisting of cash payments of $1,264,056 and the issuance of 2,009,339 shares of preferred stock valued at $482,241. The acquisition has been accounted for using the purchase method of accounting. Accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based on their estimated fair values at the date of acquisition. The statements of operations includes the result of operations of the acquired business from the effective date of the acquisition.

5. INVENTORY

    Inventory consists of the following at December 31, 1999:

Raw materials...............................................  $368,039
Finished product............................................   114,945
                                                              --------
                                                              $482,984
                                                              ========

6. RELATED PARTY TRANSACTIONS

    Two of the Company's principal stockholders have provided cash advances to the Company, which were utilized for working capital needs. At December 31, 1999, advances outstanding to these two parties totaled $566,385. These advances are non-interest bearing and are convertible into shares of preferred stock at a fixed conversion price of $0.60 per share.

    In January 2000, an additional $475,000 of advances were made to the Company by these stockholders. The January advances are also convertible into preferred stock at a fixed conversion price of $0.75 per share.

    The Company is party to a consulting agreement with a company affiliated through common ownership. Pursuant to this agreement, the Company pays the affiliate $10,000 per month for services provided, which is payable in shares of common stock at fixed conversion prices ranging from $0.24 to $0.75 per share. In 1999, the Company recognized $120,000 of expenses in connection with the agreement, all of which was payable to the affiliate at December 31, 1999. In February 2000, the Company issued 385,000 shares of common stock for consulting services performed through February 2000.

                            SPECTRAL SOLUTIONS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

7. CONVERTIBLE PROMISSORY NOTE

    On June 8, 1999, the Company entered into a convertible note agreement pursuant to which the Company issued and sold a $600,000 promissory note. The note bore interest at 10% per annum, matured on September 30, 1999, and was secured by substantially all assets. On April 5, 2000, the $600,000 principal balance, together with accrued interest of $18,667, were converted into 1,547,667 shares of preferred stock.

    In connection with the promissory note, the Company issued warrants to purchase 2,000,000 shares of the Company's preferred stock. The exercise price of the warrants was 75% of fair value, with a maximum exercise price of $0.30 per share. The portion of the proceeds equal to the fair value of the warrants ($200,000) was allocated to additional paid-in capital, thus creating a discount to the debt. This discount was recognized as a charge to interest expense over the term of the note (matured on September 30, 1999). On April 27, 2000, the noteholder exercised the warrant at an exercise price of $0.30 per share.

8. INCOME TAXES

    The difference between the amount of income tax benefit recorded and the amount of income tax benefit calculated using the U.S federal statutory rate of 34% is due to a valuation allowance recorded against the Company's net deferred tax assets due to the uncertainty related to their realization. Accordingly, there is no income tax benefit for the year ended December 31, 1999 and the period from November 20, 1998 (date of inception) to December 31, 1998.

    At December 31, 1999, the Company has net operating loss carryforwards of approximately $2,854,000 for income tax purposes that begin expiring in 2018.

    Deferred income taxes reflect the net tax effect of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets are as follows at December 31:

                                                           1999         1998
                                                        -----------   --------
Deferred tax assets:
  Net operating loss carryforwards....................  $ 1,141,690   $ 21,440
  Intangible assets...................................       36,650         --
                                                        -----------   --------
                                                          1,178,340     21,440
Deferred tax liability -- property and equipment......      (10,730)        --
                                                        -----------   --------
Net deferred tax assets...............................    1,167,600     21,440
Valuation allowance...................................   (1,167,600)   (21,440)
                                                        -----------   --------
Net deferred tax (liability) asset....................  $        --   $     --
                                                        ===========   ========

9. COMMITMENTS AND CONTINGENCIES

    The Company leases its facility and certain equipment operating leases. The Company pays all property taxes, maintenance and insurance on the leased assets during the term of the leases.

                            SPECTRAL SOLUTIONS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

9. COMMITMENTS AND CONTINGENCIES (CONTINUED)
    Minimum rentals due under noncancelable leases with recurring terms of one year or more at December 31, 1999 are as follows:

2000........................................................  $227,437
2001........................................................   236,504
2002........................................................   241,789
2003........................................................   103,500
                                                              --------
                                                              $809,230
                                                              ========

    Total rent expense during the year ended December 31, 1999 was $201,188. No rent expense was incurred from November 20, 1998 (date of inception) through December 31, 1998.

10. CAPITAL STOCK AND STOCK OPTIONS

PREFERRED STOCK

    Each outstanding share of preferred stock is entitled to one vote. In the event of any liquidation, dissolution, or winding up of the Company, the holders of shares of preferred stock are entitled to be paid either in cash or in kind, an amount equal to their collective investment in the Company.

STOCK GRANTS AND ISSUANCES

    The Company issued 600,000 shares of common stock during 1999 to a consultant as payment for services provided. The fair value of the shares issued, $144,000, was recognized as an expense in 1999 with a corresponding increase to additional paid-in capital.

    During 1999, the Company issued stock grants for 1,440,000 shares of common stock to key employees and directors. The stock vests 50% after one year, with the remaining 50% vesting monthly over the next 12 months. The Company issues the stock upon the completion of these vesting requirements. The Company has recorded compensation expense totaling $159,900 during the year ended
December 31, 1999 in connection with the vesting of the shares granted.

    In January 2000, the Company granted an additional 200,000 shares of common stock to an employee, of which 100,000 shares were fully vested upon the date of grant. The remaining 100,000 shares will vest after completion of one year of employment. The Company recorded a $75,000 charge in the three-month period ended March 31, 2000 related to this grant.

    In March 2000, 641,666 shares of common stock were issued pursuant to shares which had become vested under the 1999 stock grants.

STOCK OPTIONS

    During 1999, the Company granted stock options to purchase 120,000 shares of common stock for $0.05 per share to certain employees of the Company. These options generally vest 50% after one year from the date of grant, with the remaining 50% vesting at the end of the second year. The options will expire
5 years from the date of grant. At December 31, 1999, no shares were vested or exercisable.

                            SPECTRAL SOLUTIONS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)

10. CAPITAL STOCK AND STOCK OPTIONS (CONTINUED)
    The Company has elected to follow Accounting Principles Board Opinion
No. 25, ACCOUNTING FOR STOCK ISSUED TO EMPLOYEES, (APB 25) and related Interpretations in accounting for its employee stock options because, as discussed below, the alternative fair value accounting provided for under Financial Accounting Standards Board No. 123, ACCOUNTING FOR STOCK-BASED COMPENSATION, (FASB 123) requires the use of option valuation models that were not developed for use in valuing employee stock options. Under APB 25, since the exercise price of the Company's employee stock option grants is less than the fair value of the underlying stock on the date of grant (as determined by the Board of Directors), the Company recorded a stock option compensation charge of $11,520 during the year ended December 31, 1999.

    The pro forma effect on net loss resulting from the application of the provisions of FAS No 123 was not significant in 1999. The fair value of these options was estimated to be $0.36 at the date of grant using a minimum value pricing model assuming an average risk-free interest rate of 6.07% and no dividends. The minimum value pricing model was developed for use in estimating the fair value of options offered by nonpublic companies. Because the Company's stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion the existing models do not necessarily provide a reliable single measure of the fair value of stock options.

    In January and February 2000, the Company granted additional options to purchase 240,000 shares of common stock to certain employees of the Company. The terms of the options granted in 2000 are similar to the terms for the 1999 option grants.

11. CONTINGENCIES

    The Company is involved in legal proceedings which arise in the ordinary course of its business. While any litigation contains an element of uncertainty, management believes that the outcome of such proceedings will not have a material adverse effect on the Company's results of operations or financial condition.

12. SUBSEQUENT EVENT

    On May 17, 2000, the stockholders of the Company entered into an agreement to sell all of their outstanding shares of capital stock and stock options in the Company in exchange for 3,500,000 shares of common stock of Illinois Superconductor Corporation, a publicly-traded corporation.

PROXY                                                                      PROXY
                      ILLINOIS SUPERCONDUCTOR CORPORATION

               451 KINGSTON COURT - MT. PROSPECT, ILLINOIS 60056
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           PROXY FOR THE JUNE 30, 2000 ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby appoints Dr. George Calhoun and Ms. Cynthia Quigley and either of them as proxies, each with power of substitution, and hereby authorizes them to represent the undersigned and to vote, as designated below, all the shares of COMMON STOCK held of record by the undersigned on June 6, 2000 at the Annual Meeting of Stockholders of Illinois Superconductor Corporation, to be held on June 30, 2000, at the offices of Sonnenschein Nath & Rosenthal, located at 8000 Sears Tower, Chicago, Illinois 60606, beginning at 10:00 a.m. local time, or at any adjournment or postponement thereof, upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED ON THIS PROXY, "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE COMPANY'S AUTHORIZED CAPITAL STOCK AND THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND THE NUMBER OF SHARES OF PREFERRED STOCK, "FOR" THE PROPOSAL TO APPROVE THE AMENDMENT AND RESTATEMENT OF THE COMPANY'S 1993 STOCK OPTION PLAN, AND "FOR" THE RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY'S FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

      PLEASE SIGN, DATE AND RETURN THIS PROXY IMMEDIATELY IN THE ENCLOSED
                             POSTAGE-PAID ENVELOPE.
                 (Continued and to be signed on reverse side.)

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
                      ILLINOIS SUPERCONDUCTOR CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

      THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEE(S)
            LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3, 4 AND 5.

[                                                                              ]

1. Election of Director:                                         For All
   Nominees: George Calhoun  Samuel Perlman       For  Withheld  Except
                                                  / /     / /      / /

   -----------------
   Nominee Exception

2. Approval of amendment to the certificate       For   Against  Abstain
   of incorporation to increase the company's     / /     / /      / /
   authorized capital stock and the number of authorized shares of common stock and the number of authorized shares of preferred stock:

3. Approval of the amendment and restatement of   For   Against  Abstain
   the company's 1993 stock option plan:          / /     / /      / /

4. Ratification of appointment of Ernst & Young
   LLP as independent auditors of the company's
   financial statements for the fiscal year
   ending December 31, 2000:                      / /     / /      / /

5. In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournments thereof:


                              Dated:
                                    -------------------------------------------

                              -------------------------------------------------
                              Signature

                              -------------------------------------------------
                              Signature (if held jointly)


                              NOTE: Please date your proxy and sign exactly as the name or names appears on your stock certificate. All joint owners of stock should sign above. Sign your full title when signing as an executor, administrator, personal representative, trustee, officer, etc.

                              / / PLEASE CHECK THIS BOX IF YOU PLAN TO ATTEND THE MEETING.

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        PLEASE VOTE, SIGN EXACTLY AS NAME APPEARS ABOVE, DATE, AND RETURN
         THIS PROXY FORM PROMPTLY USING THE ENCLOSED POSTPAID ENVELOPE.